UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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ELI LILLY AND COMPANY
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Notice of 2017 Annual Meeting of Shareholders and Proxy Statement

Your vote is important
Please vote by using the Internet, telephone, or by signing, dating, and returning the enclosed proxy card by mail.

Table of Contents

Notice of Annual Meeting of Shareholders	P1
Proxy Statement Summary	P2
Governance	P9
Item 1 - Election of Directors	P9
Board Operations and Governance	P10
Director Qualifications and Nomination Process	P19
Director Compensation	P20
Director Independence	P22
Committees of the Board of Directors	P23
Membership and Meetings of the Board and Its Committees	P25
Board Oversight of Compliance and Risk Management	P26
Highlights of the Company's Corporate Governance	P26
Shareholder Engagement on Governance Issues	P30
Prior Management Proposals to Eliminate Classified Board	P30
Shareholder Proposals and Nominations	P31
Ownership of Company Stock	P32
Compensation	P33
Item 2 - Advisory Vote on Compensation Paid to Named Executive Officers	P33
Compensation Discussion and Analysis	P34
Executive Compensation	P49
Compensation Committee Matters	P58
Item 3 - Frequency of Future Advisory Votes on Named Executive Officer Compensation	P59
Audit Matters	P59
Item 4 - Proposal to Ratify the Appointment of Principal Independent Auditor	P59
Directors' Deferral Plan	P62
Item 5 - Proposal to Amend the Lilly Directors' Deferral Plan	P62
Shareholder Proposals	P64
Item 6 - Shareholder Proposal on Direct and Indirect Political Contributions	P64
Other Information	P66
Meeting and Voting Logistics	P66
Other Matters	P68
Appendix A - Summary of Adjustments Related to the Annual Cash Bonus and Performance Award	P70
Appendix B - The Lilly Directors' Deferral Plan	P72
Annual Meeting Admission Ticket	P88

Notice of 2017 Annual Meeting of Shareholders

To the holders of Common Stock of Eli Lilly and Company:
The 2017 Annual Meeting of Shareholders of Eli Lilly and Company will be held as shown below:

●	TIME AND DATE:	11:00 a.m. EDT, Monday, May 1, 2017
●	LOCATION:	The Lilly Center Auditorium Lilly Corporate Center Indianapolis, Indiana 46285

●	ITEMS OF BUSINESS:	Election of the five directors listed in the proxy statement to serve three-year terms
Approval, by non-binding vote, of the compensation paid to the company's named executive officers
Advisory vote regarding the frequency of future advisory votes on named executive officer compensation
Ratification of Ernst & Young LLP as the principal independent auditors for 2017
Proposal to amend the Lilly Directors' Deferral Plan
Shareholder proposal seeking report regarding direct and indirect political contributions
●	WHO CAN VOTE:	Shareholders of record at the close of business on February 24, 2017
This proxy statement is dated March 20, 2017, and is first being sent or given to our shareholders on or about the date.
See the back page of this report for information regarding how to attend the meeting. Every shareholder vote is important. If you are unable to attend the meeting in person, please sign, date, and return your proxy and/or voting instructions by mail, telephone or through the Internet promptly so that a quorum may be represented at the meeting.
By order of the Board of Directors,
Bronwen L. Mantlo
Secretary
March 20, 2017
Indianapolis, Indiana

Important notice regarding the availability of proxy materials for the shareholder meeting to be held May 1, 2017: The annual report and proxy statement are available at https://www.lilly.com/annualreport2016.

P1

Proxy Statement Summary

General Information

This summary highlights information contained elsewhere in this proxy statement. It does not contain all the information you should consider, and you should read the entire proxy statement carefully before voting.

Meeting:	Annual Meeting of Shareholders	Date:	May 1, 2017
Time:	11:00 a.m. EDT	Location:	The Lilly Center Auditorium Lilly Corporate Center Indianapolis, Indiana 46285
Record Date:	February 24, 2017
Items of Business:	Item 1: Election of the five directors listed in this proxy statement to serve three-year terms.
Item 2: Approval, by non-binding vote, of the compensation paid to the company's named executive officers.
Item 3: Advisory vote regarding the frequency of future advisory votes on named executive officer compensation.
Item 4: Ratification of Ernst & Young LLP as the principal independent auditor for 2017.
Item 5: Proposal to amend the Lilly Directors' Deferral Plan.
Item 6: Shareholder proposal seeking report regarding direct and indirect political contributions.

What Is New In This Year's Proxy Statement

We refined the Shareholder Value Award (SVA), one of the equity compensation programs for our executive officers, to include a Total Shareholder Return (TSR) modifier. The number of shares to be awarded under the SVA will increase or decrease by 1 percent for every percentage point that Lilly's three-year TSR deviates from our peer group's median three-year TSR (capped at +/-20 percent). This change rewards our executive officers for delivering top performance within the industry and increasing shareholder return. Executive officers received a larger portion of their total equity as SVAs (from 50 percent to 60 percent) to incentivize behavior that is aligned with long-term growth.

In December 2016, John C. Lechleiter, Ph.D., retired as President and CEO. David A. Ricks became President and CEO, and a member of the Board of Directors, on January 1, 2017. Dr. Lechleiter will serve as non-executive chairman until May 31, 2017. On June 1, 2017, Mr. Ricks will succeed him as Chairman.

In October 2016, we welcomed Jamere Jackson to the board. Mr. Jackson is CFO of Nielsen Holdings plc.

In February 2017, we welcomed Carolyn R. Bertozzi, Ph.D., to the board. Dr. Bertozzi is the Anne T. and Robert M. Bass Professor of Chemistry and Professor of Chemical and Systems Biology and Radiology at Stanford University. She is an investigator for the Howard Hughes Medical Institute.

In 2017, the board approved an annual compensation cap of $800,000 for non-employee directors, which is reflected in the provisions of the amended Directors' Deferral Plan (see Item 5).

P2

Highlights of 2016 Company Performance

The following provides a brief look at our 2016 performance in three dimensions: operating performance, innovation progress, and shareholder return. See our 2016 annual report on Form 10-K for more details.

Operating Performance
Performance highlights:

•	2016 revenue increased 6 percent to approximately $21.2 billion.

•	2016 earnings per share (EPS) increased 14 percent on a reported basis to $2.58, and increased 3 percent on a non-GAAP basis to $3.52.

*A reconciliation of GAAP and externally reported non-GAAP measures is included in Appendix A.

Innovation Progress
We made significant advances with our pipeline in 2016, including:

•
U.S. approval of a new cardiovascular (CV) indication for Jardiance® (empagliflozin) tablets and an EU label update to include a change to the indication statement regarding the reduction of  risk of CV death in adults with type 2 diabetes and established CV disease.

•	U.S. approval and conditional EU approval for LartruvoTM (olaratumab) for soft tissue sarcoma.

•	U.S., EU, and Japan approval for Taltz® (ixekizumab) for moderate-to-severe plaque psoriasis.

•	Multiple new indications in the EU and Japan for Cyramza.

Shareholder Return
We generated strong TSR (share price appreciation plus dividends, reinvested quarterly) for the three- and five-year periods through year-end 2016. Our returns exceeded both the compensation peer group and the S&P 500 in the three- and five-year periods, but lagged for the one-year period that ended on December 31, 2016:

P3

Governance	Further Information
Item 1: Election of Directors	See page 9

Name and principal occupation	Public boards	Management recommendation	Vote required to pass
Michael L. Eskew, 67	3M Corporation; IBM Corporation; Allstate Insurance Company	Vote FOR	Majority of votes cast
Former Chairman and Chief Executive Officer, United Parcel Service, Inc.
Director since 2008

William G. Kaelin, Jr., M.D., 59		Vote FOR	Majority of votes cast
Professor, Dana-Farber Cancer Institute; Associate Director, Dana-Farber/Harvard Cancer Center
Director since 2012

John C. Lechleiter, Ph.D., 63	Ford Motor Company; Nike, Inc.	Vote FOR	Majority of votes cast
Chairman of the Board, Eli Lilly and Company
Director since 2005
Retirement on May 31, 2017

David A. Ricks, 49		Vote FOR	Majority of votes cast
President and Chief Executive Officer, Eli Lilly and Company
Director since 2017
Chairman, effective June 1, 2017

Marshall S.Runge, M.D., Ph.D., 62		Vote FOR	Majority of votes cast
Executive Vice President for Medical Affairs, University of Michigan
Director since 2013

P4

Our Corporate Governance Policies Reflect Best Practices

✓	Our board membership is marked by leadership, experience, and diversity.

✓	All of our non-employee directors, and all board committee members, are independent, with the exception of Dr. John Lechleiter, our former President and CEO. Dr. Lechleiter will retire in May 2017.

✓	We have a strong, independent lead director role.

✓	Our board actively participates in company strategy and CEO/senior executive succession planning, most recently with respect to our new President and CEO.

✓	Our board oversees compliance and enterprise risk management practices.

✓	We have in place meaningful stock ownership requirements.

✓	We have a majority voting standard and resignation policy for the election of directors.

Compensation	Further Information
Item 2: Advisory Vote on Compensation Paid to Named Executive Officers	See page 33

		Management recommendation	Vote required to pass
Item 2	Approve, by non-binding vote, compensation paid to the company's named executive officers	Vote FOR	Majority of votes cast

Our Executive Compensation Programs Reflect Best Practices

✓	We have had strong shareholder support of compensation practices: in 2016, over 98 percent of shares cast voted in favor of our executive compensation.

✓	Our compensation programs are designed to align with shareholder interests and link pay to performance through a blend of short- and long-term performance measures.

✓
Our Compensation Committee annually reviews compensation programs to ensure they provide incentives to deliver long-term, sustainable business results while discouraging excessive risk-taking or other adverse behaviors.

✓	We have a broad compensation recovery policy that applies to all executives and covers a wide range of misconduct.

✓	Our executive officers (EOs) are subject to robust stock ownership guidelines and are prohibited from hedging or pledging their company stock.

✓	We do not have "top hat" retirement plans—supplemental plans are open to all employees and are limited to restoring benefits lost due to IRS limits on qualified plans.

✓	We do not provide tax gross-ups to EOs (except for limited gross-ups related to international assignments).

✓	We have a very restrictive policy on perquisites.

✓	Our severance plans related to change-in-control generally require a double trigger.

✓	We do not have employment agreements with any of our EOs.

Executive Compensation Summary for 2016
At the time the total target compensation was established at the end of 2015, compensation for our named executive officers (the five officers whose compensation is disclosed in this proxy statement) was in the middle range of the company's peer group. Incentive compensation programs paid out above target, consistent with the company's strong performance in 2016, as outlined below under "Pay for Performance."

Pay for Performance
As described more fully in the Compensation Disclosures and Analysis (CD&A) section, we link our incentive pay programs to a balanced mix of measures on three dimensions of company performance: operating performance; progress with our innovation pipeline; and shareholder return.

P5

The summary information below highlights how our incentive pay programs align with company performance. Please also see Appendix A for adjustments that were made to revenue and EPS for incentive compensation programs.

2016 Annual Cash Bonus Multiple
The company exceeded its annual cash bonus targets for revenue and pipeline progress, but narrowly missed its EPS target.

*Performance goal multiples are capped at 2.0.

P6

2016 Performance Award Multiple
We exceeded our EPS growth targets under our Performance Award program, which has targets based on expected EPS growth of peer companies over a two-year period. This performance resulted in a Performance Award multiple in excess of the target.

2016 Shareholder Value Award Multiple
We significantly exceeded our stock price growth targets under our Shareholder Value Award program, which has targets based on expected large-cap company returns over a three-year period. This performance resulted in a Shareholder Value Award multiple in excess of the target.

P7

Item 3: Advisory Vote Regarding Frequency of Named Executive Officer Compensation	Further Information
See page 59

		Management recommendation	Vote required to pass
Item 3	Advisory vote regarding the frequency of future advisory votes on executive compensation	Annual Advisory Votes	Option receiving the highest number of votes cast

Audit Matters	Further Information
Item 4: Ratification of Appointment of Principal Independent Auditor	See page 59

		Management recommendation	Vote required to pass
Item 4	Ratify the appointment of Ernst & Young LLP as the company's principal independent auditor for 2017	Vote FOR	Majority of votes cast

Lilly Directors' Deferral Plan	Further Information
Item 5: Amendment of the Lilly Directors' Deferral Plan	See page 62

		Management recommendation	Vote required to pass
Item 5	Approve the amendment of Lilly's Directors' Deferral Plan	Vote FOR	Majority of votes cast

The Lilly Directors’ Deferral Plan (the “plan”) provides an ownership position in the company that aligns directors with shareholder interests.

Under the plan, a portion of directors' annual compensation is awarded in deferred shares:

✓	all shares must be held until the second January following the director's departure from board service

✓	no stock options can be issued under the plan.

Changes to the plan include:

✓	authorizing an additional 750,000 shares (the same amount approved in 2003)

✓	an annual compensation cap of $800,000 for non-employee directors.

P8

Shareholder Proposals	Further Information
Item 6: Shareholder proposal seeking report regarding direct and indirect political contributions	See page 64

		Management recommendation	Vote required to pass
Item 6	Proposal seeking report regarding direct and indirect political contributions	Vote AGAINST	Majority of votes cast

Other Information	Further Information
See page 66
How to Vote in Advance of the Meeting
Even if you plan to attend the 2017 Annual Meeting in person, we encourage you to vote prior to the meeting via one of the methods described below.

8    Visit the website listed on your proxy card/voting instruction form to vote VIA THE INTERNET

)    Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE

*    Sign, date, and return your proxy card/voting instruction form to vote BY MAIL

Further information on how to vote is provided at the end of the proxy statement under "Meeting and Voting Logistics."

Voting at our 2017 Annual Meeting
You may also opt to vote in person at the 2017 Annual Meeting, which will be held on Monday, May 1, 2017, at the Lilly Corporate Center, Indianapolis, IN 46285, at 11:00 a.m., local time. See the section titled "Meeting and Voting Logistics" for more information.

Governance

Item 1. Election of Directors

Under the company’s articles of incorporation, the board is divided into three classes with approximately one-third of the directors standing for election each year. The term for directors to be elected this year will expire at the annual meeting of shareholders held in 2020. Each of the nominees listed below has agreed to serve that term, with the exception of John C. Lechleiter, who will retire from the board on May 31, 2017. At that time, the board expects to reduce its size. The following sections provide information about our directors, including their qualifications, the director nomination process, and director compensation.

P9

Board Recommendation on Item 1

The Board recommends that you vote FOR each of the following nominees:

•	Michael L. Eskew

•	William G. Kaelin, Jr., M.D.

•	John C. Lechleiter, Ph.D.

•	David A. Ricks

•	Marschall S. Runge, M.D., Ph.D.

Board Operations and Governance

Board of Directors

Each of our directors is elected to serve until his or her successor is duly elected and qualified. If a nominee is unavailable for election, proxy holders may vote for another nominee proposed by the Board of Directors or, as an alternative, the Board of Directors may reduce the number of directors to be elected at the annual meeting.

Director Biographies

Set forth below is information as of March 8, 2017, regarding the nominees for election, which has been confirmed by each of them for inclusion in this proxy statement. We have provided the most significant experiences, qualifications, attributes, or skills that led to the conclusion that each director or director nominee should serve as one of our directors in light of our business and structure. Full biographies for each of our directors are available on our website at http://www.lilly.com/about/board-of-directors/Pages/board-of-directors.aspx.

No family relationship exists among any of our directors, director nominees, or EOs. To the best of our knowledge, there are no pending material legal proceedings in which any of our directors or nominees for director, or any of their associates, is a party adverse to us or any of our affiliates, or has a material interest adverse to us or any of our affiliates. Additionally, to the best of our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, sanctions, or injunctions during the past 10 years that are material to the evaluation of the ability or integrity of any of our directors or nominees for director. There is no arrangement between any director or director nominee and any other person pursuant to which he or she was or is to be selected as a director or director nominee.

Class of 2017

The following five directors will be seeking election at this year's annual meeting. Four of these directors are standing for reelection; David A. Ricks is seeking election for the first time. Dr. Lechleiter will retire from the board on May 31, 2017. At that time, the board expects to reduce its size. See “Item 1. Election of Directors” above for more information.

P10

Michael L. Eskew Age: 67, Director since 2008 Board Committees: Audit (chair); Directors and Corporate Governance; Finance

Public Boards: 3M Corporation; IBM Corporation; Allstate Insurance Company
Nonprofit Boards: Chairman of the board of trustees of The Annie E. Casey Foundation

Career Highlights	United Parcel Service, Inc., a global shipping and logistics company
• Chairman and Chief Executive Officer (2002 - 2007)
• Vice Chairman (2000 - 2002)
• UPS Board of Directors (1998 - 2014)

Qualifications: Mr. Eskew has CEO experience with UPS, where he established a record of success in managing complex worldwide operations, strategic planning, and building a strong consumer-brand focus. He is an audit committee financial expert, based on his CEO experience and his service on other U.S. company audit committees. He has extensive corporate governance experience through his service on the boards of other companies.

William G. Kaelin, Jr., M.D. Age: 59, Director since 2012 Board Committees: Finance, Science and Technology (chair)

Industry Memberships: Institute of Medicine; National Academy of Sciences; Association of American Physicians; American Society of Clinical Investigation

Honors: Canada Gairdner International Award; Lefoulon-Delalande Prize - Institute of France; Albert B. Lasker Prize

Career Highlights	Dana-Farber/Harvard Cancer Center
• Professor of Medicine (2002 - present)
Brigham and Women's Hospital
• Professor (2002 - present)
Howard Hughes Medical Institute
• Investigator (2002 - present)
• Assistant Investigator (1998 - 2002)

Qualifications: Dr. Kaelin is a prominent medical researcher and academician. He has extensive experience at Harvard Medical School, a major medical institution, as well as special expertise in oncology—a key component of Lilly's business. He also has deep expertise in basic science, including mechanisms of drug action, and experience with pharmaceutical discovery research.

P11

John C. Lechleiter, Ph.D. Age: 63, Director since 2009 Board Committees: none

Industry Memberships: American Chemical Society

Honorary Degrees: Marian University, University of Indianapolis, the National University of Ireland, Indiana University, Franklin College, and Purdue University

Public Boards: Ford Motor Company; Nike, Inc.
Non-profit Boards: United Way Worldwide, chairman; Chemical Heritage Foundation; and the Central Indiana Corporate Partnership (member emeritus)

Career Highlights	Eli Lilly and Company
• Chairman of the Board (2009 - present)
• Past President and CEO (2008 - 2016)

Qualifications: Dr. Lechleiter serves as Lilly's non-executive chairman. He will retire from the board on May 31, 2017. Dr. Lechleiter served as President and CEO from April 1, 2008 until his retirement on December 31, 2016. Prior to his retirement, Dr. Lechleiter had over 37 years of experience with the company in a variety of roles of increasing responsibility in research and development, pharmaceutical operations, and corporate administration. As a result, he has a sound understanding of pharmaceutical research and development, sales and marketing, and manufacturing. He also has significant corporate governance experience through his service on other public company boards.

David A. Ricks Age: 49, Director since 2017 Board Committees: none

Industry Memberships: European Federation of Pharmaceutical Industries and Associations (EFPIA); Pharmaceutical Research and Manufacturers of America (PhRMA)

Non-profit Boards: Board of Governors for Riley Children's Foundation

Career Highlights	Eli Lilly and Company
• President and CEO (2017 - present)
• Senior Vice President and President, Lilly Bio-Medicines (2012 - 2016)

Qualifications: Mr. Ricks was named President and CEO on January 1, 2017, and became a director at that time. He will be named Chairman on June 1, 2017. Mr. Ricks joined Lilly in 1996 and most recently served as president of Lilly Bio-Medicines. He has deep expertise in product development, global sales and marketing, as well as public policy. He has significant global experience in the company's commercial operations.

P12

Marschall S. Runge, M.D., Ph.D. Age: 62, Director since: 2013 Board Committees: Public Policy and Compliance; Science and Technology

Industry Memberships: Experimental Cardiovascular Sciences Study Section of the National Institutes of Health

Career Highlights	University of Michigan
• CEO, Michigan Medicine (2015 - present)
• Executive Vice President for Medical Affairs (2015 - present)
• Dean, Medical School (2015 - present)
University of North Carolina, School of Medicine
• Executive Dean (2010 - 2015); Chair of the Department of Medicine (2000 - 2015)
• Principal Investigator and Director of the North Carolina Translational and Clinical Sciences Institute

Qualifications: Dr. Runge brings the unique perspective of a practicing physician who has a broad background in health care, clinical research, and academia. He has extensive experience as a practicing cardiologist, a strong understanding of health care facility systems, and deep expertise in biomedical research and clinical trial design.

Class of 2018

The following four directors will continue in office until May 2018.

Katherine Baicker, Ph.D. Age: 45, Director since: 2011 Board Committees: Audit; Public Policy and Compliance

Industry Memberships: Commissioner of the Medicare Payment Advisory Commission; Chair of the Group Insurance Commission of Massachusetts; Panel of Health Advisers to the Congressional Budget Office; Editorial boards of Health Affairs and the Journal of Health Economics; and Member of the National Academy of Medicine

Career Highlights	Harvard T.H. Chan School of Public Health, Department of Health Policy and Management
• Professor of health economics (2007 - present)
• C. Boyden Gray Professor and Acting Chair, Department of Health Policy and Management (2014 - present)
Council of Economic Advisers, Executive Office of the President
• Member (2005 - 2007)
• Senior Economist (2001 - 2002)

Qualifications: Dr. Baicker is a leading researcher in the fields of health economics, public economics, and labor economics. As a valued adviser to numerous health care-related commissions and committees, her expertise in health care policy and health care delivery is recognized in both academia and government.

P13

J. Erik Fyrwald Age: 57, Director since: 2005 Board Committees: Public Policy and Compliance (chair); Science and Technology

Non-profit Boards: UN World Food Program Farm to Market Initiative; Crop Life International; and Swiss American Chamber of Commerce

Career Highlights	Syngenta International AG, a global Swiss-based agriculture technology company that produces agrochemicals and seeds
• Chief Executive Officer (2016 - present)
Univar, Inc., a leading distributor of industrial and specialty chemicals and provider of related services
• President and Chief Executive Officer (2012 - 2016)
Nalco Company, a leading provider of water treatment products and services
• Chairman and Chief Executive Officer (2008 - 2011)
Ecolab, a leading provider of cleaning, sanitization, and water treatment products and services
• President (2012)
E.I. duPont de Nemours and Company, a global chemical company
• Group Vice President, agriculture and nutrition (2003 - 2008)

Qualifications: Mr. Fyrwald has a strong record of operational and strategic leadership in three complex worldwide businesses with a focus on technology and innovation. He is an engineer by training and has significant CEO experience with Syngenta, Univar, and Nalco.

Jamere Jackson Age: 47, Director since 2016 Board Committees: Audit; Finance

Non-profit Boards: Future 5

Career Highlights	Nielsen Holdings plc, a global information, data, and measurement company
• Chief Financial Officer (2014 - present)
GE
• Vice President and CFO, GE Oil & Gas, drilling and surface division (2013 ‑ 2014)
• Senior Executive, Finance, GE Aviation (2007 - 2013)
• Finance Executive, GE Corporate (2004 - 2007)

Qualifications: Through his senior financial roles at Nielsen and GE, Mr. Jackson brings to the board significant global financial expertise and strong background in strategic planning, having spent his professional career in a broad range of financial and strategic planning roles. He is an audit committee financial expert, based on his CFO experience and his training as a certified public accountant.

P14

Ellen R. Marram Age: 70, Director since 2002, lead director since 2012 Board Committees: Compensation, Directors and Corporate Governance (chair)

Public Boards: Ford Motor Company, The New York Times Company Prior Public Boards: Cadbury plc Private Boards: Newman's Own, Inc.

Non-profit Boards: Wellesley College; New York-Presbyterian Hospital; Lincoln Center Theater; and Newman's Own Foundation

Career Highlights	The Barnegat Group LLC, provider of business advisory services
• President (2006 - present)
North Castle Partners, LLC, private equity firm
• Managing Director (2000 - 2006)
Tropicana Beverage Group
• President and Chief Executive Officer (1993 - 1998)
Nabisco Biscuit Company, a unit of Nabisco, Inc.
• President and Chief Executive Officer (1988 - 1993)

Qualifications: Ms. Marram is a former CEO with a strong marketing and consumer-brand background. Through her nonprofit and private company activities, she has a special focus and expertise in wellness and consumer health. Ms. Marram has extensive corporate governance experience through service on other public company boards in a variety of industries.

Jackson P. Tai Age: 66, Director since 2013 Board Committees: Audit; Finance

Public Boards: MasterCard Incorporated, Royal Philips NV, HSBC Holdings plc
Prior Boards: The Bank of China Limited; Singapore Airlines; NYSE Euronext; ING Groep NV; CapitaLand (Singapore); DBS Group Holdings and DBS Bank

Other (non publicly listed) Boards: Russell Reynolds Associates; Canada Pension Plan Investment Board; Metropolitan Opera; Rensselaer Polytechnic Institute

Career Highlights	DBS Group Holdings and DBS Bank (formerly the Development Bank of Singapore), one of the largest financial services groups in Asia
• Vice Chairman and Chief Executive Officer (2002 - 2007)
• President and Chief Operating Officer (2001 - 2002)
J.P. Morgan & Co. Incorporated, a leading global financial institution
• 25-year career in investment banking, including senior management responsibilities in New York, Tokyo, and San Francisco

Qualifications: Mr. Tai is a former CEO with extensive experience in international business and finance, and is an audit committee financial expert. He has deep expertise in the Asia-Pacific region, a key growth market for Lilly. He also has broad corporate governance experience from his service on public company boards in the U.S., Europe, and Asia.
.

P15

Class of 2019

The following five directors are serving terms that will expire in May 2019. Dr. Prendergast will retire from the board on May 1, 2017. At that time, the board expects to reduce its size.

Ralph Alvarez Age: 61, Director since 2009 Board Committees: Compensation (chair); Science and Technology

Memberships and Other Organizations: University of Miami: President's Council; School of Business Administration Board of Overseers; International Advisory Board

Public Boards: Skylark Co., Ltd.; Lowe's Companies, Inc.; Dunkin' Brands Group, Inc.; Realogy Holdings Corp.
Prior Public Boards: McDonald's Corporation; KeyCorp

Career Highlights	Skylark Co., Ltd., a leading restaurant operator in Japan
• Chairman of the Board (2013 - present)
McDonald's Corporation
• President and Chief Operating Officer (2006 - 2009)

Qualifications: Through his senior executive positions at Skylark Co., Ltd. and McDonald’s Corporation, as well as with other global restaurant businesses, Mr. Alvarez has extensive experience in consumer marketing, global operations, international business, and strategic planning. His international experience includes a special focus on Japan and emerging markets. He also has extensive corporate governance experience through his service on other public company boards.

Carolyn R. Bertozzi, Ph.D. Age: 50, Director since 2017 Board Committees: Public Policy and Compliance; Science and Technology

Industry Memberships and Other Organizations: American Chemical Society; American Society for Biochemistry and Molecular Biology; American Chemical Society Publications, Editor-in-Chief of ACS Central Science; Institute of Medicine; National Academy of Sciences; American Academy of Arts and Sciences

Honors: MacArthur Genius Award; Lemelson MIT Prize; Heinrich Wieland Prize, National Academy of Sciences Award in the Chemical Sciences

Career Highlights	Stanford University
• Anne T. and Robert M. Bass Professor of Chemistry, Professor of Chemical and Systems Biology and Radiology by courtesy (2015 - present)
Howard Hughes Medical Institute
• Investigator (2000 - present)
University of California, Berkeley
• T.Z. and Irmgard Chu Professor of Chemistry and Professor of Molecular and Cell Biology (1996 - 2015)

Qualifications: Dr. Bertozzi is a prominent researcher and academician. She has extensive experience at Stanford University and the University of Berkeley, California, two major research institutions. Her deep expertise spans the disciplines of chemistry and biology, with an emphasis on studies of cell surface glycosylation associated with cancer, inflammation and bacterial infection, and exploiting this knowledge for development of diagnostic and therapeutic approaches.

P16

R. David Hoover Age: 71, Director since 2009 Board Committees: Finance (Chair); Directors and Corporate Governance

Memberships and Other Organizations: Indiana University Kelley School of Business, Dean's Council

Public Boards: Ball Corporation; Edgewell Personal Care Co.
Prior Public Boards: Qwest International, Inc.; Steelcase, Inc.
Non-profit Boards: Children's Hospital Colorado; DePauw University

Career Highlights	Ball Corporation, a provider of packaging products, aerospace and other technologies and services to commercial and governmental customers

• Chairman (2002 - 2013)
• Chairman and CEO (2010 - 2011)
• President and Chief Executive Officer (2001 - 2010)
• Chief Operating Officer (2000 - 2001)
• Chief Financial Officer (1998 - 2000)

Qualifications: Mr. Hoover has extensive CEO experience at Ball Corporation, with a strong record of leadership in operations and strategy. He has deep financial expertise as a result of his experience as CEO and CFO of Ball. He also has extensive corporate governance experience through his service on other public company boards.

Juan R. Luciano Age: 55, Director since 2016 Board Committees: Finance; Public Policy and Compliance

Public Boards: Archer Daniels Midland Company; Wilmar
Non-profit Boards: Boys and Girls Clubs of America

Career Highlights	Archer Daniels Midland Company, a global food-processing and commodities-trading company

• Chairman (January 2016 - present)
• Chief Executive Officer and President (2015 - present)
• President (2014 - 2015)
• Executive Vice President and Chief Operating Officer (2011 - 2014)
The Dow Chemical Company, a multinational chemical company

• Executive Vice President and President, Performance Division (2010 - 2011)

Qualifications: Mr. Luciano has CEO and global business experience with Archer Daniels Midland Company, where he has established a reputation for strong result-oriented and strategic leadership, as well as many years of global leadership experience at The Dow Chemical Company. He brings to the board a strong technology and operations background, along with expertise in the food and agriculture sectors, an expanding area of focus for Lilly and its Elanco business.

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Franklyn G. Prendergast, M.D., Ph.D. Age: 72, Director since 1995 Board Committees: Public Policy and Compliance; Science and Technology

Public Boards: Cancer Genetics Incorporated

Career Highlights	Mayo Medical School
• Edmond and Marion Guggenheim Professor of Biochemistry and Molecular Biology (1986 - 2014)
• Professor of Molecular Pharmacology and Experimental Therapeutics (1987 - 2014)
• Mayo Clinic Center for Individualized Medicine, Director Emeritus (2006 - 2012)
Mayo Clinic Cancer Center
• Director Emeritus (1995 - 2006)

Qualifications: Dr. Prendergast is a prominent medical clinician, researcher, and academician. He has extensive experience in senior-most administration at Mayo Clinic, a major medical institution, and as director of its renowned cancer center. He retired from Mayo at the end of 2014. He has special expertise in two critical areas for Lilly—oncology and personalized medicine. As a medical doctor, he brings an important practicing-physician perspective to the Board’s deliberations.

Kathi P. Seifert Age: 67, Director since 1995 Board Committees: Audit; Compensation

Public Boards: Investors Community Bank Private Boards: Appvion, Inc. Prior Public Boards: Albertsons; Revlon Consumer Products Co.; Supervalue Inc.; Lexmark International, Inc.

Non-profit Boards: Community Foundation for the Fox Valley Region; Fox Cities Building for the Arts; Fox Cities Chamber of Commerce; New North

Career Highlights	Kimberly-Clark Corporation, a global consumer products company
• Executive Vice President (1999 - 2004)
Katapult, LLC, a provider of pro bono mentoring and consulting services to non-profit organizations
• Chairman (2004 - present)

Qualifications: Ms. Seifert is a retired senior executive of Kimberly-Clark. She has strong expertise in consumer marketing and brand management, having led sales and marketing for several worldwide brands, with a special focus on consumer health. She has extensive corporate governance experience through her other board positions.

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Director Qualifications and Nomination Process

Director Qualifications
The board assesses board candidates by considering the following:

Experience: Our directors are responsible for overseeing the company's business consistent with their fiduciary duties. This significant responsibility requires highly skilled individuals with various qualities, attributes, and professional experience. The board is well-rounded, with a balance of relevant perspectives and experience, as illustrated in the following charts:

CEO Experience:		8
Financial Expertise:		7
Relevant Scientific/Academic Expertise:	6
Healthcare Experience:		7
Operational/Strategic Expertise:				10
International Experience:			8
Marketing and Sales Expertise:		7

Board Tenure and Refreshment:
In 2016 and 2017, the board added three new non-employee members: Mr. Juan Luciano, Mr. Jamere Jackson, and Dr. Carolyn R. Bertozzi, as well as Mr. David A. Ricks. Also in 2016 and 2017, three members retired or will retire from the board: Ms. Karen Horn, Dr. John Lechleiter, and Dr. Frank Prendergast.

As the following chart demonstrates, our director composition also reflects a mix of tenure on the board, which provides an effective balance of historical perspective and an understanding of the evolution of our business with fresh perspectives and insights.

2 Years Tenure or Less:		4
3-5 Years:		4
6-10 Years:	3
More than 10 Years:			5

Diversity: The board strives to achieve diversity in the broadest sense, including persons diverse in geography, gender, ethnicity, and experiences. Although the board does not establish specific diversity goals or have a stand-alone diversity policy, the board's overall diversity is an important consideration in the director selection and nomination process. The Directors and Corporate Governance Committee assesses the effectiveness of board diversity efforts in connection with the annual nomination process as well as in new director searches. The company's sixteen directors range in age from 45 to 72, and include four women and five ethnically diverse members.

Character: Board members should possess the personal attributes necessary to be an effective director, including unquestioned integrity, sound judgment, a collaborative spirit, and commitment to the company, our shareholders, and other constituencies.

Director Nomination Process
The board delegates the director screening process to the Directors and Corporate Governance Committee, which receives input from other board members. Potential directors are identified from several sources, including executive search firms retained by the committee, incumbent directors, management, and shareholders.

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The committee employs the same process for evaluating all candidates, including those submitted by shareholders. The committee initially evaluates a candidate based on publicly available information and any additional information supplied by the party recommending the candidate. If the candidate appears to satisfy the selection criteria and the committee’s initial evaluation is favorable, the committee, assisted by management or a search firm, gathers additional data on the candidate’s qualifications, availability, probable level of interest, and any potential conflicts of interest. If the committee’s subsequent evaluation continues to be favorable, the candidate is contacted by the Chairman of the Board and one or more of the independent directors, including the lead director, for direct discussions to determine the mutual level of interest in pursuing the candidacy. If these discussions are favorable, the committee makes a final recommendation to the board to nominate the candidate for election by the shareholders (or to select the candidate to fill a vacancy, as applicable).

The committee performs periodic assessments of the overall composition and skills of the board in order to ensure that the board and management are actively engaged in succession planning for directors, and that our board reflects the appropriate viewpoints, diversity, and expertise necessary to support our complex and evolving business. The committee, with input from all board members, also considers the contributions of the individual directors at least every three years when considering whether to nominate the director to a new three-year term. The results of these assessments inform the board's recommendations on nominations for directors at the annual meeting each year and help provide us with insight on the types of experiences, skills, and other characteristics we should be seeking for future director candidates. Based on this assessment, the committee has recommended that the directors in the 2017 class be elected at the 2017 annual meeting.

Director Compensation

Director compensation is reviewed and approved annually by the board, on the recommendation of the Directors and Corporate Governance Committee. Directors who are employees receive no additional compensation for serving on the board.

Cash Compensation
The following table shows the retainers and meeting fees for all non-employee directors in effect in 2016.

Board Retainers (annual, paid in monthly installments)		Committee Retainers (annual, paid in monthly installments)

Annual Board Retainer	$110,000	Audit Committee; Science and Technology Committee members (including the chairs)	$6,000

Annual Retainers (in addition to annual board retainer):		Compensation Committee; Directors and Corporate Governance; Finance Committee; Public Policy and Compliance Committee members (including the chairs)	$3,000
Lead Director	$30,000
Audit Committee Chair	$18,000
Science and Technology Committee Chair	$15,000
Compensation Committee Chair; Directors and Corporate Governance Committee Chair; Finance Committee Chair; Public Policy and Compliance Committee Chair	$12,000

Directors are reimbursed for customary and usual travel expenses. Directors may also receive additional cash compensation for serving on ad hoc committees that may be assembled from time-to-time.

Stock Compensation
Directors are required to hold meaningful equity ownership positions in the company; accordingly, a significant portion of director compensation is in the form of deferred Lilly stock. Directors are required to hold Lilly stock, directly or through company plans, valued at not less than five times their annual board retainer; new directors are allowed five years to reach this ownership level. All directors serving at least five years have satisfied these guidelines, and all other directors are making progress toward these requirements.

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Non-employee directors received $160,000 of compensation (but no more than 7,500 shares), deposited annually in a deferred stock account in the Lilly Directors’ Deferral Plan (as described below), payable beginning the second January following the director's departure from board service.

Lilly Directors’ Deferral Plan: In addition to stock compensation, the Lilly Directors' Deferral Plan allows non-employee directors to defer receipt of all or part of their cash compensation until after their service on the board has ended. Each director can choose to invest the amounts deferred in one or both of the following two accounts:

Deferred Stock Account. This account allows the director, in effect, to invest his or her deferred cash compensation in company stock. Funds in this account are credited as hypothetical shares of company stock based on the closing stock price on pre-set monthly dates. In addition, the annual stock compensation award as described above is also credited to this account. The number of shares credited is calculated by dividing the $160,000 annual compensation figure by the closing stock price on a pre-set annual date. Hypothetical dividends are “reinvested” in additional shares based on the market price of the stock on the date dividends are paid. Actual shares are issued on the second January following the director's departure from board service.

Deferred Compensation Account. Funds in this account earn interest each year at a rate of 120 percent of the applicable federal long-term rate, compounded monthly, as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the Internal Revenue Code). The aggregate amount of interest that accrued in 2016 for the participating directors was $124,379, at a rate of 3.1 percent. The rate for 2017 is 2.7 percent.

Both accounts may generally only be paid in a lump sum or in annual installments for up to 10 years, beginning the second January following the director’s departure from board service. Amounts in the deferred stock account are paid in shares of company stock.

See Item 5, Amendment of the Lilly Directors' Deferral Plan, for more information regarding this plan.

2016 Compensation for Non-employee Directors

Name[1]	Fees Earned or Paid in Cash ($)	Stock Awards ($)[2]	All Other Compensation and Payments ($)[3]	Total ($)[4]
Mr. Alvarez	$124,250	$160,000	$0	$284,250
Dr. Baicker	$119,000	$160,000	$0	$279,000
Mr. Eskew	$140,000	$160,000	$0	$300,000
Mr. Fyrwald	$131,000	$160,000	$17,434	$308,434
Mr. Hoover	$128,000	$160,000	$30,000	$318,000
Ms. Horn	$53,333	$66,667	$14,050	$134,050
Mr. Jackson	$29,750	$40,000	$0	$69,750
Dr. Kaelin	$134,000	$160,000	$20,500	$314,500
Mr. Luciano	$106,333	$146,667	$0	$253,000
Ms. Marram	$158,000	$160,000	$30,000	$348,000
Dr. Prendergast	$119,000	$160,000	$0	$279,000
Dr. Runge	$123,500	$160,000	$0	$283,500
Ms. Seifert	$119,000	$160,000	$10,800	$289,800
Mr. Tai	$123,500	$160,000	$0	$283,500

1 Carolyn R. Bertozzi, Ph.D., is not included in this chart as she became a board member effective February 2017.

2 Each non-employee director received an award of stock valued at $160,000 (approximately 2,088 shares), except Ms. Horn, who retired from the board in May 2016; Mr. Luciano, who joined the board in

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February 2016; and Mr. Jackson, who joined the board in October 2016. All received a pro-rated award for a partial year of service. This stock award and all prior stock awards are fully vested; however, the shares are not issued until the second January following the director's departure from board service, as described above under “Lilly Directors’ Deferral Plan.” The column shows the grant date fair value for each director’s stock award. Aggregate outstanding stock awards are shown in the “Common Stock Ownership by Directors and Executive Officers” table in the “Stock Units Not Distributable Within 60 Days” column.

[3]
This column consists of amounts donated by the Eli Lilly and Company Foundation, Inc. ("Foundation") under its matching gift program, which is generally available to U.S. employees as well as the non-employee directors. Under this program, the Foundation matched 100 percent of charitable donations over $25 made to eligible charities, up to a maximum of $30,000 per year for each individual. The Foundation matched these donations via payments made directly to the recipient charity. The amounts for Mr. Fyrwald, Ms. Horn, Mr. Kaelin, Ms. Marram, and Ms. Seifert include matching contributions for donations made at the end of 2015 (Mr. Fyrwald - $17,434; Ms. Horn - $7,150; Mr. Kaelin - $19,500; Ms. Marram - $8,000; and Ms. Seifert - $2,550), for which the matching contribution was not paid until 2016.

[4]	Directors do not participate in a company pension plan or non-equity incentive plan.

2017 Director Compensation
In 2017, the board approved an annual compensation cap of $800,000 for non-employee directors, which is reflected in the provisions of the amended Directors' Deferral Plan (see Item 5). Directors' compensation remains unchanged from 2016.

Dr. Lechleiter will continue serving as non-executive chairman until May 31, 2017, at which time he will leave the board. He will be eligible for the director compensation described above, as well as an additional retainer of $200,000 for his service as chairman of the board. His total compensation will be prorated for his partial period of service on the board.

Director Independence

The board annually determines the independence of directors based on a review by the Directors and
Corporate Governance Committee. No director is considered independent unless the board has determined that he or she has no material relationship with the company, either directly or as a partner, significant shareholder, or officer of an organization that has a material relationship with the company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. To evaluate the materiality of any such relationship, the board has adopted categorical independence standards consistent with the New York Stock Exchange (NYSE) listing standards, except that the “look-back period” for determining whether a director’s prior relationship(s) with the company impairs independence is extended from three to four years.
The company's process for determining director independence is set forth in our Standards for Director Independence, which can be found on our website at https://www.lilly.com/who-we-are/governance, along with our Corporate Governance Guidelines.
On the recommendation of the Directors and Corporate Governance Committee, the board determined that each current non-employee director, other than Dr. Lechleiter, is independent. Prior to expiration of her board term in 2016, the board reached the same conclusion regarding Ms. Horn, and determined that the members of each committee also meet our independence standards. The board determined that none of the non-employee directors, other than Dr. Lechleiter, has had during the last four years (i) any of the relationships referenced above or (ii) any other material relationship with the company that would compromise his or her independence. The table that follows includes a description of categories or types of transactions, relationships, or arrangements the board considered in reaching its determinations.

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Director	Organization	Type of Organization	Director Relationship to Organization	Primary Type of Transaction/ Relationship/ Arrangement between Lilly and Organization	2016 Aggregate Percentage of Organization's Revenue
Dr. Baicker	Harvard University	Educational Institution	Employee	Research grants	Less than 0.1 percent
Dr. Bertozzi	Stanford University	Educational Institution	Employee	Research grants	Less than 0.1 percent
Mr. Fyrwald	Syngenta International AG	For-profit Corporation	Executive Officer	Purchases of products	Less than 0.1 percent
	Univar, Inc.	For-profit Corporation	Former Executive Officer	Purchases of products	Less than 0.1 percent
Mr. Jackson	Nielsen Holdings plc	For-profit Corporation	Executive Officer	Purchase of products	Less than 0.1 percent
Dr. Kaelin	Harvard University	Educational Institution	Employee	Research grants	Less than 0.1 percent
	Brigham and Women's Hospital	Health Care Institution	Employee	Research grants	Less than 0.1 percent
	Dana-Farber Cancer Institute	Health Care Institution	Employee	Research grants	Less than 1 percent
Mr. Luciano	Archer Daniels Midland	For-profit Corporation	Executive Officer	Purchases of products	Less than 0.1 percent
				Sales of products	Less than 0.1 percent of Lilly's revenue
Dr. Prendergast	Mayo Clinic and Mayo Medical School	Health Care and Educational Institution	Retired Employee	Research grants	Less than 0.1 percent
	Mayo Foundation	Charitable Organization	Retired employee of affiliated Mayo Clinic and Mayo Medical School	Contributions	Less than 0.1 percent
Dr. Runge	University of Michigan Medical School	Educational Institution	Executive Officer	Research grants	Less than 0.1 percent
	University of North Carolina Medical School	Educational Institution	Executive Officer	Research grants	Less than 0.1 percent
All of the transactions described above were entered into at arm’s length in the normal course of business and, to the extent they are commercial relationships, have standard commercial terms. Aggregate payments to each of the relevant organizations, in each of the last four fiscal years, did not exceed the greater of $1 million or 2 percent of that organization's consolidated gross revenues in a single fiscal year for the relevant four-year period. No director had any direct business relationships with the company or received any direct personal benefit from any of these transactions, relationships, or arrangements.

Committees of the Board of Directors

The duties and membership of the six board-appointed committees are described below. All committee members in 2016 and currently are independent as defined in the NYSE listing requirements, and Lilly's independence standards, and the members of the Audit and Compensation Committees each meet the additional independence requirements applicable to them as members of those committees.

The Directors and Corporate Governance Committee makes recommendations to the board regarding director committee membership and selection of committee chairs. The board has no set policy for rotation of committee members or chairs but annually reviews committee memberships and chair positions, seeking the best blend of continuity and fresh perspectives.

The chair of each committee determines the frequency and agenda of committee meetings. The Audit, Compensation, and Public Policy and Compliance Committees meet alone in executive session on a regular basis; all other committees meet in executive session as needed.

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All six committee charters are available online at https://www.lilly.com/who-we-are/governance, or upon request to the company's corporate secretary.

Audit Committee

Assists the board in fulfilling its oversight responsibilities by monitoring:

•	The integrity of financial information provided to the shareholders and others;

•	Management's systems of internal controls and disclosure controls;

•	The performance of internal and independent audit functions; and

•	The company's compliance with legal and regulatory requirements.

The committee has sole authority to appoint or replace the independent auditor, subject to shareholder ratification.

The Board of Directors has determined that Mr. Eskew, Mr. Jackson, and Mr. Tai are audit committee financial experts, as defined in the SEC rules.

Compensation Committee

•Oversees the company’s global compensation philosophy and policies;
•Establishes the compensation of our chief executive officer (CEO) and other EOs;

•	Acts as the oversight committee with respect to the company’s deferred compensation plans, management stock plans, and other management incentive compensation programs; and

•	Reviews succession plans for the CEO and other senior leadership positions.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members:
•has ever been an officer or employee of the company;

•
is or has been a participant in a related-person transaction with the company (see “Review and Approval of Transactions with Related Persons” for a description of our policy on related-person transactions); or

•	has any other interlocking relationships requiring disclosure under applicable SEC rules.

Directors and Corporate Governance Committee

•	Together with the lead director, leads the process for director recruitment;

•	Recommends to the board candidates for membership on the board and its committees, as well as for the role of lead director; and

•	Oversees matters of corporate governance, including board performance, director independence and compensation, the corporate governance guidelines, and shareholder engagement on governance matters.

Finance Committee

Reviews and makes recommendations to the board regarding financial matters, including:

•	capital structure and strategies;

•	dividends;

•	stock repurchases;

•	capital expenditures;

•	investments, financing, and borrowings;

•	benefit plan funding and investments;

•	financial risk management; and

•	significant business development opportunities.

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Public Policy and Compliance Committee

•
Oversees the processes by which the company conducts its business so that the company will do so in a manner that complies with laws and regulations and reflects the highest standards of integrity; and

•	Reviews and makes recommendations regarding policies, practices, and procedures of the company that relate to public policy and social, political, and economic issues.

Science and Technology Committee

•	Reviews and makes recommendations regarding the company’s strategic research goals and objectives;

•	Reviews new developments, technologies, and trends in pharmaceutical research and development;

•	Reviews the progress of the company's product pipeline;

•	Reviews the scientific aspects of significant business development opportunities; and

•	Oversees matters of scientific and medical integrity and risk management.

Membership and Meetings of the Board and Its Committees

In 2016, each director attended at least 80 percent of the total number of meetings of the board and the committees on which he or she served during his or her tenure as a board or committee member. In addition, all board members are expected to attend the annual meeting of shareholders, and all directors then serving attended the meeting in 2016. Current committee membership and the number of meetings of the board and each committee in 2016 are shown in the table below.

Name	Board	Audit	Compensation	Directors and Corporate Governance	Finance	Public Policy and Compliance	Science and Technology
Mr. Alvarez	✓		C				✓
Dr. Baicker	✓	✓				✓
Dr. Bertozzi	✓					✓	✓
Mr. Eskew	✓	C		✓	✓
Mr. Fyrwald	✓					C	✓
Mr. Hoover	✓			✓	C
Mr. Jackson	✓	✓			✓
Dr. Kaelin	✓				✓		C
Dr. Lechleiter	C
Mr. Luciano	✓				✓	✓
Ms. Marram	LD		✓	C
Dr. Prendergast	✓					✓	✓
Mr. Ricks	✓
Dr. Runge	✓					✓	✓
Ms. Seifert	✓	✓	✓
Mr. Tai	✓	✓			✓
Number of 2016 Meetings	7	10	7	6	4	4	5

C	Committee Chair

LD	Lead Director

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Board Oversight of Compliance and Risk Management

The board, together with the Audit and Public Policy and Compliance Committees, oversees the processes by which the company conducts its business to ensure the company operates in a manner that complies with laws and regulations and reflects the highest standards of integrity.

The company also has an enterprise risk management program overseen by its chief ethics and compliance officer, who reports directly to the CEO. Enterprise risks are identified and prioritized by management through both top-down and bottom-up processes. The top priorities are assigned to a board committee or full board for oversight. Company management is charged with managing risk through robust internal processes and controls. The enterprise risk management program as a whole is reviewed annually at a full board meeting, and enterprise risks are also addressed in periodic business function reviews and at the annual board and senior management strategy session.

Code of Ethics

The board approves the company's code of ethics, which is set out in:

The Red Book: a comprehensive code of ethical and legal business conduct applicable to all employees worldwide and to our Board of Directors. The Red Book is reviewed and approved annually by the board.

Code of Ethical Conduct for Lilly Financial Management: a supplemental code for our CEO and all members of financial management, in recognition of their unique responsibilities to ensure proper accounting, financial reporting, internal controls, and financial stewardship.

These documents are available online at: https://www.lilly.com/who-we-are/governance/ethics-and-compliance-program and https://www.lilly.com/ethical-conduct-for-financial-management, or upon request to the company's corporate secretary. In the event of any amendments to, or waivers from, a provision of the code affecting the chief executive officer, chief financial officer, chief accounting officer, controller, or persons performing similar functions, we intend to post on the above website within four business days after the event a description of the amendment or waiver as required under applicable Securities and Exchange Commission rules. We will maintain that information on our website for at least 12 months.

Highlights of the Company’s Corporate Governance

The company is committed to good corporate governance, which promotes the long-term interests of shareholders and other company stakeholders, builds confidence in our company leadership, and strengthens accountability for the board and company management. The board has adopted corporate governance guidelines that set forth the company's basic principles of corporate governance. The section that follows outlines key elements of the guidelines and other governance matters. Investors can learn more by reviewing the corporate governance guidelines, which are available online at https://www.lilly.com/who-we-are/governance or upon request to the company’s corporate secretary.

Role of the Board

The directors are elected by the shareholders to oversee the actions and results of the company’s management. The board exercises oversight over a broad range of areas, but the board's key responsibilities include:

•	providing general oversight of the business;

•	approving corporate strategy;

•	approving major management initiatives;

•	selecting, compensating, evaluating, and, when necessary, replacing the chief executive officer, and

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compensating other senior executives;

•	ensuring that an effective succession plan is in place for all executive officers and reviewing the broader talent management process, including diversity and inclusion;

•	overseeing the company’s ethics and compliance program and management of significant business risks;

•	nominating, compensating, and evaluating directors; and

•	overseeing the company's enterprise risk management program.

Board Composition and Requirements

Mix of Independent Directors and Officer-Directors
There should always be a substantial majority (75 percent or more) of independent directors. The CEO should be a board member.

Voting for Directors
In an uncontested election, directors are elected by a majority of votes cast. An incumbent nominee who fails to receive a majority of the votes cast will tender his or her resignation. The board, on recommendation of the Directors and Corporate Governance Committee, will decide whether to accept the resignation. The company will promptly disclose the board's decision, including, if applicable, the reasons why the board rejected the resignation.

Director Tenure and Retirement Policy
Non-employee directors must retire no later than the date of the annual meeting that follows their seventy-second birthday. The Directors and Corporate Governance Committee has authority to recommend exceptions to this policy. The committee, with input from all board members, also considers the contributions of the individual directors at least every three years when considering whether to nominate the director to a new three-year term.

Other Board Service
In general, no director may serve on more than three other public company boards. The Directors and Corporate Governance Committee may approve exceptions if it determines that the additional service will not impair the director's effectiveness on the Lilly board. The Directors and Corporate Governance Committee reviewed an exception request for Mr. Alvarez (who serves on four other company boards), considering his attendance record and continued engagement in board matters. Upon review, the committee determined that he could effectively balance his other board responsibilities and continue to be a strong contributor to the Lilly board.

Board Confidentiality Policy
The board has adopted a Confidentiality Policy, applicable to all current and future members of the board. The policy prohibits a director from sharing confidential information obtained in his or her role as a director with any outside party except under limited circumstances where the director is seeking legal advice or is required to disclose information by order of law. The Confidentiality Policy can be viewed on the company's website here: http://www.lilly.com/about/corporate-governance/Pages/corporate-governance.aspx.

Leadership Structure; Oversight of Chairman, CEO, and Senior Management

Leadership Structure
The board currently believes that combining the role of Chairman of the Board and the CEO, coupled with a strong lead director position, is the most efficient and effective leadership model for the company, fostering clear accountability, effective decision-making, and alignment on corporate strategy. The board periodically reviews its leadership structure and developments in the area of corporate governance in order to ensure that this approach continues to strike the appropriate balance for the company and our stakeholders, most recently

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during the succession-management process relating to the retirement of Dr. Lechleiter.

Board Independence
The board has put in place a number of governance practices to ensure effective independent oversight, including:

•Executive sessions of the independent directors: held after every regular board meeting.

•
Annual performance evaluation of the chairman and CEO: conducted by the independent directors, the results of which are reviewed with the CEO and considered by the Compensation Committee in establishing the CEO’s compensation for the next year.

•	A strong, independent, clearly defined lead director role: The lead director's responsibilities include:

◦	leading the board’s processes for selecting and evaluating the CEO;

◦	presiding at all meetings of the board at which the chairman is not present;

◦	serving as a liaison between the chairman and the independent directors;

◦	if requested by major shareholders, ensures that she is available for consultation and direct communication;

◦	approving meeting agendas and schedules and generally approving information sent to the board;

◦	conducting executive sessions of the independent directors;

◦	overseeing the independent directors' annual performance evaluation of the chairman and CEO; and

◦	together with the Directors and Corporate Governance Committee, leading the director recruitment process.

The lead director also has authority to call meetings of the independent directors and to retain advisers for the independent directors.

The lead director is appointed annually by the board. Currently Ms. Marram is the lead director.

•
Director access to management and independent advisors: Independent directors have direct access to members of management whenever they deem it necessary, and the company's EOs attend part of each regularly scheduled board meeting. The independent directors and all committees are also free to retain their own independent advisors, at company expense, whenever they feel it would be desirable to do so.

CEO Succession Planning
The Compensation Committee, board, and CEO annually review the company's succession plans for the CEO and other key senior leadership positions. The independent directors also meet without the CEO to discuss CEO succession planning.

During these reviews, the CEO and directors discuss:
•	future candidates for the CEO and other senior leadership positions;
•	succession timing; and
•	development plans for the highest-potential candidates.

The company ensures that the directors have multiple opportunities to interact with the company's top leadership talent in both formal and informal settings in order to allow them to most effectively assess the candidates' qualifications and capabilities. In 2016, the board followed this process, and the independent directors also met without the CEO present when selecting Mr. Ricks to succeed Dr. Lechleiter as president and CEO of the company, effective January 1, 2017.

The independent directors and the CEO maintain a confidential plan for the timely and efficient transfer of the CEO's responsibilities in the event of an emergency or his sudden departure, incapacitation, or death.

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Board Education and Annual Performance Assessment

The company engages in a comprehensive orientation process for incoming new directors. Directors also receive ongoing continuing educational sessions on areas of particular relevance or importance to our company, and we hold periodic mandatory training sessions for the Audit Committee.

Additionally, the Directors and Corporate Governance Committee conducts an annual assessment of the board's performance, board committee performance, and all board processes based on input from all directors.

Conflicts of Interest and Transactions with Related Persons

Conflicts of Interest
Directors must disclose to the company all relationships that create a conflict or an appearance of a conflict. The board, after consultation with counsel, takes appropriate steps to identify actual or apparent conflicts and ensure that all directors voting on an issue are disinterested. A director may be excused from discussions on the issue, as appropriate.

Review and Approval of Transactions with Related Persons
The board has adopted a policy and procedures for review, approval, and monitoring of transactions involving the company and related persons (directors and EOs, their immediate family members, or shareholders of more than 5 percent of the company’s outstanding stock). The policy covers any related-person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Policy: Related-person transactions must be approved by the board or by a committee of the board consisting solely of independent directors, who will approve the transaction only if they determine that it is in the best interests of the company. In considering the transaction, the board or committee will consider all relevant factors, including:

•	the company’s business rationale for entering into the transaction;

•	the alternatives to entering into a related-person transaction;

•	whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally;

•	the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and

•	the overall fairness of the transaction to the company.

Procedures:

•
Management or the affected director or EO will bring the matter to the attention of the chairman, the lead director, the chair of the Directors and Corporate Governance Committee, or the corporate secretary.

•
The chairman and the lead director shall jointly determine (or, if either is involved in the transaction, the other shall determine) whether the matter should be considered by the board or by one of its existing committees.

•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

•	The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified, if appropriate, as promptly as practicable.

•	The board or relevant committee will review the transaction annually to determine whether it continues to be in the company’s best interests.

The Directors and Corporate Governance Committee has approved the following employment relationships that are considered related-party transactions under the SEC rules.

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We have three current employees who are relatives of current or former EOs. Dr. John Bamforth, vice president, chief marketing officer, global marketing, is the spouse of Dr. Susan Mahony, an EO. Myles O’Neill, senior vice president, global drug products, is the spouse of Dr. Fionnuala Walsh, an EO. Finally, Andrew Lechleiter, general manager, Hong Kong, is the son of Dr. John Lechleiter, Lilly's former CEO. For 2016, these three employees received cash compensation, and equity grants between $195,000 and $1,480,000.

All three individuals participate in the company’s benefit programs generally available to U.S. employees. Their compensation is consistent with the compensation paid to other employees at their levels and with the Company's overall compensation principles based on their years of experience, performance, and positions within the company.

Communication with the Board of Directors

You may send written communications to one or more members of the board, addressed to:
Board of Directors
Eli Lilly and Company
c/o Corporate Secretary
Lilly Corporate Center
Indianapolis, IN 46285

Shareholder Engagement on Governance Issues

Each year, the company engages large shareholders and other key constituents to discuss key areas of interest or concern related to corporate governance, as well as any specific issues for the coming proxy season. In 2016, we spoke with a number of our largest investors. Issues discussed included shareholders' perspectives regarding a potential management proposal to eliminate the company's classified board and supermajority voting requirements, proxy access, board composition and recruitment, and the company's executive compensation, among other topics. The overall tone from these conversations was positive and the investors with whom we spoke were generally supportive of our overall compensation and governance policies. We have shared the feedback we received from these conversations with our Compensation Committee and Directors and Corporate Governance Committee. We are committed to continuing to engage with our investors to ensure their diverse perspectives are thoughtfully considered.

Prior Management Proposals to Eliminate Classified Board and Supermajority Voting Requirements
Between 2007 and 2012, each year we submitted management proposals to eliminate the company's classified board structure. The proposals did not pass because they failed to receive a “supermajority vote” of 80 percent of the outstanding shares, as required in the company's articles of incorporation. In addition, in 2010, 2011, 2012, we submitted management proposals to eliminate the supermajority voting requirements themselves. Those proposals also fell short of the required 80 percent vote.

Prior to 2012, these proposals received support ranging from 72 to 77 percent of the outstanding shares. In 2012, the vote was even lower, approximately 63 percent of the outstanding shares, driven in part by a 2012 NYSE rule revision prohibiting brokers from voting their clients' shares on corporate governance matters absent specific instructions from such clients. We have decided not to resubmit those proposals in 2016 based on our discussions with large shareholders as described above and our assessment that the proposals would not be successful. We will continue to monitor this situation and engage with our shareholders on these and other topics to ensure that we continue to demonstrate strong corporate governance and accountability to shareholders.

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Shareholder proposals
If a shareholder wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by November 20, 2017. Proposals should be addressed to the company’s corporate secretary, Lilly Corporate Center, Indianapolis, Indiana 46285. In addition, the company’s bylaws provide that any shareholder wishing to propose any other business at the annual meeting must give the company written notice by November 20, 2017, and no earlier than September 21, 2017. That notice must provide certain other information as described in the bylaws. Copies of the bylaws are available online at https://www.lilly.com/who-we-are/governance or upon request to the company’s corporate secretary.

Shareholder Recommendations and Nominations for Director Candidates
A shareholder who wishes to recommend a director candidate for evaluation should forward the candidate's name and information about the candidate's qualifications to:

Chair of the Directors and Corporate Governance Committee
c/o Corporate Secretary
Lilly Corporate Center
Indianapolis, IN 46285

The candidate must meet the selection criteria described above and must be willing and expressly interested in serving on the board.

Under Section 1.9 of the company’s bylaws, a shareholder who wishes to directly nominate a director candidate at the 2018 annual meeting (i.e., to propose a candidate for election who is not otherwise nominated by the board through the recommendation process described above) must give the company written notice by November 20, 2017, and no earlier than September 21, 2017. The notice should be addressed to the corporate secretary at the address provided above. The notice must contain prescribed information about the candidate and about the shareholder proposing the candidate as described in more detail in Section 1.9 of the bylaws. A copy of the bylaws is available online at https://www.lilly.com/who-we-are/governance. The bylaws will also be provided by mail upon request to the corporate secretary.

We have not received any notice regarding shareholder nominations for board candidates or other shareholder business to be presented at the meeting.

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Ownership of Company Stock

Common Stock Ownership by Directors and Executive Officers
The following table sets forth the number of shares of company common stock beneficially owned by the directors, the named executive officers, and all directors and EOs as a group, as of February 17, 2017. None of the stock or stock units owned by any of the listed individuals has been pledged as collateral for a loan or other obligation.

Beneficial Owners	Common Stock [1]			Stock Units Not Distributable Within 60 Days [4]
	Shares Owned [2]		Stock Units Distributable Within 60 Days [3]
Ralph Alvarez	—		—	35,224
Katherine Baicker, Ph.D.	—		—	12,758
Enrique A. Conterno	144,173		—	41,326
Michael L. Eskew	—		—	34,239
J. Erik Fyrwald	100		—	54,701
Michael J. Harrington	85,314		—	24,524
R. David Hoover	1,500		—	33,724
Jamere Jackson	—		—	522
William G. Kaelin, Jr., M.D.	—		—	11,309
John C. Lechleiter, Ph.D.	1,068,402	[5]	—	106,625
Juan R. Luciano	—		—	2,039
Jan M. Lundberg, Ph.D.	156,219		—	36,252
Ellen R. Marram	1,000		—	49,215
Franklyn G. Prendergast, M.D., Ph.D.	—		—	67,355
Derica W. Rice	424,905	[6]	—	40,518
David A. Ricks	109,620		—	26,822
Marschall S. Runge, M.D., Ph.D.	—		—	7,222
Kathi P. Seifert	3,533		—	61,594
Jackson P. Tai	42,141		—	6,707
All directors and EOs as a group (28 people)[7]:	2,762,123		—	816,332

[1]
The sum of the "Shares Owned" and "Options Exercisable/Stock Units Distributable Within 60 Days" columns represents the shares considered "beneficially owned" for purposes of disclosure in the proxy statement. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and sole investment power with respect to their shares. No person listed in the table owns more than 0.1 percent of the outstanding common stock of the company. All directors and EOs as a group own approximately 0.2 percent of the outstanding common stock of the company.

2 This column includes the number of shares of common stock held individually as well as the number of
401(k) Plan shares held by the beneficial owners indirectly through the 401(k) Plan.

[3]	This column sets forth RSUs that vest within 60 days.
4 For the EOs, this column reflects RSUs that will not vest within 60 days. For the independent directors, this column includes the number of stock units credited to the directors' accounts in the Lilly Directors' Deferral Plan.
5 The shares shown for Dr. Lechleiter include 62,582 shares that are owned by a family foundation for which he is a director. Dr. Lechleiter has shared voting power and shared investment power with respect to the shares held by the foundation. Also included are 6,468 shares held in family trusts. Pursuant to the terms of the trusts, Dr. Lechleiter has shared investment power and no voting power over the shares held in the trusts.

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6 The shares shown for Mr. Rice include 11,596 shares that are owned by a family foundation for which he is a director. Mr. Rice has shared voting power and shared investment power with respect to the shares held by the foundation.
7 Carolyn R. Bertozzi, Ph.D., joined the board in February 2017, and currently does not beneficially own any shares.

Principal Holders of Stock
To the best of the company’s knowledge, the only beneficial owners of more than 5 percent of the outstanding shares of the company’s common stock, as of December 31, 2016, are the shareholders listed below:

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Lilly Endowment Inc. (the Endowment) 2801 North Meridian Street Indianapolis, Indiana 46208	125,575,804	11.4%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	66,415,305	6.0%

BlackRock, Inc. 55 East 52nd Street New York, New York 10055	62,755,539	5.7%

PRIMECAP Management Company 177 E. Colorado Boulevard, 11th Floor Pasadena, CA 91105	57,501,098	5.2%

Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	56,814,140	5.2%

The Endowment has sole voting and sole dispositive power with respect to all of its shares. The Board of Directors of the Endowment is composed of N. Clay Robbins, chairman, president & chief executive officer; Mary K. Lisher; William G. Enright; Daniel P. Carmichael; Charles E. Golden; Eli Lilly II; David N. Shane; Craig Dykstra; and Jennett M. Hill.

The Vanguard Group provides investment management services for various clients. It has sole voting power with respect to 1,522,948 of its shares and sole dispositive power with respect to 64,711,235 of its shares.

BlackRock, Inc. provides investment management services for various clients. It has sole voting power with respect to 54,096,413 of its shares and sole dispositive power with respect to 62,729,638 of its shares.

PRIMECAP Management Company acts as investment advisor to various clients. It has sole voting power with respect to 12,675,302 shares and sole dispositive power with respect to all of its shares.

Wellington Management Company, LLP provides investment management services for various clients. It has shared voting power with respect to 11,484,836 shares and shared dispositive power with respect to all of its shares.

Compensation

Item 2. Advisory Vote on Compensation Paid to Named Executive Officers

Section 14A of the Securities Exchange Act of 1934 provides the company's shareholders with the opportunity to approve, on an advisory basis, the compensation of the company's named executive officers as disclosed in the proxy statement. Our compensation philosophy is designed to attract and retain highly talented individuals and motivate them to create long-term shareholder value by achieving top-tier corporate

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performance while embracing the company’s values of integrity, excellence, and respect for people.

The Compensation Committee and the Board of Directors believe that our executive compensation aligns well with our philosophy and with corporate performance. Executive compensation is an important matter for our shareholders. We routinely review our compensation practices and engage in ongoing dialog with our shareholders in order to ensure our practices are aligned with stakeholder interests and reflect best practices.

We request shareholder approval, on an advisory basis, of the compensation of the company’s named executive officers as disclosed in this proxy statement. As an advisory vote, this proposal is not binding on the company. However, the Compensation Committee values input from shareholders and will consider the outcome of the vote when making future executive compensation decisions.

Board Recommendation on Item 2

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, the compensation tables, and related narratives provided below in this proxy statement.
Compensation Discussion and Analysis (CD&A)

This CD&A describes our executive compensation philosophy, the Compensation Committee's process for setting executive compensation, the elements of our compensation program, the factors the committee considered when setting executive compensation in 2016, and how the company's results affected incentive payouts for 2016 performance.

Say-on-Pay Results for 2016

At last year's annual meeting, more than 98 percent of the shares cast voted in favor of the company's Say-on-Pay proposal on executive compensation. Management and the Compensation Committee view this vote as supportive of the company's overall approach toward executive compensation.

Our Philosophy on Compensation

At Lilly, our mission is to make medicines that help people live longer, healthier, more active lives. In order to accomplish our mission, we must attract, engage, and retain highly talented individuals who are committed to the company's core values of integrity, excellence, and respect for people. Our compensation programs are designed to help us achieve these goals while balancing the long-term interests of our shareholders and customers.

Objectives
Our compensation and benefits programs are based on the following objectives:

•
Reflect individual and company performance. We reinforce a high-performance culture by linking pay with individual performance and company performance. As employees assume greater responsibilities, the proportion of total compensation based on company performance and shareholder returns increases. We perform an annual review to ensure the programs provide incentives to deliver long-term, sustainable business results while discouraging excessive risk-taking or other adverse behaviors.

•
Attract and retain talented employees. Compensation opportunities should be competitive with our peer group and reflect the level of job impact and responsibilities. Retention of talent is an important factor in the design of our compensation and benefit programs.

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•
Implement broad-based programs. While the amount of compensation paid to employees varies, the overall structure of our compensation and benefit programs is broadly similar across the organization to encourage and reward all employees who contribute to our success.

•
Consider shareholder input. Management and the Compensation Committee consider the results of our annual Say-on-Pay vote and other sources of shareholder feedback when designing compensation and benefit programs.

Compensation Committee's Processes and Analyses

Process for setting compensation
The Compensation Committee considers the following in determining executive compensation:

•	Assessment of the executive's individual performance and contribution.

•
CEO: Generally, the independent directors, under the direction of the lead director, meet with the CEO at the beginning of each year to agree upon the CEO's performance objectives for the year. At the end of the year, the independent directors meet to assess the CEO's achievement of those objectives along with other factors, including contribution to the company's performance and ethics and integrity. The year-end evaluation is used in setting the CEO's compensation for the next year. In June 2016, David A. Ricks was appointed to serve as CEO, effective January 1, 2017. His compensation for the role of President and CEO was set at the time of his appointment.

•
Other Executive Officers (EOs): The committee receives individual performance assessments and compensation recommendations from the CEO and exercises its judgment based on the board's knowledge and interactions with the EOs. Each EO's performance assessment is based on achievement of objectives established between such EO and the CEO at the start of the year, as well as other factors, including the demonstration of Lilly values and leadership behaviors. For new EOs, compensation is set at time of promotion or offer.

•	Assessment of company performance. The Compensation Committee considers company performance in two ways:

•	As a factor in establishing potential compensation for the coming year, the committee considers overall company performance during the prior year across a variety of metrics.

•
To determine payouts under the cash and equity incentive programs, the committee establishes specific company performance goals related to revenue, earnings per share (EPS), progress of our pipeline portfolio, stock price growth, and Total Shareholder Return (TSR) relative to our peer companies.

•
Peer-group analysis. The committee uses peer-group data as a market check for compensation decisions, but does not use this data as the sole basis for its compensation targets. The company does not target a specific position within that range of market data.

•
Input from an independent compensation consultant concerning executive pay. The role of the independent compensation consultant is described in more detail under the "Compensation Committee Matters" section that follows the CD&A.

Competitive pay assessment
Our peer group is comprised of companies that directly compete with us, operate in a similar business model, and employ people with the unique skills required to operate an established biopharmaceutical company. The committee selects a peer group whose median market cap and revenues are broadly similar to Lilly. The committee reviews the peer group at least every three years. The committee reviewed the peer group in 2015. The committee removed Allergan (acquired by Actavis Plc) and replaced Abbott with Shire Plc, lowering the peer group median revenues and market cap. The peer group referenced in December 2015 when assessing competitive pay included: Abbvie, Amgen, AstraZeneca, Baxter, Biogen, Bristol-Myers Squibb, Celgene, Gilead, GlaxoSmithKline, Hoffman-La Roche, Johnson & Johnson, Medtronic, Merck, Novartis,

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Pfizer, Sanofi-Aventis, and Shire Plc. With the exception of Johnson & Johnson, Novartis, and Pfizer, peer companies were no greater than three times our size with regard to both measures. The committee included these three companies despite their size because they compete directly with Lilly, have similar business models, and seek to hire from the same pool of management and scientific talent. In the aggregate, the company’s total compensation to named executive officers, when reviewed at the end of 2015, was in the middle range of the peer group.

Components of Our Compensation

Our executive compensation has three components: (1) base salary; (2) annual cash bonus, which is calculated based on company's performance relative to internal targets for revenue, earnings per share (EPS), and the progress of the pipeline; and (3) two different forms of equity incentives: (i) Performance Awards (PAs)—equity awards vesting over three years, with a performance component measuring the company's two-year growth in EPS relative to the expected peer group growth followed by a 13-month service-vesting period; and (ii) Shareholder Value Awards (SVAs)—performance-based equity awards that pay out based on absolute company stock price growth and total shareholder return (TSR) relative to peers, both measured over a three-year period, followed by a one-year holding period. Executives also receive a company benefits package, described below under "Other Compensation Practices and Information - Employee Benefits."

Adjustments to reported financial results
The Compensation Committee has authority to adjust the reported revenue and EPS on which incentive compensation payouts are determined in order to eliminate the distorting effect of unusual income or expense items. These items may impact year-over-year growth percentages or improve comparability with peer companies. The committee considers the adjustments approved by the Audit Committee for reporting non-GAAP EPS and other adjustments, based on guidelines approved by the committee prior to the performance period. Further details on the adjustments for 2016 and the rationale for making these adjustments are set forth in Appendix A, "Summary of Adjustments Related to the Annual Cash Bonus and Performance Award." For ease of reference, throughout the CD&A and the other compensation disclosures we refer simply to "revenue" and "EPS" but we encourage you to review the information in Appendix A to understand the adjustments from GAAP revenue and EPS that were approved.

1.	Base Salary

Base salaries are reviewed and established annually, and may also be adjusted upon promotion, following a change in job responsibilities, or to maintain market competitiveness. Salaries are based on each person's level of contribution, responsibility, and expertise, along with peer group data.

Annual base salary increases are established based upon a corporate budget for salary increases, which is set considering company performance over the prior year, expected company performance for the following year, and general external trends. In setting salaries, the Compensation Committee seeks to retain, motivate, and reward successful performers while maintaining affordability within the company's business plan.

2.	Annual Cash Bonus

The Eli Lilly and Company Bonus Plan (Bonus Plan) is designed to reward successful achievement of the company's financial plans and pipeline objectives for the year. The bonus is based on company performance in three areas over the course of the year, relative to internal targets: (1) revenue; (2) EPS; and (3) pipeline progress.

Company performance goals and individual bonus targets are set at the beginning of each year, and actual bonuses can range from 0 to 200 percent of an individual's bonus target. In establishing performance goals, the Compensation Committee references the annual operating plan. Each year, the committee reviews the relative weighting for each of the factors. The 2016 weightings remained unchanged from the prior year:

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Goal	Weighting
Revenue performance	25%
EPS performance	50%
Pipeline progress	25%

Based on this weighting, the company bonus multiple is calculated as follows:

(0.25 x revenue multiple) + (0.50 x EPS multiple) + (0.25 x pipeline multiple)
= company bonus multiple

Multiples for each performance goal can range from 0—2.0.

The annual cash bonus payout is calculated as follows:

company bonus multiple x individual bonus target x base salary earnings = payout

To preserve tax deductibility of bonus payouts, EOs are subject to the Executive Officer Incentive Plan (EOIP), which sets limits on allowable bonus amounts. Under the EOIP, the maximum annual cash bonus allowable is calculated based on non-GAAP net income (generally described in "Adjustments to Reported Results" in Appendix A to this proxy statement) for the year. For the CEO, the maximum bonus award is 0.3 percent of non-GAAP net income. For other EOs, the maximum amount is 0.15 percent of non-GAAP net income. EOs will not receive any annual cash bonus payments unless the company has a positive non-GAAP net income for the year.

Once the maximum payout for an EO is determined, the Compensation Committee has the discretion to reduce (but not increase) the amount of the annual cash bonus to be paid. In exercising this discretion, the committee intends to award EOs the lesser of (i) the bonuses they would have received under the Bonus Plan or (ii) the EOIP maximum bonuses.

3.	Equity Incentives

The company grants two types of equity incentives to EOs—PAs and SVAs. The PAs are designed to focus company leaders on multiyear operational performance relative to peer companies. The SVAs align earned compensation with long-term growth in shareholder value and relative performance within our industry. The Compensation Committee has the discretion to adjust downward (but not upward) any EO's equity award payout from the amount yielded by the applicable formula.

Performance Awards
PAs vest over three years. Potential shares are earned based on achieving EPS growth targets over a two-year performance period, followed by an additional 13-month service-vesting period in the form of restricted stock units ("RSUs"). The growth-rate targets are set relative to the median expected EPS growth for the peer group. These awards do not accumulate dividends during the two-year performance period, but do accumulate dividends during the service-vesting period.

The Compensation Committee believes EPS growth is an effective measure of operational performance because it is closely linked to shareholder value, is broadly communicated to the public, is easily understood by employees, and allows for objective comparisons to peer group performance. Consistent with our compensation objectives, company performance exceeding the expected peer group median will result in above-target payouts, while company performance lagging the expected peer group median will result in below-target payouts. Possible payouts range from 0 to 150 percent of the target depending on EPS growth over the performance period.

The measure of EPS used in the PA program differs from the measure used in our annual cash bonus program in two ways. First, the target EPS goal in the bonus program is set with reference to internal goals

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that align to our annual operating plan for the year, while the target EPS goal in the PA program is set relative to expected growth rates among our peer group. Second, the bonus program measures EPS over a one-year period, while the PA program measurers EPS over a two-year period. In a given year, as seen in prior years, the bonus program may pay out above target while the PA pays at threshold (or vice versa).

Shareholder Value Awards
SVAs are earned based on Lilly's share price (and beginning in 2016, relative TSR performance). SVAs have a three-year performance period, and any shares paid out are subject to a one-year holding requirement. No dividends are accrued during the performance period. SVAs pay out above target if Lilly stock outperforms an expected compounded annual rate of return and below target if company stock underperforms that rate of return. The expected rate of return includes dividends and is based on the three-year TSR that a reasonable investor would consider appropriate for investing in a basket of large-cap U.S. companies, as determined by the Compensation Committee. The target share price is based on this expected rate of return less the company’s dividend yield, applied to the starting share price. EOs receive no payout if Lilly's TSR for the three-year period is zero or negative.

Possible payouts based on share price growth goals (prior to applying the applicable modifier described below) range from 0 to 150 percent of the target amount, depending on stock performance over the period.

Beginning with the 2016-2018 SVA award, a modifier based on Lilly's three-year cumulative TSR relative to our peer companies' median TSR performance will be applied to payouts for EOs. If Lilly's TSR is above the median of our peers, the payout is increased by 1 percent for every percentage point Lilly's TSR exceeds the median (up to a maximum of 20 percent). Likewise, if Lilly's TSR is below our peers' median, the payout will be reduced by up to a maximum of 20 percent. The committee added the relative TSR modifier to the SVA program because it ensures senior leaders' rewards align with shareholder experience while encouraging strong performance within the industry.

Pay for Performance

The mix of compensation for the CEO and other named executive officers (NEO) reflects our desire to link executive compensation with company performance. As reflected in the charts below, a substantial portion of the target pay for all named executive officers is performance-based. Both the annual cash bonus and equity payouts are contingent upon company performance, with the bonus factoring in performance over a one-year period, and equity compensation factoring in performance over a longer term (as described above under "Components of Our Compensation - 3. Equity Incentives").

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2016 Target Total Compensation

Performance Review Process
In setting potential EO compensation for 2016, the Compensation Committee considered both individual and company performance during 2015.

2015 Individual NEO Performance
A summary of the committee's review of the individual NEOs is provided below:

Dr. John Lechleiter: In accordance with the company’s Corporate Governance Guidelines, the independent directors conducted a review of Dr. Lechleiter’s performance during 2015, which was provided to the Compensation Committee during a private session.  Under Dr. Lechleiter’s leadership, the company increased its growth prospects in the medium and long term and drove near-term volume growth, attributable to new products including Cyramza, Trulicity®, and Jardiance. In 2015, the company launched Basaglar and Portrazza®, following the successful launch of three new molecular entities (NMEs) in 2014. In addition, the company achieved the successful integration of Novartis Animal Health and led an initiative to improve the efficiency and sustainability of the company’s research and development process. Dr. Lechleiter continued to set a positive tone of integrity, inclusiveness, safety, and compliance in his internal and external interactions.

Derica Rice: Mr. Rice demonstrated strong leadership of our portfolio management in partnership with Dr. Lundberg. The committee noted the portfolio review process is far more robust than in past years. His function met very difficult financial targets while continuing to provide outstanding support to the business.

Jan Lundberg: Dr. Lundberg led Lilly Research Laboratories positive pipeline progression, including regulatory approvals for Cyramza in 2nd-line gastric cancer in Japan and 2nd-line metastatic colorectal cancer in the U.S., Trulicity in Japan, Humalog® U-200 Kwikpen, and Glyxambi® in the U.S., and Synjardy® in the U.S. and Europe. In addition, regulatory submissions were completed for Taltz and all planned Phase 3 trial starts were achieved.

Dr. Lundberg played a key leadership role in reorganizing external research. He sponsored the expansion of our research capabilities in San Diego and Boston and progressed our next-generation development strategy.

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Michael Harrington: Mr. Harrington provided thoughtful counsel on a variety of issues including commercial practices, pricing, intellectual property policy, and several other areas. He was instrumental in several successful negotiations with external parties, and the company prevailed in several patent lawsuits including Alimta® in the U.S. and Europe.

Enrique Conterno: Under Mr. Conterno's leadership, the Diabetes business had a very strong year beating revenue and earnings targets. The business successfully launched several new products in the U.S. (Trulicity, Humalog U-200 Kwikpen, Glyxambi, and Synjardy). Mr. Conterno drove improvements in manufacturing our insulin products and forged strong partnerships with other functions.

Target Compensation

The information in the section below reflects target total compensation for NEOs for 2016. The actual payouts made to the named executive officers in the form of the 2016 annual cash bonus and equity awards granted in prior years and vesting in 2016 are summarized in the next section, under "2016 Compensation Payouts."

Rationale for Changes to NEO Target Compensation
The committee established 2016 target total compensation opportunities for each NEO based on the NEO's 2015 performance, internal relativity, and peer-group data. The committee determined that an increase to Dr. Lechleiter’s total compensation was appropriate given overall company results and his strong leadership over several years. The committee decided his increase should be delivered entirely in performance-based equity, leaving his base salary and bonus target unchanged from prior years and increasing the target value of his equity. For Dr. Lundberg, the committee believed his base salary was appropriate but increased his bonus target and equity award reflecting the strategic importance and impact of the R&D organization’s success. Messrs. Conterno, Harrington, and Rice received salary increases, aligned with the company's annual increase guidelines, and increases to their bonus targets, reflecting their contributions over time. In light of the Diabetes business's strong performance, Mr. Conterno also received an increase in his equity award.

Base Salary
The following table outlines salary increases, if any, for each named executive approved by the committee in December 2015. Each executive's actual base salary earned during 2016 is reflected in the "Summary Compensation Table" in the "Executive Compensation" section of this proxy.

Name	2015 Annual Base Salary	2016 Annual Base Salary	Increase (effective March 1, 2016)
Dr. Lechleiter	$1,500,000	$1,500,000	—
Mr. Rice	$1,050,300	$1,071,306	2%
Dr. Lundberg	$1,007,855	$1,007,855	—
Mr. Harrington	$788,000	$835,280	6%
Mr. Conterno	$710,205	$731,511	3%

Annual Cash Bonus Targets
Based on a review of internal relativity, peer data, and individual performance, the committee decided to increase bonus targets for all NEOs in 2016, except Dr. Lechleiter, based on the rationale described above. Bonus targets are shown in the table below as a percentage of base salary earnings:

Name	2015 Bonus Target	2016 Bonus Target
Dr. Lechleiter	150%	150%
Mr. Rice	90%	100%
Dr. Lundberg	90%	100%
Mr. Harrington	75%	80%
Mr. Conterno	75%	80%

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Total Equity Program - Target Grant Values
For 2016 equity grants, the committee set the total target values for NEOs based on internal relativity, individual performance, and peer-group data. The committee increased the portion of total equity value allocated to the SVA for all NEOs from 50 percent to 60 percent, as the committee wanted more focus on shareholder return, given the operational focus of both the PA and the annual cash bonus. Total target values for the 2015 and 2016 equity grants to the NEOs were as follows:

Name	2015 Total Equity	2016 Total Equity
Dr. Lechleiter	$10,000,000	$11,000,000
Mr. Rice	$3,800,000	$3,800,000
Dr. Lundberg	$3,400,000	$3,600,000
Mr. Harrington	$2,300,000	$2,300,000
Mr. Conterno	$2,000,000	$2,200,000

Performance Goals for 2016 Incentive Programs

2016 Annual Cash Bonus Goals
The Compensation Committee established the company performance targets for 2016 at the targets specified in the company's 2016 corporate operating plan approved by the Board of Directors in 2015.

These targets are described in 2016 Compensation Payouts under the Bonus Awards for 2016 subsection.

Performance Awards – 2016-2018 PA
In January 2016, the committee established a cumulative, compounded two-year EPS growth target of 7 percent per year based on investment analysts’ peer group estimates at that time.

Possible payouts for the 2016-2018 PA range from 0 to 150 percent of the target, as illustrated in the chart below:

			50% payout

						Target

Payout Multiple		0.00		0.50	0.75	1.00	1.25		1.50
Cumulative 2-Year EPS	≤	$3.52		$6.93	$7.36	$7.80	$8.24	≥	$8.70+
EPS Annual Growth Rate				(1)%	3%	7%	11%		15%

Shareholder Value Awards – 2016-2018 SVA
For purposes of establishing the stock price target for the SVAs, the starting price was $83.74 per share, representing the average of the closing prices of company stock for all trading days in November and December 2015. The target ending share price range was established based on the expected annual rate of return for large-cap companies (8 percent), less an assumed dividend yield of 2.4 percent, rounded to the nearest $0.05. The ending price to determine payouts will be the average of the closing prices of company stock for all trading days in November and December 2018. The award is designed to deliver no payout to EOs if the shareholder return (including projected dividends) is zero or negative. The target share price growth of 5.6 percent per year is comparable to a compounded annual TSR of 8 percent over the three-year performance period. Possible payouts based on share price ranges are illustrated in the grid below.

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Ending Stock Price	Less than $77.51	$77.51-$88.02	$88.03-$98.54	$98.55-$109.06	$109.07-$119.58	Greater than $119.58
Compounded Annual Share Price Growth Rate (excluding dividends)	Less than(2.5%)	(2.5%)-1.7%	1.7-5.6%	5.6%-9.2%	9.2%-12.6%	Greater than 12.6%
Percent of Target	0%	50%	75%	100%	125%	150%

EO awards are subject to a relative TSR modifier, which is applied to the payout indicated by the grid below. The number of shares to be paid will increase or decrease by 1 percent for every percentage point Lilly's three-year TSR deviates from our peer group's median three-year TSR, capped at 20 percent.

2016 Compensation Payouts

The information in this section reflects the amounts paid to NEOs for the 2016 annual cash bonus and payouts from equity awards granted in prior years for which the relevant performance period ended in 2016.

2016 Company Performance - Compensation
For 2016, the company exceeded its revenue target with annual revenues of $21.2 billion. The company fell short of its EPS target, with EPS of $3.52. The company also made significant progress on its pipeline, meeting or exceeding most targets for pipeline progress, highlighted by regulatory approval for Lartruvo and Taltz, along with 19 other new approvals, indications, or line extensions during 2016.

Bonus Award for 2016
The company's 2016 performance compared to targets for revenue, EPS, and pipeline progress, as well as the resulting bonus multiple, is illustrated below.

	2016 Corporate Target	Adjusted Results	Multiple¹
Revenue	$20.6 billion	$21.2 billion	1.33
EPS	$3.55	$3.52	0.91
Pipeline score	3	4.08	1.54
Resulting Bonus Multiple			1.17

¹Performance goal multiples are capped at 2.0.

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The Science and Technology Committee assessed the company's progress toward achieving product pipeline goals at 4.08 (on a scale of 1 to 5) including:

•	2 new molecular entity (NME) product approvals versus a goal of 2, and 19 other significant approvals versus a goal of 12.

•	1 NME entering into Phase 3 versus a goal of 2 entrants.

•	12 NMEs entering into Phase 1 versus a goal of 9-11 entrants.

•	4 new indications or line extensions (NILEX) entering into Phase 3 versus a goal of 4-5 entrants.

•
exceeded targets for Speed to Launch: project plans across the portfolio reflected faster time to launch than industry benchmarks scoring a 4 of 5; progressed projects in the portfolio faster than planned timelines scoring a 5 of 5.

•	subjective assessment of the quality of the pipeline, considering many factors—awarded a score of 4 of 5, recognizing a strong year for innovation.

Based on the recommendation of the Science and Technology Committee, the Compensation Committee certified a pipeline score of 4.08, resulting in a pipeline multiple of 1.54.

Combined, the revenue, EPS, and pipeline progress multiples yielded a bonus multiple of 1.17.
(0.25 x 1.33) + (0.50 x 0.91) + (0.25 x 1.54) = 1.17 bonus multiple

The cash bonus amounts paid to NEOs for 2016 are reflected in the "Summary Compensation Table" below.

Equity Award Performance Periods Ending in 2016

2015-2017 Performance Award
The target cumulative EPS for the 2015-2017 PA was set in the first quarter of 2015 reflecting expected industry growth of 1.0 percent each year over the two-year performance period of 2015-2016. The company's annual EPS growth for the two-year period was 7.9 percent, reflecting the positive contribution of our newer products as we return to a period of growth.

The company's performance compared to target (and the resulting multiple) for the 2015-2017 PA is reflected in the charts below.

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For the NEOs, the number of shares subject to an additional 13-month service-vesting period under the 2015-2017 PA is reflected in the table below (this information is also included in footnote 5 to the "Outstanding Equity Awards" table in the "Executive Compensation" section below):

Name	Target Shares	RSUs Earned
Dr. Lechleiter	71,083	106,625
Mr. Rice	27,012	40,518
Dr. Lundberg	24,168	36,252
Mr. Harrington	16,349	24,524
Mr. Conterno	14,217	21,326

2014-2016 Shareholder Value Award
The target stock price of $56.95 for the 2014-2016 SVA was set in January 2014 based on a beginning stock price of $50.42, which was the average closing price for Lilly stock for all trading days in November and December 2013. The ending stock price of $72.15 represents stock price growth of approximately 43 percent over the relevant three-year period. The company's performance compared to target (and the resulting payout multiple) for the 2014-2016 SVA is shown below.

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The shares paid to NEOs during 2016 for the 2014-2016 SVA were as follows:

Name	Target Shares	Shares Paid Out
Dr. Lechleiter	122,984	172,178
Mr. Rice	51,927	72,698
Dr. Lundberg	40,995	57,393
Mr. Harrington	25,963	36,348
Mr. Conterno	27,330	38,262

Other Compensation Practices and Information

Employee Benefits

The company offers core employee benefits coverage to:

•	provide our workforce with a reasonable level of financial support in the event of illness or injury;

•	provide post-retirement income; and

•	enhance productivity and job satisfaction through benefit programs that focus on overall well-being.

The benefits available are the same for all U.S. employees and include medical and dental coverage, disability insurance, and life insurance. In addition, The Lilly Employee 401(k) plan (401(k) Plan) and The Lilly Retirement Plan (the Retirement Plan) provide U.S. employees a reasonable level of retirement income reflecting employees’ careers with the company. To the extent that any employee’s retirement benefit exceeds Internal Revenue Service (IRS) limits for amounts that can be paid through a qualified plan, the company also offers a nonqualified pension plan and a nonqualified savings plan. These plans provide only the difference between the calculated benefits and the IRS limits, and the formula is the same for all U.S. employees. The cost of employee benefits is partially borne by the employee, including each EO.

Perquisites

The company provides very limited perquisites to EOs. The company does not generally allow personal use of the corporate aircraft; however the aircraft was made available for the personal use of Dr. Lechleiter, prior to his retirement, and for Mr. Ricks beginning in 2017, in very rare cases when the security and efficiency benefits to the company outweigh the expense. The company did not incur any expenses for personal use of its aircraft in 2016 by Dr. Lechleiter, and he received no other perquisites. Depending on seat availability,

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family members and personal guests of EOs may travel on the company aircraft to accompany EOs who are traveling on business. There is no incremental cost to the company for these trips.

The Lilly Deferred Compensation Plan

Members of senior management may defer receipt of part or all of their cash compensation under The Lilly Deferred Compensation Plan (Deferred Compensation Plan), which allows executives to save for retirement in a tax-effective way at minimal cost to the company. Under this unfunded plan, amounts deferred by the executive are credited at an interest rate of 120 percent of the applicable federal long-term rate, as described in more detail following the “Nonqualified Deferred Compensation in 2016” table.

Severance Benefits

Except in the case of a change in control of the company, the company is not obligated to pay severance to EOs upon termination of their employment; any such payments are at the discretion of the Compensation Committee.

The company has adopted change-in-control severance pay plans for nearly all employees, including the EOs. The plans are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control. In addition, the plans are intended to align executive and shareholder interests by enabling executives to evaluate corporate transactions that may be in the best interests of the shareholders and other constituents of the company without undue concern over whether the transactions may jeopardize the executives’ own employment.

Highlights of our change-in-control severance plans
•	all regular employees are covered
•	double trigger generally required
•	no tax gross-ups
•	up to two-year pay protection
•	18-month benefit continuation

Although benefit levels may differ depending on the employee’s job level and seniority, the basic elements of the plans are comparable for all eligible employees:

•
Double trigger. Unlike “single trigger” plans that pay out immediately upon a change in control, our plans generally require a “double trigger”—a change in control followed by an involuntary loss of employment within two years thereafter. This is consistent with the plan's intent to provide employees with financial protection upon loss of employment. A partial exception is made for outstanding PAs, a portion of which would be paid out upon a change in control on a pro-rated basis for time worked based on the forecasted payout level at the time of the change in control. This partial payment is appropriate because it is not possible to convert the company EPS targets into an award based on the surviving company’s EPS. Likewise, if Lilly is not the surviving entity, a portion of outstanding SVAs would be paid out on a pro-rated basis for time worked up to the change in control based on the merger price for company stock.

•
Covered terminations. Employees are eligible for payments if, within two years of the change in control, their employment is terminated (i) without cause by the company or (ii) for good reason by the employee, each as is defined in the plan. See “Executive Compensation - Payments Upon Termination or Change in Control” for a more detailed discussion, including a discussion of what constitutes a change in control.

•
Employees who suffer a covered termination receive up to two years of pay and 18 months of benefits protection. These provisions assure employees a reasonable period of protection of their income and core employee benefits.

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•
Severance payment. Eligible terminated employees would receive a severance payment ranging from six months’ to two years’ base salary. Executives are all eligible for two years’ base salary plus two times the then-current year’s target bonus.

•
Benefit continuation. Basic employee benefits such as health and life insurance would be continued for 18 months following termination of employment, unless the individual becomes eligible for coverage with a new employer. All employees would receive an additional two years of both age and years-of-service credit for purposes of determining eligibility for retiree medical and dental benefits.

•	Accelerated vesting of equity awards. Any unvested equity awards would vest at the time of a covered termination.

•
Excise tax. In some circumstances, the payments or other benefits received by the employee in connection with a change in control could exceed limits established under Section 280G of the Internal Revenue Code. The employee would then be subject to an excise tax on top of normal federal income tax. The company does not reimburse employees for these taxes. However, the amount of change in control-related benefits will be reduced to the 280G limit if the effect would be to deliver a greater after-tax benefit than the employee would receive with an unreduced benefit.

Share Ownership and Retention Guidelines; Prohibition on Hedging and Pledging Shares

Share ownership and retention guidelines help to foster a focus on long-term growth. The CEO is required to own company stock valued at least six times annual base salary. The holding requirement for other EOs ranges from two to three times annual base salary depending on the position. Until the required number of shares is reached, the EO must retain 50 percent of shares net of taxes received from new equity payouts. Our executives have a long history of maintaining significant levels of company stock. As of December 31, 2016, Dr. Lechleiter held shares valued at approximately 59 times his annual salary. Mr. Ricks will retain at least 50 percent of net shares received from future equity payouts until he satisfies these guidelines. The following table shows the share requirements for each NEO:

Name	Share Requirement	Owns Required Shares
Dr. Lechleiter	six times base salary	Yes
Mr. Rice	three times base salary	Yes
Dr. Lundberg	three times base salary	Yes
Mr. Harrington	three times base salary	Yes
Mr. Conterno	three times base salary	Yes

EOs are also required to hold all shares received from equity program payouts, net of acquisition costs and taxes, for at least one year, even once share ownership requirements have been met. For PAs, this holding requirement is met by the 13-month service-vesting period that applies after the end of the performance period.

Non-employee directors and employees are not permitted to hedge their economic exposures to company stock through short sales or derivative transactions. Non-employee directors and all members of senior management are prohibited from pledging any company stock (i.e., using company stock as collateral for a loan or trading shares on margin).

Executive Compensation Recovery Policy

All incentive awards are subject to forfeiture upon termination of employment prior to the end of the performance or vesting period or for disciplinary reasons. In addition, the Compensation Committee has adopted an executive compensation recovery policy, that gives the Compensation Committee broad discretion to claw back incentive payouts from any member of senior management (approximately 160 employees) whose misconduct results in a material violation of law or company policy that causes significant

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harm to the company or who fails in his or her supervisory responsibility to prevent such misconduct by others.

Additionally, the company can recover all or a portion of any EO incentive compensation in the case of materially inaccurate financial statements or material errors in the performance calculation, whether or not they result in a restatement and whether or not the EO has engaged in wrongful conduct.

The recovery policy covers any incentive compensation awarded or paid to an employee at a time when he or she is a member of senior management. Subsequent changes in status, including retirement or termination of employment, do not affect the company’s rights to recover compensation under the policy. Recoveries under the plan can extend back as far as three years.

Looking Ahead to 2017 Compensation

Lilly's board of directors unanimously elected David A. Ricks to assume the role of president and chief executive officer. He became president, chief executive officer, and a director on January 1, 2017, and will become chairman of the board on June 1, 2017.

In connection with his appointment as president and chief executive officer, Mr. Ricks will receive a base salary of $1.4 million and will be eligible for an annual cash bonus with a target value of 150 percent of base salary. Mr. Ricks received an equity award in February 2017 as part of the company's annual equity incentive program with a grant value of $8.5 million. One hundred percent of this grant value was delivered in the form of performance based equity: 60 percent in SVAs and 40 percent in PAs. He does not receive any compensation for his service as a director of the company.

Beginning with 2017 grants, the treatment of performance-based equity awards (Performance Awards and Shareholder Value Awards) in the event of a change-in-control require a “double trigger” (a change-in-control occurs plus termination of employment) to pay. Accrued performance will be used to determine the number of shares earned under the award. The awards will convert to restricted stock units that continue to vest with the new company. They will payout upon the earlier of the completion of the original award period or upon a covered termination.

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Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) [1]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) [2]	Change in Pension Value ($) [3]		All Other Compensation ($) [4]	Total Compensation ($)
John C. Lechleiter, Ph.D.	2016	$1,500,000	$0	$11,000,000	$0	$2,632,500	$3,144,633		$90,000	$18,367,133
Chairman, President, and Chief Executive Officer	2015	$1,500,000	$0	$11,350,000	$0	$3,622,500	$0	[5]	$90,000	$16,562,500
	2014	$1,500,000	$0	$6,750,000	$0	$1,785,000	$4,356,142		$90,000	$14,481,142
Derica W. Rice	2016	$1,067,805	$0	$3,800,000	$0	$1,249,332	$1,739,429		$64,068	$7,920,634
Executive Vice President, Global Services, and Chief Financial Officer	2015	$1,045,200	$0	$4,313,000	$0	$1,514,495	$0	[5]	$62,712	$6,935,407
	2014	$1,019,700	$0	$2,850,000	$0	$780,071	$2,023,458		$61,182	$6,734,411
Jan M. Lundberg, Ph.D.	2016	$1,007,855	$0	$3,600,000	$0	$1,179,190	$627,381		$60,471	$6,474,897
Executive Vice President, Science and Technology, and President, Lilly Research Laboratories	2015	$1,007,855	$0	$3,859,000	$0	$1,460,382	$390,645	[5]	$60,471	$6,778,353
	2014	$1,007,855	$0	$2,250,000	$0	$771,009	$517,761		$60,471	$4,607,096
Michael J. Harrington	2016	$827,400	$0	$2,300,000	$0	$774,446	$1,441,954		$49,644	$5,393,444
Senior Vice President and General Counsel	2015	$784,167	$0	$2,610,500	$0	$946,881	$391,899	[5]	$47,050	$4,780,497
	2014	$765,000	$0	$1,425,000	$0	$487,688	$1,330,586		$45,900	$4,054,174
Enrique A. Conterno	2016	$727,960	$0	$2,200,000	$0	$681,371	$935,408		$43,678	$4,588,417
Senior Vice President and President, Lilly Diabetes	2015	$705,653	$0	$2,270,000	$0	$852,075	$0	[5]	$42,339	$3,870,067
	2014	$682,890	$0	$1,500,000	$0	$435,342	$1,235,839		$40,973	$3,895,044

1 This column shows the grant date fair value of PAs and SVAs computed in accordance with FASB ASC Topic 718. Values for awards subject to performance conditions (PAs) are computed based upon the probable outcome of the performance condition as of the grant date. The PA grant values included in the "Stock Awards" column are based on the probable payout outcome anticipated at the time of grant, which was different from the target value in 2014 and 2015. For purposes of comparison, the supplemental table below shows the total target grant values approved by the committee:

Name	2014 Total Equity	2015 Total Equity	2016 Total Equity
Dr. Lechleiter	$9,000,000	$10,000,000	$11,000,000
Mr. Rice	$3,800,000	$3,800,000	$3,800,000
Dr. Lundberg	$3,000,000	$3,400,000	$3,600,000
Mr. Harrington	$1,900,000	$2,300,000	$2,300,000
Mr. Conterno	$2,000,000	$2,000,000	$2,200,000

The table below shows the minimum, target, and maximum payouts (using the grant date fair value) for the 2016-2018 PA grant included in this column of the "Summary Compensation Table."

Name	Payout Date	Minimum Payout	Target Payout	Maximum Payout
Dr. Lechleiter	February 2019	$0	$4,400,000	$6,600,000
Mr. Rice	February 2019	$0	$1,520,000	$2,280,000
Dr. Lundberg	February 2019	$0	$1,440,000	$2,160,000
Mr. Harrington	February 2019	$0	$920,000	$1,380,000
Mr. Conterno	February 2019	$0	$880,000	$1,320,000

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2     This column shows payments under the bonus plan for performance in each of the respective years. All bonuses paid to NEOs were part of a non-equity incentive plan.

3     The amounts in this column reflect the change in pension value for each individual, calculated by our actuary, and are affected by additional service accruals and pay earned, as well as actuarial assumption changes. The changes in pension values in 2016 were driven to a large extent by a lower discount rate that increased the net present value of pensions. The design of the pension benefit did not change. See the Pension Benefits in 2016 table below for information about the standard actuarial assumptions used. No NEO received preferential or above-market earnings on deferred compensation.

4     The amounts in this column are solely company matching contributions for each individual's 401(k) plan and nonqualified savings plan contributions. The company does not reimburse executives for taxes outside of the limited circumstance of taxes related to employee relocation or a prior international assignment. There were no reportable perquisites or personal benefits.

5     In 2015, the net present value of the pension benefits for Mr. Conterno, Dr. Lechleiter, and Mr. Rice reflect no change from the previous year due to an increase in the discount rate over the prior year. For the other NEOs, increases in pensionable earnings along with an additional year of service partially offset the impact of the increased discount rate.

Grants of Plan-Based Awards During 2016
The compensation plans under which the grants in the following table were made are described in the CD&A and consist of the bonus plan (a non-equity incentive plan) and the 2002 Lilly Stock Plan (which provides for PAs, SVAs, and RSUs).

Name	Award	Grant Date[2]		Compensation Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock or Option Awards: Number of Shares of Stock, Options, or Units	Grant Date Fair Value of Equity Awards
					Threshold ($)	Target ($)	Maximum ($)	Threshold (# shares)	Target (# shares)	Maximum (# shares)
Dr. Lechleiter		__		__	$56,250	$2,250,000	$4,500,000
	2016-2018 PA	2/3/2016	[3]	12/14/2015				30,556	61,111	91,667		$4,400,000
	2016-2018 SVA	2/3/2016	[4]	12/14/2015				64,218	160,545	288,982		$6,600,000
											0
Mr. Rice		__		__	$26,695	$1,067,805	$2,135,610
	2016-2018 PA	2/3/2016	[3]	12/14/2015				10,556	21,111	31,667		$1,520,000
	2016-2018 SVA	2/3/2016	[4]	12/14/2015				22,185	55,461	99,830		$2,280,000
											0
Dr. Lundberg		__		__	$25,196	$1,007,855	$2,015,710
	2016-2018 PA	2/3/2016	[3]	12/14/2015				10,000	20,000	30,000		$1,440,000
	2016-2018 SVA	2/3/2016	[4]	12/14/2015				21,017	52,542	94,576		$2,160,000
											0
Mr. Harrington		__		__	$16,548	$661,920	$1,323,840
	2016-2018 PA	2/3/2016	[3]	12/14/2015				6,389	12,778	19,167		$920,000
	2016-2018 SVA	2/3/2016	[4]	12/14/2015				13,427	33,568	60,422		$1,380,000
											0
Mr. Conterno		__		__	$14,559	$582,368	$1,164,736
	2016-2018 PA	2/3/2016	[3]	12/14/2015				6,111	12,222	18,333		$880,000
	2016-2018 SVA	2/3/2016	[4]	12/14/2015				12,844	32,109	57,797		$1,320,000
											0
1    These columns show the threshold, target, and maximum payouts for performance under the bonus plan. Bonus payouts range from 0 to 200 percent of target. The bonus payment for 2016 performance was 117 percent of target, and is included in the “Summary Compensation Table” in the column titled “Non-Equity Incentive Plan Compensation.”

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2    To assure grant timing is not manipulated for employee gain, the annual grant date is established in advance by the Compensation Committee. Equity awards to new hires and other off-cycle grants are effective on the first trading day of the following month.

3 This row shows the possible payouts for 2016-2018 PA grants. This PA vests in February 2019, with the number of shares ranging from 0 to 150 percent of target. The grant-date fair value of the PA reflects the probable payout outcome anticipated at the time of grant, which was at target value.

4    This row shows the range of payouts for 2016-2018 SVA grants. This SVA will pay out in January 2019, with payouts ranging from 0 to 180 percent of target. We measure the fair value of the SVA on the grant date using a Monte Carlo simulation model.
To receive a payout under the PA or the SVA, a participant must remain employed with the company through the end of the relevant award period (except in the case of death, disability, retirement, or redundancy). No dividends accrue on either PAs or SVAs during the performance period. For the PA, non-preferential dividends accrue during the 13-month service-vesting period (following the two-year performance period) and are paid upon vesting.

Outstanding Equity Awards at December 31, 2016
The 2016 closing stock price applied to the values in the table below was $73.55.

	Stock Awards[1]
Name	Award	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Dr. Lechleiter	2016-2018 SVA				96,502	[2]	$7,097,722
	2015-2017 SVA				105,081	[3]	$7,728,708
	2016-2018 PA				45,896	[4]	$3,375,651
	2015-2017 PA	106,625	[5]	$7,842,269
	2014-2016 PA	46,097	[6]	$3,390,434
Mr. Rice	2016-2018 SVA				99,830	[2]	$7,342,497
	2015-2017 SVA				59,870	[3]	$4,403,439
	2016-2018 PA				31,667	[4]	$2,329,108
	2015-2017 PA	40,518	[5]	$2,980,099
	2014-2016 PA	19,463	[6]	$1,431,504
Dr. Lundberg	2016-2018 SVA				94,576	[2]	$6,956,065
	2015-2017 SVA				53,567	[3]	$3,939,853
	2016-2018 PA				30,000	[4]	$2,206,500
	2015-2017 PA	36,252	[5]	$2,666,335
	2014-2016 PA	15,366	[6]	$1,130,169
Mr. Harrington	2016-2018 SVA				60,422	[2]	$4,444,038
	2015-2017 SVA				36,236	[3]	$2,665,158
	2016-2018 PA				19,167	[4]	$1,409,733
	2015-2017 PA	24,524	[5]	$1,803,740
	2014-2016 PA	9,732	[6]	$715,789
Mr. Conterno	2016-2018 SVA				57,796	[2]	$4,250,896
	2015-2017 SVA				31,510	[3]	$2,317,561
	2016-2018 PA				18,333	[4]	$1,348,392
	2015-2017 PA	21,326	[5]	$1,568,527
	2014-2016 PA	10,244	[6]	$753,446
	RSU	20,000	[7]	$1,471,000

1 The chart no longer includes stock option awards because the company has not awarded stock options to employees since 2006 and there are no outstanding stock option awards.

2    SVAs granted for the 2016-2018 performance period will vest December 31, 2018. The number of shares reported reflects the maximum payout, which will be made if the average closing stock price in November and December

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2018 is over $119.58. Actual payouts may vary from 0 to 180 percent of target. Net shares from any payout must be held by EOs for a minimum of one year. Had the performance period ended December 31, 2016, there would not have been a payout.

3 SVAs granted for the 2015-2017 performance period will vest December 31, 2017. The number of shares reported reflects the maximum payout, which will be made if the average closing stock price in November and December 2017 is over $92.04. Actual payouts may vary from 0 to 140 percent of target. Net shares from any payout must be held by EOs for a minimum of one year. Had the performance period ended December 31, 2016, the payout would have been 60 percent of target.

4    This number represents the threshold value of PA shares that could pay out for 2016-2017 performance period, provided performance goals are met. Once the combined cumulative EPS result and associated payout level is determined at the end of the performance period, the associated number of shares are restricted stock units vesting in February 2019. Actual payouts may vary from 0 to 150 percent of target. The number of shares recorded in the table reflects the payout if the combined cumulative EPS for 2016 and 2017 is $8.70.

5    The performance period ending 2016 for the 2015-2017 PA resulted in a RSU for 150 percent of target shares. The RSU will vest in February 2018.

6    RSUs vested February 2017 from the 2014-2016 PA.

7 This grant was made in 2008 outside of the normal annual cycle and will vest on May 1, 2018.

Options Exercised and Stock Vested in 2016

	Option Awards[1]		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) [2]
Dr. Lechleiter	0	$0	46,623	[3]	$3,687,879
			172,178	[4]	$12,978,778
Mr. Rice	0	$0	19,685	[3]	$1,557,084
			72,698	[4]	$5,479,975
Dr. Lundberg	0	$0	15,541	[3]	$1,229,293
			57,393	[4]	$4,326,284
Mr. Harrington	0	$0	9,066	[3]	$717,121
			36,348	[4]	$2,739,912
Mr. Conterno	0	$0	10,360	[3]	$819,476
			38,262	[4]	$2,884,190

1 The chart no longer includes stock option awards because the company has not awarded stock options to employees since 2006 and there are no outstanding stock option awards.

2 Amounts reflect the market value of the stock on the day the stock vested.

3    RSUs resulting from the 2013-2015 PA vested in February 2016.

4    Payout of the 2014-2016 SVA at 140 percent of target.

Retirement Benefits
We provide retirement income to eligible U.S. employees, including EOs, through the following plans:

•
The 401(k) Plan, a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Participants may elect to contribute a portion of their base salary to the plan, and the company provides matching contributions on employees’ contributions up to 6 percent of base salary up to IRS limits. The employee contributions, company contributions, and earnings thereon are paid out in accordance with elections made by the participant. See the "All Other Compensation" column in the “Summary Compensation

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Table” for information about company contributions under the 401(k) Plan for the named executive officers.

•
The Retirement Plan, a tax-qualified defined benefit plan that provides monthly benefits to retirees. See the “Pension Benefits in 2016” table below for additional information about the value of these pension benefits.

Sections 401 and 415 of the Internal Revenue Code generally limit the amount of annual pension that can be paid from a tax-qualified plan ($265,000 in 2016 and $270,000 in 2017) as well as the amount of annual earnings that can be used to calculate a pension benefit. However, since 1975 the company has maintained a nonqualified pension plan that pays retirees the difference between the amount payable under the Retirement Plan and the amount they would have received without the Internal Revenue Code limits. The nonqualified pension plan is unfunded and subject to forfeiture in the event of bankruptcy. Likewise the company maintains a nonqualified savings plan that allows participants to contribute up to 6 percent of base salary exceeding the IRS limit. The company matches these contributions as described for the 401(k) Plan. For more information, see footnote 3 to the Nonqualified Deferred Compensation in 2016 table.

The following table shows benefits that the named executive officers have accrued under the Retirement Plan and the nonqualified pension plan.

Pension Benefits in 2016

Name		Plan	Number of Years of Credited Service	Present Value of Accumulated Benefit ($) [1]	Payments During Last Fiscal Year ($)
Dr. Lechleiter	[2]	retirement plan (pre-2010)	30	$1,511,207
		retirement plan (post-2009)	7	$256,136
		nonqualified plan (pre-2010)	30	$29,302,586
		nonqualified plan (post-2009)	7	$4,550,732
		total		$35,620,661	$0
Mr. Rice		retirement plan (pre-2010)	20	$839,198
		retirement plan (post-2009)	7	$157,831
		nonqualified plan (pre-2010)	20	$7,474,950
		nonqualified plan (post-2009)	7	$1,332,456
		total		$9,804,435	$0
Dr. Lundberg		retirement plan (post-2009)	7	$267,662
		nonqualified plan (post-2009)	7	$2,118,618
		total		$2,386,280	$0
Mr. Harrington		retirement plan (pre-2010)	18	$797,055
		retirement plan (post-2009)	7	$172,355
		nonqualified plan (pre-2010)	18	$3,454,679
		nonqualified plan (post-2009)	7	$725,032
		total		$5,149,121	$0
Mr. Conterno		retirement plan (pre-2010)	17	$714,937
		retirement plan (post-2009)	7	$151,035
		nonqualified plan (pre-2010)	17	$3,520,850
		nonqualified plan (post-2009)	7	$715,055
		total		$5,101,877	$0

1    The following standard actuarial assumptions were used to calculate the present value of each individual’s accumulated pension benefit:

Discount rate:	4.50 percent for the qualified plan and 4.19 percent for the non-qualified plan
Mortality (post-retirement decrement only):	RP2006 with generational projection using Scale MP2016
Pre-2010 joint and survivor benefit (% of pension):	50% until age 62; 25% thereafter
Post-2009 benefit payment form:	life annuity

2    Dr. Lechleiter retired with full retirement benefits under the old plan formula (pre-2010 benefits) and qualified for early retirement under the new plan formula (post-2009 benefits) as described below.

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The Retirement Plan benefits shown in the table are net present values. The benefits are not payable as a lump sum; they are generally paid as a monthly annuity for the life of the retiree and, if elected, any qualifying survivor. The annual benefit under the retirement plan is calculated using years of service and the average of the annual earnings (salary plus bonus) for the highest five out of the last 10 calendar years of service (final average earnings).

Post-2009 Plan Information: Following amendment of our Retirement Plan formulae, employees hired on or after February 1, 2008 have accrued retirement benefits only under the new plan formula. Employees hired before that date have accrued benefits under both the old and new plan formulae. All eligible employees, including those hired on or after February 1, 2008, can retire at age 65 with at least five years of service and receive an unreduced benefit. The annual benefit under the new plan formula is equal to 1.2 percent of final average earnings multiplied by years of service. Early retirement benefits under this plan formula are reduced 6 percent for each year under age 65. Transition benefits were afforded to employees with 50 points (age plus service) or more as of December 31, 2009. These benefits were intended to ease the transition to the new retirement formula for those employees who were closer to retirement or had been with the company longer at the time the plan was changed. For the transition group, early retirement benefits are reduced 3 percent for each year from age 65 to age 60 and 6 percent for each year under age 60. All named executive officers except Dr. Lundberg are in this transition group.

Pre-2010 Plan Information: Employees hired prior to February 1, 2008, accrued benefits under both plan formulae. For these employees, benefits that accrued before January 1, 2010, were calculated under the old plan formula. The amount of the benefit is calculated using actual years of service through December 31, 2009, while total years of service is used to determine eligibility and early retirement reductions. The benefit amount is increased (but not decreased) proportionately, based on final average earnings at termination compared to final average earnings at December 31, 2009. Full retirement benefits are earned by employees with 90 or more points (the sum of his or her age plus years of service). Employees electing early retirement receive reduced benefits as described below:

•	The benefit for employees with between 80 and 90 points is reduced by 3 percent for each year under 90 points or age 62.

•
The benefit for employees who have less than 80 points, but who reached age 55 and have at least 10 years of service, is reduced as described above and is further reduced by 6 percent for each year under 80 points or age 65.

Nonqualified Deferred Compensation in 2016

Name	Plan	Executive Contributions in Last Fiscal Year ($) [1]	Registrant Contributions in Last Fiscal Year ($) [2]	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($) [3]
Dr. Lechleiter	nonqualified savings	$74,100	$74,100	$29,286	$0	$3,644,437
	deferred compensation	$905,625		$455,090		$15,103,882
	total	$979,725	$74,100	$484,376	$0	$18,748,319
Mr. Rice	nonqualified savings	$48,168	$48,168	($37,232)	$0	$1,496,604
	deferred compensation	$0		$0		$0
	total	$48,168	$48,168	($37,232)	$0	$1,496,604
Dr. Lundberg	nonqualified savings	$44,571	$44,571	($16,968)	$0	$770,282
	deferred compensation	$0		$0		$0
	total	$44,571	$44,571	($16,968)	$0	$770,282
Mr. Harrington	nonqualified savings	$33,744	$33,744	$19,400	$0	$383,119
	deferred compensation	$25,000		$5,196		$174,973
	total	$58,744	$33,744	$24,596	$0	$558,092
Mr. Conterno	nonqualified savings	$27,778	$27,778	$6,444	$0	$710,313
	deferred compensation	$100,000		$34,512		$1,150,774
	total	$127,778	$27,778	$40,956	$0	$1,861,087

1    The amounts in this column are also included in the “Summary Compensation Table,” in the “Salary” column (nonqualified savings) or the “Non-Equity Incentive Plan Compensation” column (deferred compensation).

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2    The amounts in this column are also included in the “Summary Compensation Table,” in the “All Other Compensation” column as a portion of the savings plan match.

3    Of the totals in this column, the following amounts have previously been reported in the “Summary Compensation Table” for this year and for previous years:

Name	2016 ($)	Previous Years ($)	Total ($)
Dr. Lechleiter	$1,053,825	$12,029,531	$13,083,356
Mr. Rice	$96,336	$798,962	$895,298
Dr. Lundberg	$89,142	$527,677	$616,819
Mr. Harrington	$92,488	$184,100	$276,588
Mr. Conterno	$155,556	$605,044	$760,600

The "Nonqualified Deferred Compensation in 2016" table above shows information about two company programs: the nonqualified savings plan and the Deferred Compensation Plan. The nonqualified savings plan is designed to allow each employee to contribute up to 6 percent of his or her base salary, and receive a company match, beyond the contribution limits prescribed by the IRS with regard to 401(k) plans. This plan is administered in the same manner as the 401(k) Plan, with the same participation and investment elections. EOs and other U.S. executives may also defer receipt of all or part of their cash compensation under the Deferred Compensation Plan. Amounts deferred by executives under this plan are credited with interest at 120 percent of the applicable federal long-term rate as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Internal Revenue Code with monthly compounding, which was 3.1 percent for 2016 and is 2.7 percent for 2017. Participants may elect to receive the funds in a lump sum or in up to 10 annual installments following termination of employment, but may not make withdrawals while employed by the company, except in the event of hardship as approved by the Compensation Committee. All deferral elections and associated distribution schedules are irrevocable. Both plans are unfunded and subject to forfeiture in the event of bankruptcy.

Payments Upon Termination or Change in Control (as of December 31, 2016)
The following table describes the potential payments and benefits under the company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. Except for certain terminations following a change in control of the company, as described below, there are no agreements, arrangements, or plans that entitle named executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminating EO (other than following a change in control) would be at the discretion of the Compensation Committee.

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		Cash Severance Payment [1]	Continuation of Medical / Welfare Benefits (present value) [2]	Value of Acceleration of Equity Awards	Total Termination Benefits
Dr. Lechleiter
•	Voluntary retirement	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0
•	Involuntary or good reason termination after change in control	$7,500,000	$18,916	$6,509,535	$14,028,451
Mr. Rice
•	Voluntary termination	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0
•	Involuntary or good reason termination after change in control	$4,285,224	$285,135	$2,403,739	$6,974,098
Dr. Lundberg
•	Voluntary retirement	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0
•	Involuntary or good reason termination after change in control	$4,031,420	$61,519	$2,186,665	$6,279,604
Mr. Harrington
•	Voluntary retirement	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0
•	Involuntary or good reason termination after change in control	$3,007,008	$262,477	$1,453,266	$4,722,751
Mr. Conterno
•	Voluntary termination	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0
•	Involuntary or good reason termination after change in control	$2,633,440	$37,832	$1,555,410	$4,226,682

1    See “Change-in-Control Severance Pay Plan—Cash Severance Payment” below.

2    See “Accrued Pay and Regular Retirement Benefits” and “Change-in-Control Severance Pay Plan—Continuation of medical and welfare benefits” below.

Accrued Pay and Regular Retirement Benefits. The amounts shown in the table above do not include certain payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	accrued salary and vacation pay.

•	regular pension benefits under the Retirement Plan and the nonqualified pension plan. See “Retirement Benefits” above.

•
welfare benefits provided to all U.S. retirees, including retiree medical and dental insurance. The amounts shown in the table above as “Continuation of Medical / Welfare Benefits” are explained below.

•
distributions of plan balances under the 401(k) Plan, the nonqualified savings plan, and the Deferred Compensation Plan. See the narrative following the “Nonqualified Deferred Compensation in 2016” table for information about these plans.

Deferred Compensation. The amounts shown in the table do not include distributions of plan balances under the deferred compensation plan. Those balances are shown in the “Nonqualified Deferred Compensation in 2016” table.

Death and Disability. A termination of employment due to death or disability does not entitle named executive officers to any payments or benefits that are not available to U.S. salaried employees generally.

Termination for Cause. Executives terminated for cause receive no severance or enhanced benefits and forfeit any unvested equity grants.

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Change-in-Control Severance Pay Plan. As described in the CD&A under “Severance Benefits,” the company maintains a change-in-control severance pay plan for nearly all employees, including the named executive officers. The change-in-control plan defines a change in control very specifically, but generally the terms include the occurrence of one of the following: (i) acquisition of 20 percent or more of the company’s stock; (ii) replacement by the shareholders of one half or more of the Board of Directors; (iii) consummation of a merger, share exchange, or consolidation of the company (other than a transaction that results in the Lilly shareholders prior to the transaction continuing to hold more than 60 percent of the voting stock of the combined entity); or (iv) liquidation of the company or sale or disposition of all or substantially all of its assets. The amounts shown in the table for “involuntary or good-reason termination after change in control” are based on the following assumptions and plan provisions:

•
Covered terminations. The table assumes a termination of employment that is eligible for severance under the terms of the plan, based on the named executive officer’s compensation, benefits, age, and service credit at December 31, 2016. Eligible terminations include an involuntary termination for reasons other than for cause or a voluntary termination by the executive for good reason, within two years following the change in control.

•
A termination of an EO by the company is for cause if it is for any of the following reasons: (i) the employee’s willful and continued refusal to perform, without legal cause, his or her material duties, resulting in demonstrable economic harm to the company; (ii) any act of fraud, dishonesty, or gross misconduct resulting in significant economic harm or other significant harm to the business reputation of the company; or (iii) conviction of or the entering of a plea of guilty or nolo contendere to a felony.

•
A termination by the EO is for good reason if it results from: (i) a material diminution in the nature or status of the executive’s position, title, reporting relationship, duties, responsibilities, or authority, or the assignment to him or her of additional responsibilities that materially increase his or her workload; (ii) any reduction in the executive’s then-current base salary; (iii) a material reduction in the executive’s opportunities to earn incentive bonuses below those in effect for the year prior to the change in control; (iv) a material reduction in the executive’s employee benefits from the benefit levels in effect immediately prior to the change in control; (v) the failure to grant to the executive stock options, stock units, performance shares, or similar incentive rights during each 12-month period following the change in control on the basis of a number of shares or units and all other material terms at least as favorable to the executive as those rights granted to him or her on an annualized average basis for the three-year period immediately prior to the change in control; or (vi) relocation of the executive by more than 50 miles.

•	Cash severance payment. The cash severance payment amounts to two times the EO's annual base salary plus two times the EO’s bonus target for that year under the bonus plan.

•
Continuation of medical and welfare benefits. This amount represents the present value of the change-in-control plan’s provision, following a covered termination, of 18 months of continued coverage equivalent to the company’s current active employee medical, dental, life, and long-term disability insurance. Similar actuarial assumptions to those used to calculate incremental pension benefits apply to the calculation for continuation of medical and welfare benefits, with the addition of actual COBRA rates based on current benefit elections.

•
Acceleration of equity awards. Upon a covered termination, any unvested equity awards would vest and a partial payment of outstanding PAs would be made, reduced to reflect the portion of the performance period worked prior to the change in control. Likewise, in the case of a change in control in which Lilly is not the surviving entity, SVAs would pay out based on the change-in-control stock price and be prorated for the portion of the three-year performance period elapsed. The amount in this column represents the value of the acceleration of unvested equity grants, prorated for PAs and SVAs that would have been applicable at December 31, 2016.

•
Excise taxes. Upon a change in control, employees may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The company does not reimburse the affected employees for those excise taxes or any income taxes payable by the employee. To reduce the employee's exposure to excise taxes, the employee’s change-in-control benefit may be decreased to maximize the after-tax benefit to the individual.

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Payments Upon Change in Control Alone. In general, the change-in-control plan is a “double trigger” plan, meaning payments are made only if the employee suffers a covered termination of employment within two years following the change in control. There are limited exceptions for pro-rata portions of PAs and SVAs, based on performance to the date of the change in control, as noted above under "Acceleration of equity awards."

Compensation Committee Matters

Background

Role of the Independent Consultant in assessing Executive Compensation
The Compensation Committee has retained Cimi B. Silverberg of Frederic W. Cook & Co., Inc., as its independent compensation consultant. Ms. Silverberg reports directly to the committee. Neither she nor her firm is permitted to have any business or personal relationship with management or the members of the committee. The consultant’s responsibilities are to:

•	review the company’s total compensation philosophy, peer group, and target competitive positioning for reasonableness and appropriateness;

•	review the company’s executive compensation program and advise the committee of evolving best practices;

•	provide independent analyses and recommendations to the committee on the CEO’s pay;

•	review draft CD&A and related tables for the proxy statement;

•	proactively advise the committee on best practices for board governance of executive compensation; and

•	undertake special projects at the request of the committee chair.

Ms. Silverberg interacts directly with members of company management only on matters under the committee’s oversight and with the knowledge and permission of the committee chair.

Role of EOs and Management in assessing Executive Compensation
With the oversight of the CEO and the senior vice president of human resources and diversity, the company’s global compensation group formulates recommendations on compensation philosophy, plan design, and compensation for EOs (other than the CEO, as noted below). The CEO provides the committee with a performance assessment and compensation recommendation for each of the other EOs. The committee considers those recommendations with the assistance of its consultant. The CEO and the senior vice president of human resources and diversity attend committee meetings; they are not present for executive sessions or any discussion of their own compensation. Only non-employee directors and the committee’s consultant attend executive sessions.

The CEO does not participate in the formulation or discussion of his pay recommendations. He has no prior knowledge of the recommendations that the consultant makes to the committee.

Risk Assessment Process
As a part of the company's overall enterprise risk management program, in 2016 the committee reviewed the company’s compensation policies and practices and concluded that the programs and practices are not reasonably likely to have a material adverse effect on the company. The committee noted numerous policy and design features of the company’s compensation programs and governance structure that reduce the likelihood of inappropriate risk-taking, including, but not limited to:

•	The committee is comprised of independent directors only.

•	The committee engages its own independent compensation consultant.

•	The committee has downward discretion to lower compensation plan payouts.

•	The committee approves all adjustments to financial results that affect compensation calculations.

•	Different measures and metrics are used across multiple incentive plans that appropriately balance cash/stock, fixed/variable pay, and short-term/long-term incentives.

•	Incentive plans have predetermined maximum payouts.

•	Performance objectives are challenging but achievable.

•	Programs with operational metrics have a continuum of payout multiples based upon achievement of performance milestones, rather than "cliffs" that might encourage sub-optimal or improper behavior.

•	A compensation recovery policy is in place for all members of senior management; negative compensation consequences can be applied in cases of serious compliance violations.

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•	Meaningful share ownership requirements are in place for all members of senior management and the board.

Compensation Committee Report
The Compensation Committee evaluates and establishes compensation for EOs and oversees the deferred compensation plan, the company’s management stock plans, and other management incentive and benefit programs. Management has the primary responsibility for the company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Compensation Committee has reviewed and discussed with management the CD&A above. The committee recommended to the Board of Directors that the CD&A be included in this proxy statement for filing with the SEC.

Compensation Committee
Ralph Alvarez, Chair
Ellen R. Marram
Kathi P. Seifert

Item 3. Advisory Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation

In accordance with federal legislation enacted in 2010 requiring advisory shareholder votes on executive compensation, we are required this year to ask shareholders, on an advisory basis, whether they would prefer advisory named executive officer compensation votes every year, every two years, or every three years. Your proxy or voting instruction card allows you to choose the frequency you prefer.

Shareholders should consider the value of having the opportunity every year to voice their opinion on the company’s named executive officer compensation through an advisory vote, weighing that against the additional burden and expense to the company and shareholders of preparing and responding to proposals annually, as well as the other means available to shareholders to provide input on executive compensation.

On balance, we support advisory votes on named executive officer compensation every year, and they are currently occurring annually. We welcome shareholder input and believe that the value of an annual vote outweighs the burden of preparing annual proposals. We also believe annual advisory votes on named executive officer compensation provide a meaningful way to continue dialogue with shareholders regarding this issue.

The board is not bound by this advisory shareholder vote; however, it will give significant weight to shareholder preferences on this matter.

Board Recommendation on Item 3

The Board of Directors recommends that you vote FOR an ANNUAL advisory vote on the compensation of the company's named executive officers as disclosed in its proxy statements.

Audit Matters

Item 4. Ratification of the Appointment of Principal Independent Auditor

Audit Committee Oversight of Independent Auditor
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor, and oversees the process for selecting, reviewing, and evaluating the lead audit partner. Further information regarding the committee's oversight of the independent auditor can be found in the Audit Committee charter, available online at https://www.lilly.com/who-we-are/governance, or upon request to the company's corporate secretary.

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In connection with the decision regarding whether to reappoint the independent auditor each year (subject to shareholder ratification), the committee assesses the independent auditor's performance. This assessment examines three primary criteria: (1) the independent auditor's qualifications and experience; (2) the communication and interactions with the auditor over the course of the year; and (3) the auditor's independence, objectivity, and professional skepticism. These criteria are assessed against an internal and an external scorecard, and are discussed with management during a private session, as well as in executive session. The committee also periodically considers whether a rotation of the company's independent auditor is advisable.

Ernst & Young LLP (EY) served as the principal independent auditor for the company in 2016. Based on this year's assessment of EY's performance, the Audit Committee believes that the continued retention of EY to serve as the company's principal independent auditor is in the best interests of the company and its shareholders, and has therefore reappointed the firm of EY as principal independent auditor for the company for 2017. In accordance with the bylaws, this appointment is being submitted to the shareholders for ratification.

Representatives of EY are expected to be present at the annual meeting and will be available to respond to questions. Those representatives will have the opportunity to make a statement if they wish to do so.

Board Recommendation on Item 4

The Board recommends that you vote FOR ratifying the appointment of Ernst & Young LLP as principal independent auditor for 2017.

Audit Committee Report

The Audit Committee reviews the company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. In this context, the committee has met and held discussions with management and the independent auditor. Management represented to the committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles (GAAP), and the committee has reviewed and discussed the audited financial statements and related disclosures with management and the independent auditor, including a review of the significant management judgments underlying the financial statements and disclosures.

The independent auditor reports to the Audit Committee, which has sole authority to appoint and to replace the independent auditor (subject to shareholder ratification).

The committee has discussed with the independent auditor matters required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (PCAOB) and the NYSE, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and has discussed with the independent auditor the auditor’s independence from the company and its management. In concluding that the auditor is independent, the committee determined, among other things, that the nonaudit services provided by EY (as described below) were compatible with its independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act), the committee has adopted policies to ensure the independence of the independent auditor, such as prior committee approval of nonaudit services and required audit partner rotation.

The committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits, including internal control testing under Section 404 of the Sarbanes-Oxley Act. The committee periodically meets with the internal and independent auditors, with and without management present, and in private sessions with members of senior management (such as the chief financial officer and the chief accounting officer) to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The committee also periodically meets in executive session.

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In reliance on the reviews and discussions referred to above, the committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2016, for filing with the SEC. The committee has also appointed the company’s independent auditor, subject to shareholder ratification, for 2017.

Audit Committee
Michael L. Eskew, Chair
Katherine Baicker, Ph.D.
Jamere Jackson
Kathi P. Seifert
Jackson P. Tai

Services Performed by the Independent Auditor
The Audit Committee preapproves all services performed by the independent auditor, in part to assess whether the provision of such services might impair the auditor’s independence. The committee’s policy and procedures are as follows:

•
Audit services: The committee approves the annual audit services engagement and, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, company structure, or other matters. Audit services include internal controls attestation work under Section 404 of the Sarbanes-Oxley Act. The committee may also preapprove other audit services, which are those services that only the independent auditor reasonably can provide.

•
Audit-related services: Audit-related services are assurance and related services that are reasonably related to the performance of the audit or reviews of the financial statements, and that are traditionally performed by the independent auditor. The committee believes that the provision of these services does not impair the independence of the auditor.

•	Tax services: The committee believes that, in appropriate cases, the independent auditor can provide tax compliance services, tax planning, and tax advice without impairing the auditor’s independence.

•
Other services: The committee may approve other services to be provided by the independent auditor if (i) the services are permissible under SEC and PCAOB rules, (ii) the committee believes the provision of the services would not impair the independence of the auditor, and (iii) management believes that the auditor is the best choice to provide the services.

•
Approval process: At the beginning of each audit year, management requests prior committee approval of the annual audit, statutory audits, and quarterly reviews for the upcoming audit year as well as any other services known at that time. Management will also present at that time an estimate of all fees for the upcoming audit year. As specific engagements are identified thereafter, they are brought forward to the committee for approval. To the extent approvals are required between regularly scheduled committee meetings, preapproval authority is delegated to the committee chair.

For each engagement, management provides the committee with information about the services and fees, sufficiently detailed to allow the committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor.

After the end of the audit year, management provides the committee with a summary of the actual fees incurred for the completed audit year.

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Independent Auditor Fees
The following table shows the fees incurred for services rendered on a worldwide basis by EY in 2016 and 2015. All such services were pre-approved by the committee in accordance with the pre-approval policy.

		2016 ($ millions)	2015 ($ millions)
Audit Fees		$12.8	$13.1
	Annual audit of consolidated and subsidiary financial statements, including Sarbanes-Oxley 404 attestation
	Reviews of quarterly financial statements
	Other services normally provided by the auditor in connection with statutory and regulatory filings
Audit-Related Fees		$0.6	$0.7

Primarily related to assurance and related services reasonably related to the performance of the audit or reviews of the financial statements primarily related to employee benefit plan and other ancillary audits, and due diligence services on potential acquisitions

Tax Fees		$6.7	$5.6
	Primarily related to consulting and compliance services
All Other Fees		$—	$0.1
	2015: primarily related to consulting and compliance services
Total		$20.2	$19.5
*Numbers may not add due to rounding

Directors' Deferral Plan

Item 5. Proposal to Amend the Lilly Directors' Deferral Plan

The Lilly Directors’ Deferral Plan provides an ownership position in the company that aligns directors with shareholder interests. The plan was last approved by shareholders in 2003.

Under the plan, a portion of directors' annual compensation is awarded in deferred shares:

•	all shares must be held until the second January following the director's departure from board service

•	no stock options can be issued under the plan.

Changes to the plan include:

•	authorizing an additional 750,000 shares (the same amount approved in 2003)

•	a cap on non-employee directors’ compensation.

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We summarize the principal features of the plan below, subject to the full text of the plan, which is attached to this proxy statement as Appendix B.

Eligible Participants	The plan is available only to non-salaried directors, as further defined in the plan document. There are currently 17 eligible directors, 13 active and 4 retired.
Plan Administration	The plan is administered by the directors and corporate governance committee of the board.
Shares Authorized
A total of 1,500,000 shares of Lilly stock may be issued or transferred under the restated plan. For the period April 29, 2003, through December 31, 2016, the aggregate number of authorized shares was 750,000. As of February 17, 2017, 300,685 shares have been paid out under the plan and 457,071 shares were credited to participants’ accounts (including retired directors), and those shares would be counted against the share limit.

Recent Stock Price	The closing price of Lilly stock on the New York Stock Exchange on February 17, 2017, was $80.39.
Elective Deferrals
Prior to the beginning of each year, a director may irrevocably elect to defer all or a portion of his or her retainer and meeting fees for the year. The director can choose to have the funds credited to either of two accounts:

• Deferred Compensation Account. Funds are credited monthly and earn interest equal to 120 percent of the applicable long-term federal rate with monthly compounding, as posted by the Internal Revenue Service annually. The interest rate is adjusted each December. Payments from this account are made in cash.

• Deferred Stock Account. This account allows the director, in effect, to invest cash compensation in Lilly stock, with receipt deferred until the second January following the end of board service. Deferred funds are credited monthly, and the annual share award described below is credited annually, as hypothetical shares of Lilly stock, based on the market price of the stock on a monthly valuation date. Hypothetical dividends are reinvested in additional share units based on the market price of the stock on the date that common stock dividends are paid. Payments from this account are made in shares of Lilly stock. No shares are issued or transferred until the second January following the director's departure from board service or the director dies.

Compensation Limits
Each eligible director receives an annual credit to his or her deferred stock account of the number of hypothetical shares of Lilly stock equal to $160,000 on a valuation date specified in the plan (or such other number as the board may establish by resolution). The annual share award may not exceed the lesser of 7,500 shares or an amount equal to $800,000 minus the director’s total cash compensation (including compensation deferred into the plan) for the relevant plan year. In 2016, each independent director was credited with 2,088 shares. The amount of stock compensation is prorated for months of service and may not be adjusted by the board more than once every calendar year.

Payment Options
At the time of the election to defer, the director chooses one of two payment options:

• lump sum on the second January following the director's departure from board service
• from two to ten annual installments beginning on the second January following the director's departure from board service.

The plan includes alternate payment provisions that call for accelerated payment in the case of death of the participant or an unexpected emergency causing a severe financial hardship that cannot be relieved through other available funds (as determined by the committee).

Adjustments for Capital Changes
In the event of stock split, stock dividend, spinoff or other relevant change affecting Lilly stock, the committee will adjust existing account balances in the deferred stock account and will also adjust the total number of shares available under the plan and the maximum annual award amount.

Termination and Amendment of Plan
The plan remains effective until terminated by the board. The board may amend or terminate the plan in its discretion, subject to certain limitations, including that shareholder approval is required for any material amendments to the extent required by applicable NYSE listing standards.

Other Information
The amount of future benefits to be paid under the plan cannot be determined at this time. In 2016, the 17 participants received in the aggregate the following amounts in their accounts:

• Deferred compensation accounts: $124,379 of interest credited
• Deferred stock accounts: 41,779 shares credited
• 97,815 shares paid out to retired participants.

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Equity Compensation Plan Information
The following table presents information as of December 31, 2016, about our other compensation plans under which shares of Lilly stock have been authorized.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted- issuance under equity average exercise price of outstanding, options, warrants, and rights	(c) Number of securities remaining available for future compensation plans(excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—	$—	99,568,453
Equity compensation plan not approved by security holders	—	—	—
Total	—	—	99,568,453

Board Recommendation on Item 5

The Board of Directors recommends a vote FOR the proposal.

Shareholder Proposals

Item 6. Shareholder Proposal: Report Regarding Direct and Indirect Political Contributions

The Comptroller of the State of New York, Thomas P. DiNapoli, trustee of the New York State Common Retirement Fund and the administrative head of the New York State and Local Retirement System, beneficial owner of 2,954,390 shares, has submitted the following proposal:

Shareholder Proposal

Whereas, we believe in full disclosure of Eli Lilly's direct and indirect lobbying activities and expenditures to assess whether Eli Lilly's lobbying is consistent with Eli Lilly's expressed goals and in the best interests of shareholders.

Resolved, the shareholders of Eli Lilly and Company ("Eli Lilly") request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Eli Lilly used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Eli Lilly’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 and 3 above.

For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which Ely Lilly is a member.

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Both "direct and indirect lobbying” and "grassroots lobbying communications" include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Eli Lilly's website.

Supporting Statement
We encourage transparency in the use of corporate funds to influence legislation and regulation, both directly and indirectly. Eli Lilly spent over $15.3 million in 2014 and 2015 on federal lobbying (opensecrets.org). This figure does not include lobbying expenditures to influence legislation in states, where Eli Lilly also lobbies in 48 states ("Amid Federal Gridlock, Lobbying Rises in the States," Center for Public Integrity, February 11, 2016), but disclosure is uneven or absent.

Eli Lilly belongs to the Chamber of Commerce, which has spent over $1.2 billion on lobbying since 1998. Eli Lilly does not disclose its payments to trade associations, or the amounts used for lobbying. Transparent reporting would reveal whether company assets are being used for objectives contrary to Eli Lilly’s long-term interests. For example, Lilly supports smoking cessation, yet the Chamber works to block global smoking laws (“U.S. Chamber Works Globally to Fight Antismoking Measures,” New York Times, June 30, 2015). And Eli Lilly recognizes the risks posed by climate change, yet the Chamber has sued the EPA to block the Clean Power Plan.

And Eli Lilly does not disclose its contributions to tax-exempt organizations that write and endorse model legislation, such as its serving on the Health and Human Services Task Force of the American Legislative Exchange Council (ALEC). ALEC promotes legislation against state regulations addressing climate change. Over 100 companies have publicly left ALEC, including Allergan, Amgen, AstraZeneca, GlaxoSmithKline, Johnson & Johnson, Medtronic and Merk.

Statement in opposition to the Shareholder Proposal Regarding Report on the Company’s Direct and Indirect Political Contributions

The public policy and compliance committee of the board has reviewed this proposal and recommends a vote against it, as we currently publish most of the information requested by the shareholder. The additional reporting requirements are unnecessary, as the information requested is publicly available and this reporting would place an undue administrative burden on the company.

Beginning in 2005, the company has published the following information on our website (www.lilly.com) for both direct company contributions and employee political action committee (PAC) contributions to support candidates for political office, political parties, officials, or committees in the United States:

•	policies and procedures for company and PAC contributions

•	contributions to candidates, including information about the candidate's office (for example, state, local, or federal; House or Senate), party affiliation, state, and district

•	contributions to political organizations and Section 527 organizations reported by state.

This information is updated annually. In addition to the information available on our website, detailed corporate contributions, PAC contribution data, and the company’s direct lobbying expenses are available to the public on the Federal Election Committee website (http://www.fec.gov/disclosure.shtml) and through individual state agencies.

In addition to direct political contributions, Lilly maintains memberships in certain trade associations that report lobbying activity to the U.S. government. We maintain memberships in trade associations and other tax-exempt organizations specific to business and pharmaceutical industry interests, such as PhRMA (Pharmaceutical Research and Manufacturers Association), BIO (Biotechnology Association), Healthcare Leadership Conference, and the National Association of Manufacturers. We support organizations that champion public policies that contribute to pharmaceutical innovation, healthy patients, and a healthy business climate.

The “Lilly Report of Political Financial Support” notes our memberships in trade associations that report lobbying activity to the U.S. government and to which we contribute $50,000 per year or more. Organizations where Lilly has a board seat are also noted.

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These tax exempt organizations are also required to disclose their lobbying expenditures under the Lobbying Act of 1995: they report their lobbying expenditures to the United States Senate.

As we do not control the portion of the organization’s budget spent on lobbying, it is the fact of company membership and support for the trade association, and the trade association’s total lobbying expenditure, that reveals the most about Lilly's political activities.

Board Recommendation on Item 6

The Board of Directors recommends a vote AGAINST the proposal.

Other Information

Meeting and Voting Logistics

Additional items of business
We do not expect any items of business other than those above because the deadline for shareholder proposals and nominations has passed. Nonetheless, if necessary, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Voting
Shareholders as of the close of business on February 24, 2017 (the record date) may vote at the annual meeting. You have one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name as the shareholder of record

•	held for you in an account with a broker, bank, or other nominee

•	attributed to your account in the 401(k) plan.

You may vote your shares in person at the meeting. However, we encourage you to vote by mail, by telephone, or on the Internet even if you plan to attend the meeting.

Required vote
Below are the vote requirements for the various proposals:

•	The five nominees for director will be elected if the votes cast for the nominee exceed the votes cast against the nominee. Abstentions will not count as votes cast either for or against a nominee.

•	The following items of business will be approved if the votes cast for the proposal exceed those cast against the proposal:

•	advisory approval of executive compensation;

•
advisory vote on frequency of vote on named executive officer compensation, with the option receiving the highest number of votes to be given due consideration by the board when determining frequency of such votes;

•	ratification of the appointment of principal independent auditor;

•	amend the directors' deferral plan; and

•	one shareholder proposal.

Abstentions will not be counted either for or against these proposals.

Quorum
A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the annual meeting. As of the record date, 1,103,354,357 shares of company common stock were issued and outstanding.

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Voting by proxy
If you are a shareholder of record, you may vote your proxy by any one of the following methods:

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On the Internet. You may vote online at www.proxyvote.com. Follow the instructions on your proxy card or notice. If you received these materials electronically, follow the instructions in the e-mail message that notified you of their availability. Voting on the Internet has the same effect as voting by mail. If you vote on the Internet, do not return your proxy card.

)
By telephone. Shareholders in the U.S., Puerto Rico, and Canada may vote by telephone by following the instructions on your proxy card or notice. If you received these materials electronically, follow the instructions in the e-mail message that notified you of their availability. Voting by telephone has the same effect as voting by mail. If you vote by telephone, do not return your proxy card.

*
By mail. Sign and date each proxy card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee, or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf with the board’s recommendations.

If you did not receive a proxy card in the materials you received from the company and you wish to vote by mail rather than by telephone or on the Internet, you may request a paper copy of these materials and a proxy card by calling 855-731-6026 (toll free) or 317-433-5112. If you received a notice or an e-mail message notifying you of the electronic availability of these materials, please provide the control number, along with your name and mailing address.

You have the right to revoke your proxy at any time before the meeting by (i) notifying the company’s secretary in writing, or (ii) delivering a later-dated proxy via the Internet, by mail, or by telephone. If you are a shareholder of record, you may also revoke your proxy by voting in person at the meeting.

Voting shares held by a broker
If your shares are held by a broker, the broker will ask you how you want your shares to be voted. You may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides to you. Most brokers offer voting by mail, by telephone, and on the Internet.

If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the principal independent auditor, the broker may vote your shares in its discretion. For all other proposals, the broker may not vote your shares at all.

Voting shares held in the 401(k) plan
You may instruct the plan trustee on how to vote your shares in the 401(k) plan via the Internet, by mail, or by telephone as described above, except that, if you vote by mail, the card that you use will be a voting instruction form rather than a proxy card.

In addition, unless you decline, your vote will apply to a proportionate number of other shares held by participants in the 401(k) plan for which voting directions are not received (except for a small number of shares from a prior stock ownership plan, which can be voted only on the directions of the participants to whose accounts the shares are credited).

All participants are named fiduciaries under the terms of the 401(k) plan and under the Employee Retirement Income Security Act (ERISA) for the limited purpose of voting shares credited to their accounts and the portion of undirected shares to which their vote applies. Under ERISA, fiduciaries are required to act prudently in making voting decisions.

If you do not want to have your vote applied to the undirected shares, you must so indicate when you vote. Otherwise, the trustee will automatically apply your voting preferences to the undirected shares proportionally with

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all other participants who elected to have their votes applied in this manner.

If you do not vote, your shares will be voted by other plan participants who have elected to have their voting preferences applied proportionally to all shares for which voting instructions are not otherwise received.

Proxy cards and notices
If you received more than one proxy card, notice, or e-mail related to proxy materials, you hold shares in more than one account. To ensure that all your shares are voted, sign and return each card. Alternatively, if you vote by telephone or on the Internet, you will need to vote once for each proxy card, notice, or e-mail you receive. If you do not receive a proxy card, you may have elected to receive your proxy statement electronically, in which case you should have received an e-mail with directions on how to access the proxy statement and how to vote your shares. If you wish to request a paper copy of these materials and a proxy card, please call 855-731-6026 (toll free) or 317-433-5112.

Vote tabulation
Votes are tabulated by an independent inspector of election, IVS Associates, Inc.

Attending the annual meeting
Attendance at the meeting will be limited to shareholders of record, those holding proxies from shareholders of record, and invited guests from the media and financial community. All shareholders of record as of the record date may attend by presenting the admission ticket that appears at the end of this proxy statement. Please fill it out and bring it with you to the meeting. The meeting will be held at the Lilly Center Auditorium. Please use the Lilly Center entrance to the south of the fountain at the intersection of Delaware and McCarty streets. You will need to pass through security, including a metal detector. Present your ticket to an usher at the meeting.

Parking will be available on a first-come, first-served basis in the garage indicated on the map at the end of this report. If you have questions about admittance or parking, you may call 855-731-6026 (toll free) or 317-433-5112 (prior to the annual meeting).

The 2018 annual meeting
The company’s 2018 annual meeting is currently scheduled for May 7, 2018.
Other Matters

Householding
We have adopted a procedure approved by the SEC called "householding." Under the householding procedure, certain shareholders, whether they own registered shares or shares in street name, who have the same address will receive only one set of proxy materials, unless one or more of the shareholders at that address has previously notified us that they want to receive separate copies. Each 401(k) Plan participant will continue to receive a copy of all of the proxy materials. Regardless of how you own your shares, if you received a single set of proxy materials as a result of householding, and one or more shareholders at your address would like to have separate copies of these materials with respect to the 2017 annual meeting or in the future, please contact Broadridge Financial Solutions, Inc. at 1-866-540-7095.

Other information regarding the company’s proxy solicitation
The board of directors is soliciting proxies for the 2017 annual meeting. We will pay all expenses in connection with our solicitation of proxies. We will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to and obtaining instructions from persons for whom they hold stock of the company. We expect to solicit proxies primarily by mail and email, but directors, officers, and other employees of the company may also solicit in person or by telephone, fax, or email. We have retained Georgeson LLC to assist in the distribution and solicitation of proxies. Georgeson may solicit proxies by personal interview, telephone, fax, mail, and email. We expect that the fee for those services will not exceed $17,500 plus reimbursement of customary out-of-pocket expenses.

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Section 16(a) beneficial ownership reporting compliance
Under SEC rules, our directors and EOs are required to file with the SEC reports of holdings and changes in beneficial ownership of company stock. We have reviewed copies of reports provided to the company, as well as other records and information. Based on that review, we concluded that all reports were timely filed, except that, due to administrative errors, Jackson Tai was late in reporting two stock purchases and Fionnuala Walsh was late in reporting a stock sale. Each filing was made promptly after the issue was discovered.
By order of the Board of Directors,

Bronwen L. Mantlo
Secretary
March 20, 2017

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Appendix A - Summary of Adjustments Related to the Annual Cash Bonus and Performance Award

Consistent with past practice, the Compensation Committee adjusted the reported financial results on which the 2016 annual cash bonus and the 2015-2017 Performance Awards were determined to eliminate the distorting effect of certain unusual items on incentive compensation performance measures. The adjustments are intended to:

•	align award payments with the underlying performance of the core business.

•	avoid volatile, artificial inflation or deflation of awards due to unusual items in the award year, and, where relevant, the previous (comparator) year.

•
eliminate certain counterproductive short-term incentives—for example, incentives to refrain from acquiring new technologies, to defer disposing of underutilized assets, or to defer settling legacy legal proceedings to protect current bonus payments.

•	facilitate comparisons with peer companies.

To assure the integrity of the adjustments, the Compensation Committee establishes adjustment guidelines in the first 90 days of the performance period. These guidelines are generally consistent with the company guidelines for reporting non-GAAP financial measure to the investment community, which are reviewed by the Audit Committee. The adjustments apply equally to income and expense items. The Compensation Committee reviews all adjustments and retains downward discretion, i.e., discretion to reduce compensation below the amounts that are yielded by the adjustment guidelines.

Adjustments for 2016 Bonus Plan
For the 2016 bonus calculations, the Compensation Committee made the following adjustments to reported EPS consistent with our external reporting of non-GAAP financial measures:

•	Eliminated the impact of the charge related to the Venezuelan financial crisis, including the significant deterioration of the bolivar.

•	Eliminated the impact of the charge recognized for acquired in-process research and development.

•	Eliminated the impact of asset impairments, restructuring and other special charges.

•	Eliminated the impact of amortization of certain intangible assets.

Reconciliations of these adjustments to our reported EPS are below.

2016
EPS as reported	$2.58
Eliminate impact of the Venezuelan financial crisis	$0.19
Eliminate acquired in process research and development charge	$0.02
Eliminate asset impairments, restructuring and other special charges	$0.29
Eliminate amortization of certain intangible assets	$0.44
Non-GAAP EPS	$3.52

Adjustments for 2015-2017 PA
For the 2015-2017 PA payout calculations, the Compensation Committee made the following adjustments to reported EPS consistent with our reporting of non-GAAP financial measures:

•	2016: Eliminated the impact of the Venezuelan financial crisis.

•	2016, 2015 and 2014: Eliminated the impact of the charges recognized for acquired in-process research and development.

•	2016, 2015 and 2014: Eliminated the impact of asset impairments, restructuring, and other special charges.

•	2016 and 2015: Eliminated the impact of amortization of certain intangible assets.

•	2015: Eliminated the impact of the debt extinguishment loss.

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•	2015: Eliminated the impact of inventory step-up for Novartis Animal Health.

•	2014: Eliminated the impact of the charge for an extra year of the U.S. Branded Prescription Drug Fee.

•	2014: Eliminated the impact of gain related to transfer of our linagliptin and empagliflozin commercial rights in certain countries to Boehringer Ingelheim.

In addition to the adjustments consistent with our reporting of non-GAAP financial measures, the Compensation Committee made the following other adjustments:

•
When the Compensation Committee set 2015-2017 PA targets, the transfer of the commercialization rights for Erbitux® in North America to Lilly (which occurred in October 2015) was not contemplated. Accordingly, the committee adjusted the 2016 and 2015 results to neutralize the expected EPS impact of the transfer of commercialization rights.

•
When the Compensation Committee set 2015-2017 PA targets, the EPS goals were set assuming the acquisition of Novartis Animal Health (which occurred in January 2015). Accordingly, the committee adjusted the base year 2014 results to include the results of Novartis Animal Health as if the acquisition and financing had occurred as of January 1, 2014.

•
When the Compensation Committee set 2015-2017 PA targets, the company began excluding amortization of certain intangible assets from non-GAAP financial measures in 2015. To make effective comparisons, the committee adjusted the 2014 non-GAAP results to exclude the impact of amortization of certain intangible assets.

Reconciliations of these adjustments to our reported EPS are below.

	2016	2015	% Growth 2016 vs. 2015	2014	% Growth 2015 vs. 2014
EPS as reported	$2.58	$2.26	14.2%	$2.23	1.3%
Eliminate impact of the Venezuelan financial crisis	$0.19	—		—
Eliminate acquired in process research and development charges	$0.02	$0.33		$0.12
Eliminate asset impairments, restructuring and other special charges	$0.29	$0.25		$0.38
Eliminate amortization of certain intangible assets	$0.44	$0.39		—
Eliminate debt extinguishment loss	—	$0.09		—
Eliminate inventory step-up for Novartis Animal Health	—	$0.10		—
Eliminate additional U.S. Drug Fee	—	—		$0.11
Eliminate gain related to transfer of commercial rights to Boehringer Ingelheim	—	—		$(0.06)
Non-GAAP EPS	$3.52	$3.43	2.6%	$2.78	23.4%
Transfer of Erbitux commercialization rights adjustment	$(0.14)	$(0.01)		—
Novartis Animal Health acquisition adjustment	—	—		$(0.07)
Amortization of certain intangible assets	—	—		$0.32
Adjusted Non-GAAP EPS	$3.38	$3.42	(1.2)%	$3.03	12.9%
*Numbers may not add due to rounding

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Appendix B - The Lilly Directors' Deferral Plan (As Amended and Restated Effective January 1, 2017)

ELI LILLY AND COMPANY

THE LILLY DIRECTORS' DEFERRAL PLAN
(as Amended and Restated ~~on October 19, 2009~~ Effective January 1, 2017)

Preamble
The Lilly Directors’ Deferral Plan has been established by the Company for the purpose of providing an opportunity for Directors of the Company who are not salaried employees of the Company to voluntarily defer receipt of some or all of their meeting fees and retainer and to share in the long-term growth of the Company by acquiring, on a deferred basis, an ownership interest in the Company. Subject to adjustment as provided in Section 5(f), and contingent upon receiving approval of the Company’s shareholders, effective January 1, 2017, the aggregate number of shares of Eli Lilly and Company common stock that may be issued or transferred under this Plan ~~after~~ is 1,500,000. For the period beginning April ~~28~~ 29, 2003, ~~is~~ and ending December 31, 2016, the aggregate number of authorized shares was 750,000. ~~The shares~~ Shares issued under the Plan may be authorized and unissued shares or treasury shares.

    The Plan constitutes a plan of unfunded deferred compensation and is intended to comply with the requirements of Section 409A. Notwithstanding any other provision of this Plan, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions.

For the rules that apply to the distribution of amounts that were earned and vested (within the meaning of Section 409A) under the Plan prior to 2005 (and earnings thereon) and are exempt from the requirements of Section 409A, see Appendix A.

This amendment and restatement of the Plan is effective January 1, 2017, contingent upon approval of the Company’s shareholders at the Company’s 2017 annual meeting.

Section 1.	Definition of Terms
The following terms used in the Plan shall have the meanings set forth below:
(a)    “Account” means one or more deferred compensation accounts maintained for each Participant under the Plan. A Participant’s Account shall consist of a Deferred Compensation Account and the Deferred Stock Account as described in Section 5 hereof.
(b)    “Annual Allocation Date” means the ~~last Business Day in November of each calendar year, or such other annual date, not earlier than the third Monday in February, established by the Plan Administrator as the~~ date as of which the annual allocation of Shares ~~are allocated~~ described in Section 5(c) is credited to ~~each~~ the Deferred Stock Account ~~in accordance with Section 5~~, which shall be as soon as administratively feasible after the Annual Valuation Date, but in no event later than the last Business Day in November of the applicable Plan Year.
(c)    “Annual Valuation Date” means the Valuation Date in November of each Plan Year, on which the annual allocation of Shares referenced in Section 5(c) is valued.
(d)    “Beneficiary” means the person or persons who are designated by the Participant or are otherwise entitled to receive benefits under the Plan in the event of the Participant’s death, as provided in Section 6(d) hereof.
(e)    “Board” means the Board of Directors of the Company.

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(f)     “Business Day” means a day on which the Company’s corporate headquarters are open for regular business.
(g)     “Code” means the Internal Revenue Code of 1986, as amended.
(h)     “Company” means Eli Lilly and Company, an Indiana corporation.
(i)     “Deferral Amount” means the amount of a Participant’s Monthly Compensation that is elected by a Participant for deferral under the Plan.
(j)    “Deferred Compensation Account” means the bookkeeping account described in Section 5(a)(i). A sub-account shall be established within the Deferred Compensation Account for each Plan Year in which a Deferred Stock Participant elects to defer compensation into the Deferred Compensation Account in accordance with Section 4(a).
(k)    “Deferred Stock Account” means the bookkeeping account described in Section 5(a)(ii). A sub-account shall be established within the Deferred Stock Account for each Plan Year in which a Deferred Stock Participant elects to defer compensation into the Deferred Stock Account in accordance with Section 4(a) or receives allocations of Shares under Section 5, to hold the Shares allocated during such Plan Year.
(l)    “Deferred Stock Participant” means a Director who is not~~, and for the preceding 12 months has not been,~~ a salaried employee of the Company.
(m)    “Director” means a member of the Board of Directors of the Company.
(n)     “Dividend Payment Date” means the date as of which the Company pays a cash dividend on Shares.
(o)    “Dividend Record Date” means the date established by the Board of Directors as the record date for determining shareholders entitled to the dividend with respect to any Dividend Payment Date.
(p)    “Election Form” means the written or electronic form or forms approved by the Plan Administrator and completed by the Participant specifying the Participant’s election to defer Monthly Compensation pursuant to Section 4 and setting forth the Participant’s Beneficiary designation and the terms of distribution of the Participant’s Deferred Compensation Account and/or Deferred Stock Account pursuant to Section 6.
(q)     “Monthly Compensation” means the monthly retainer and the aggregate of all other fees and retainers, including, but not limited to, meeting fees, committee fees and committee chairperson fees to which a Director is entitled for services rendered to the Company as a Director during the month, as established from time to time by resolution of the Board of Directors. For avoidance of doubt, Monthly Compensation does not include stock options granted to Directors or the Shares allocated pursuant to Section 5 of this Plan.
(r)    “Monthly Deferral Participant” means a Director who is not~~, and for the preceding 12 months has not been,~~ a salaried employee of the Company and who elects to defer all or part of his or her Monthly Compensation pursuant to the Plan in accordance with Section 4 hereof.
(s)    “Participant” means any current or former Director with an outstanding Account balance in the Plan.
(t)    “Plan” means The Lilly Directors’ Deferral Plan, as amended and restated herein.
(u)    “Plan Administrator” means the Directors and Corporate Governance Committee of the Board of Directors, or any successor committee of the Board of Directors that is charged with matters relating to the compensation of non-employee directors. Except with respect to Section 5(f) of this Plan, the Plan Administrator may at its discretion delegate any of its responsibilities to one or more individuals provided that such delegation is in accordance with applicable laws.
(v)    “Plan Year” means the calendar year from January 1 through December 31 with respect to which compensation eligible for deferral under the Plan is earned.

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(w)    “Section 409A” means section 409A of the Code and the Treasury regulations and other official guidance promulgated thereunder.
(x)    “Separation from Service” means a “separation from service” within the meaning of Section 409A.
(y)     “Share” means a share of common stock of the Company.
(z)    “Unforeseeable Emergency” means a severe financial hardship of a Participant resulting from an illness or accident of such Participant or Beneficiary, such Participant’s spouse or a dependent (as defined in section 152(a) of the Code) of such Participant, loss of such Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of such Participant, each as determined in the manner consistent with Section 409A, and any other event or circumstance within the meaning of the term “unforeseeable emergency” under Section 409A.
(aa)    “Valuation Date” means for any month, the third Monday of the month, or if Shares are not traded on the New York Stock Exchange on such third Monday, the next day on which Shares are traded on the New York Stock Exchange.

Section 2.	Plan Administrator
(a)    Authority. The Plan Administrator shall have full authority to administer the Plan in accordance with its terms and to exercise all responsibilities and authorities as provided herein, including the discretionary authorities to determine the terms and conditions of deferrals of compensation under the Plan, to determine the terms and conditions of crediting to and distributing from Accounts under the terms of the Plan, and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. The Plan Administrator has the discretionary authority to interpret and construe all provisions of the Plan, to remedy possible ambiguities, inconsistencies, or omissions under the Plan, and to resolve all questions of fact arising under the Plan. The decisions of the Plan Administrator shall be final, binding and conclusive on all parties. No member of the Board, the Plan Administrator nor any officers of the Company shall have any liability for any action or determination taken under the Plan.
(b)    Delegation; Expenses. The appropriate officer(s) of the Company as designated by the Plan Administrator are authorized to act on behalf of the Plan Administrator for the day-to-day administration of the Plan, subject to the authority of the Plan Administrator. Expenses of the administration of the Plan may be borne by the Company or may be deducted from Participants’ Accounts at the sole discretion of the Plan Administrator.

Section 3.	Participation
The Plan Administrator may require a Participant to comply with such terms and conditions as the Plan Administrator may specify in order for the Participant to participate in the Plan.

Section 4.	Elections to Participate
(a)    Deferral Elections. A Monthly Deferral Participant in the Plan may file an Election Form with the Plan Administrator on or before the date specified in accordance with Section 4(c) hereof. The Election Form shall permit the Monthly Deferral Participant to specify the Deferral Amount, subject to a minimum annual Deferral Amount of five thousand dollars ($5,000), for the deferral of Monthly Compensation, or such amounts as may be specified by the Plan Administrator in its sole discretion, and whether such Deferral Amount shall be credited in cash to his or her Deferred Compensation Account or in Shares to his or her Deferred Stock Account, pursuant to Section 5(a) hereof. The Election Form shall also set forth the terms of distribution of the Participant’s Account in accordance with Section 6 hereof and the Participant’s Beneficiary designation. All elections to defer compensation under the Plan are irrevocable, and no changes to any Election Form delivered to the Plan Administrator shall be permitted, except as specifically provided under the terms of the Plan.
(b)    Maximum Deferrals. A Monthly Deferral Participant may elect a Deferral Amount of up to 100% of the Participant’s Monthly Compensation for a Plan Year. One hundred percent (100%) of any annual allocation of Shares earned pursuant to Section 5(c) will be automatically credited to a Deferred Stock Participant’s Deferred Stock Account.

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(c)    Timing and Effect of Elections. Unless otherwise specified by the Plan Administrator in accordance with the requirements of Section 409A, deferral elections on an Election Form shall be made:
(i)    In the case of Monthly Compensation or an annual Share allocation not qualifying as “performance-based compensation” within the meaning of Section 409A, prior to the beginning of the Plan Year with respect to which the compensation is earned; and
(ii)    In the case of Monthly Compensation or an annual Share allocation which the Plan Administrator has determined qualifies as “performance-based compensation” within the meaning of Section 409A, no later than June 30th of the applicable Plan Year with respect to which the compensation is earned.
Deferral elections shall apply to Monthly Compensation and annual Share allocations with respect to the Plan Year for which the elections are made. Participants will be required to make deferral elections for future Plan Years at such times to be specified by the Plan Administrator in accordance with the foregoing. If a Participant does not file an Election Form with the Plan Administrator on or before the deadline established by the Plan Administrator for deferral elections for a Plan Year, a Participant will be deemed not to have elected to defer Monthly Compensation for such Plan Year, as applicable. Notwithstanding the foregoing, in the first year in which an individual who is newly elected or appointed to serve as a Director becomes eligible to participate in the Plan, such individual may, not later than thirty (30) days after the date he or she becomes eligible to participate in the Plan, elect in accordance with the preceding provisions of this Section 4, to defer the receipt of Monthly Compensation and set forth the terms of distribution of the individual's Account with respect to services to be performed after the filing of the election with the Company.

Section 5.	Accounts and Interest Credits
(a)    Participant Accounts. Accounts shall be maintained for each Participant under the Plan:
(i)    Deferred Compensation Account – The Company shall maintain a Deferred Compensation Account in the name of each Monthly Deferral Participant who elects to have a Deferral Amount credited in cash pursuant to Section 4 hereof for a given Plan Year. The Deferred Compensation Account shall be denominated in U.S. dollars, rounded to the nearest whole cent. For each month, Deferral Amounts allocated to a Deferred Compensation Account shall be credited to the Deferred Compensation Account as of the last Business Day of the month.
(ii)    Deferred Stock Account – The Company shall maintain a Deferred Stock Account for each Deferred Stock Participant and for each Monthly Deferral Participant who elects to have a Deferral Amount credited in Shares. The Deferred Stock Account shall be denominated in Shares and maintained in fractions rounded to three (3) decimal places. Deferral Amounts intended to be allocated to a Deferred Stock Account shall be credited ~~to~~ on a monthly basis, as soon as administratively feasible following the ~~Deferred Stock Account as of~~ Valuation Date for the applicable month, but in no event later than the last Business Day of ~~the month~~ such month. The annual allocations of Shares for Deferred Stock Participants described in section (c) below shall be credited to the applicable Deferred Stock Account on the Annual Allocation Date. Shares and, if necessary, fractional Shares, shall be credited based upon the closing price of Shares on the New York Stock Exchange on the Valuation Date for that month. Notwithstanding any other provision of the Plan, Shares allocated to ~~each Share~~ a Deferred Stock Account shall be hypothetical and not issued or transferred by the Company until payment is made pursuant to Section 6 hereof.
A Participant’s Account shall consist of book entries only and shall not constitute a separate cash or Share fund or other asset held in trust or as security for the Company’s obligation to pay the amount of the Account to the Participant. The balance of a Participant’s Account shall be adjusted pursuant to this Section 5 and reduced by the amount of applicable tax withholding, distributions and expenses. A Participant’s Account may include sub-accounts as the Company considers necessary or advisable for purposes of maintaining a proper accounting of amounts credited or debited for a Participant under the Plan. A Participant shall receive or have on-line access to a statement of such Participant’s Account no less frequently than once a year following the end of each Plan Year.
(b)    Crediting of Deferral Amount. A Participant who has filed an Election Form with the Plan Administrator for the deferral of Monthly Compensation with respect to a Plan Year shall have the Deferral Amount

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deducted from the applicable compensation and credited to the Participant’s appropriate Account under the Plan. The Deferral Amount so credited shall be reduced by applicable tax withholding, distributions and expenses.
(c)    Annual Share Allocation. ~~As of~~ On the Annual Allocation Date of each Plan Year, there shall be allocated to the Deferred Stock Account of each person who (i) is a Deferred Stock Participant on the Annual Valuation Date of that ~~date~~ Plan Year or (ii) was a Deferred Stock Participant at any time subsequent to the last Annual ~~Allocation~~ Valuation Date, as part of his or her compensation for service on the Board of Directors, ~~up to 7,500~~ the number of Shares~~, as may be~~ specified from time to time by resolution of the Board of Directors. This allocation shall in no event be more than the lesser of (i) 7,500 Shares or (ii) the number of Shares equal in value to $800,000 minus the director’s total cash compensation for the Plan Year (including for this purpose, but not limited to, any cash compensation deferred into this Plan pursuant to an election under Section 4(a) above), as of the Annual Valuation Date.
(d)    Interest Credits. The Deferred Compensation Accounts of Participants shall be credited with interest computed each Plan Year or portion thereof at a rate equal to 120% of the long-term applicable federal rate, with monthly compounding (as prescribed under section 1274(d) of the Code), as in effect for the month of December for the immediately preceding Plan Year. Such interest shall accrue on all Deferral Amounts and prior earnings thereon of Deferred Compensation Accounts and be credited daily to such accounts.
(e)    Cash Dividends. Cash dividends paid on Shares shall be deemed to have been paid on the Shares allocated to each Participant’s Deferred Stock Account as if the allocated Shares were actual Shares issued and outstanding on the Dividend Record Date. An amount equal to the amount of such dividends shall be credited in Shares to each Deferred Stock Account as of the last Business Day of each month in which a Dividend Payment Date occurs, based upon the closing price for Shares on the New York Stock Exchange on the Valuation Date for that month.
(f)    Capital Adjustments. The number of Shares referred to in the Preamble and Section 5 hereof and the number of Shares allocated to each Deferred Stock Account shall be adjusted by the Plan Administrator, in the event of any subdivision or combination of Shares or any stock dividend, stock split, reorganization, recapitalization, or consolidation or merger with the Company as the surviving corporation, or if additional shares or new or different shares or other securities of the Company or any other issuer are distributed with respect to Shares through a spin-off or other extraordinary distribution.
(g)    Vesting of Accounts. A Participant is fully vested in his or her ~~entire~~ Account ~~balance~~.

Section 6.	Distribution of Accounts
(a)    Distribution upon Separation from Service. A Participant shall specify on an Election Form the manner in which the amounts deferred in the Deferred Compensation Account and the Deferred Stock Account, as applicable, for a Plan Year (and earnings thereon) shall be distributed from the Participant’s Account upon the Participant’s Separation from Service. All elections are irrevocable, and no changes shall be permitted to any Election Form delivered to the Plan Administrator, except as specifically provided under the terms of the Plan. A Participant may elect, to the extent permitted by the Plan Administrator and set forth on the Election Form, that such portion of the Account be distributed upon a Participant’s Separation from Service either in:
(i)    Lump Sum payment in January of the second Plan Year following the Plan Year in which the Participant's Separation from Service occurs; or
(ii)    Annual Installment payments over a period of two (2) to ten (10) years commencing in January of the second Plan Year following the Plan Year in which the Participant's Separation from Service occurs, with subsequent installment payments to be made in each January within the applicable period.
If a Participant fails to make a timely payment election on the Election Form for a Plan Year, the amounts deferred in the Deferred Compensation Account and the Deferred Stock Account, as applicable, for such Plan Year (and earnings thereon) shall be distributed in a lump sum in accordance with Section 6(a)(i) hereof.
(b)    Form of Distributions. All distributions of a Participant’s Deferred Compensation Account under the Plan shall be made in cash. Except as provided in Section 6(f), all distributions of a Participant’s

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Deferred Stock Account shall be paid in Shares, at which time the Shares shall be issued or transferred from the books of the Company to the Participant. All Shares to be issued or transferred hereunder may be newly issued or treasury shares. Fractional Shares shall not be issued or transferred to a Participant, provided that in the case of a final payment under the Plan with respect to a Participant, any fraction remaining in the Participant’s Deferred Stock Account shall be rounded up to the next whole Share and that number of whole Shares shall be issued or transferred. The value of the Deferred Stock Account is calculated with reference to the closing price of Shares on the last trading day of the prior Plan Year.
(c)    Distribution of Account. The Company shall distribute amounts from the Participant’s Deferred Compensation Account and the Deferred Stock Account in the manner and on the date(s) applicable under this Section 6. If the payment option described in Section 6(a)(i) hereof is applicable, the amount of the lump sum shall be calculated using the valuation of the applicable portion of the Participant’s Account as of the December 31 preceding the date of the payment. If the payment option described in Section 6(a)(ii) hereof is applicable, the amount of each installment shall be calculated using the valuation of the applicable portion of the Participant’s Account as of the December 31 preceding the date of the installment payment divided by the number of installment payments that have not yet been made.
(d)    Distribution upon Death. Notwithstanding any election made by a Participant or any other provision of this Section 6 to the contrary, if a Participant dies before full distribution of his or her Account balance, any remaining balance shall be distributed to the Participant’s Beneficiary in a lump sum within 90 days following the date of the Participant’s death. The amount of such lump sum distribution shall be calculated using the valuation of the Participant's Account as of the date preceding the date of distribution. Any payment required to be made to a Participant under the Plan that cannot be made due to the Participant’s death shall be made to the Participant’s Beneficiary, subject to applicable law. Each Participant shall have the right to designate one or more Beneficiaries, and to change a Beneficiary designation, from time to time by filing a written notice with the Plan Administrator. In the event that a Beneficiary does not survive the Participant and no successor Beneficiary is selected, or in the event no valid Beneficiary designation has been made, the Participant’s Beneficiary shall be the Participant’s estate.
(e)    Unforeseeable Emergency. Upon the written request of a Participant, the Plan Administrator may permit the Participant to withdraw some or all of the Participant’s Account for the purpose of enabling the Participant to meet the immediate needs created by an Unforeseeable Emergency. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but in any case, the amounts distributed with respect to an Unforeseeable Emergency shall not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets, to the extent that the liquidation of such assets would not itself cause severe financial hardship, or by cessation of deferrals under the Plan.
(f)    Payment of Cash in Lieu of Shares. If at any time the Plan Administrator determines that payment of Shares to a Participant (or a Participant’s Beneficiary) or the ownership or subsequent disposition of such Shares by such Participant or Beneficiary may violate or conflict with any applicable law or regulation, the Plan Administrator shall pay all or a portion of the Participant’s Deferred Stock Account in cash.
(g)    Withholding Taxes. All distributions of a Participant’s Account under the Plan shall be subject to income tax and other withholdings that the Plan Administrator deems necessary or appropriate, and the Plan Administrator may reduce the amount credited to any Participant’s Account to the extent it deems necessary to satisfy tax withholding requirements. Participants or Beneficiaries receiving distributions under the Plan shall bear all taxes on amounts paid under the Plan to the extent that taxes are not withheld thereon, irrespective of whether withholding is required.

Section 7.	Administrative Matters
(a)    Claims Procedure. Any person making a claim for benefits hereunder shall submit the claim in writing to the Plan Administrator. If the Plan Administrator denies the claim in whole or in part, it shall issue to the claimant a written notice explaining the reason for the denial and identifying any additional information or documentation that might enable the claimant to perfect the claim. The claimant may, within sixty (60) days of receiving a written notice of denial, submit a written request for reconsideration to the Plan Administrator, together

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with a written explanation of the basis of the request. The Plan Administrator shall consider any such request and shall provide the claimant with a written decision together with a written explanation thereof. No legal action may be commenced or maintained against the Plan more than one year after the Plan Administrator wholly or partially denies, or is deemed to have wholly or patially denied, a claim for Plan benefits. All interpretations, determinations, and decisions of the Plan Administrator in respect of any claim shall be final, binding and conclusive.
(b)    Incapacity. If the Plan Administrator determines that any person entitled to benefits under the Plan is unable to care for his or her affairs because of illness, accident or other physical and mental incapacity, any payment due (unless a duly qualified guardian or other legal representative has been appointed) may be paid consistent with the terms described herein for the benefit of such person to such person’s spouse, parent, brother, sister, adult child or other party deemed by the Plan Administrator in its sole discretion to ensure proper care for such person.
(c)    Inability to Locate. If the Plan Administrator is unable to locate a person to whom a payment is due under the Plan for a period of twelve (12) months, commencing with the first day of the month as of which the payment becomes payable, the total amount payable to such person shall be forfeited.
(d)    Liability. Any decision made or action taken by the Board of Directors, the Plan Administrator, or any employee of the Company or any of its subsidiaries, arising out of or in connection with the construction, administration, interpretation, or effect of the Plan, shall be absolutely discretionary, and shall be conclusive and binding on all parties. Neither the Plan Administrator nor a member of the Board of Directors and no employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, for anything done or omitted to be done.
(e)    Notices. No notice, election or communication in connection with the Plan made or submitted by any Participant, claimant or other person shall be effective unless duly executed and filed with the Plan Administrator (including any of its representatives, agents, or delegates) in the form and manner required by the Plan Administrator.
(f)    Waiver. No term, condition, or provision of the Plan shall be deemed waived unless the purported waiver is in writing signed by the Plan Administrator. No waiver signed by the Plan Administrator shall be deemed a continuing waiver unless so specifically stated in the writing, and any such waiver shall operate only for the stated period and only as to the specific term, condition, or provision waived, and shall apply only to the individual or individuals seeking the waiver.

Section 8.	Unfunded Status
All Accounts and all rights of Participants to benefits under the Plan are unfunded obligations of the Company. Plan benefits shall be paid from the general assets of the Company, and Participants shall have the status of an unsecured general creditor of the Company with respect to all interests under the Plan. The Plan is a plan of unfunded deferred compensation. Notwithstanding the foregoing, the Company may, but shall not be required to, establish a trust or other funding vehicle under the Plan that does not affect the Plan’s status as a Plan of unfunded deferred compensation.

Section 9.	Nontransferability; Successors
No interest of any person in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person.
The obligations of the Company under the Plan will be binding upon the Company’s successors, transferees and assigns.

Section 10.	Limitation of Rights

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Nothing in the Plan shall confer upon any Participant the right to continue to serve as a Director of the Company or to serve in the capacity in which the Participant is employed by the Company. Nothing in the Plan shall be interpreted as creating a right of a Participant to receive any compensation or benefit from the Company. A Participant shall have no rights as a shareholder of the Company with respect to any Shares until the Shares are issued or transferred to the Participant on the books of the Company.

Section 11.	Enforceability and Governing Law
To the extent not preempted by federal law, the Plan shall be construed, administered and enforced in accordance with the laws of the State of Indiana, regardless of the law that might otherwise govern under applicable principles or provisions of choice or conflict of law doctrines. To the extent that any provision of the Plan or portion thereof shall be found to be invalid or unenforceable, ~~it~~ such provision or portion of the Plan shall be considered deleted herefrom and the remainder of such provision and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein. In addition, the remainder of the Plan shall be unaffected and shall continue in full force and effect.

Section 12.	Forum Selection
To the fullest extent permitted by law, any action brought in whole or in part relating to the Plan the lawfulness of any Plan provision, the administration of the Plan, or the performance or non-performance of the Plan’s administrators and fiduciaries, shall be filed in one of the following jurisdictions: (i) the jurisdiction in which the Plan is principally administered, which is currently the United States District Court for the Southern District of Indiana; or (ii) in the case of a putative class action, the jurisdiction in which the largest number of putative class members resides (or if that jurisdiction cannot be determined, the jurisdiction in which the largest number of class members is reasonably believed to reside).
If any action is filed in a jurisdiction other than one of those described above, then the Plan, all parties to such action that are related to the Plan (such as a Plan fiduciary, administrator or party in interest) and all alleged Plan Participants and Beneficiaries shall take all necessary steps to have the action removed to, transferred to or re-filed in a jurisdiction described above. Such steps may include, but are not limited to, (i) a joint motion to transfer the action; or (ii) a joint motion to dismiss the action without prejudice to its re-filing in a jurisdiction described above, with any applicable time limits or statutes of limitations applied as if the suit or class action allegation had originally been filed or asserted in a jurisdiction described above at the same time that it was filed or asserted in a jurisdiction not described therein.
This forum selection provision is waived, with respect to an action, if no party invokes it within 120 days of the filing of an action. This provision does not relieve any claimant from any obligation existing under the Plan or by law to exhaust administrative remedies before initiating litigation.

Section 13.	Scrivener’s Errors
The Plan shall be applied and interpreted without regard to any scrivener's error in this instrument. The determination whether a scrivener's error has occurred shall be made by the Plan Administrator in the exercise of the Plan Administrator’s best judgment and sole discretion, based on the Plan Administrator’s understanding of the intent of the Company as settlor of the Plan, and taking into account such evidence, written or oral, as the Plan Administrator deems appropriate or helpful. The Plan Administrator is authorized to correct any scrivener's errors the Plan Administrator discovers in this instrument, retroactively or prospectively.

Section 14.	Rules of Construction
For purposes of the Plan, unless the contrary is clearly indicated by the context:

(a)	the use of the masculine gender in this Plan shall also include within its meaning the feminine gender and vice versa;

(b)	the use of the singular shall also include within its meaning the plural and vice versa;

(c)	the word "include" shall mean to include, but not to be limited to;

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(d)
any reference to a statute or section of a statute shall further be a reference to any successor or amended statute or section, and any regulations or other guidance of general applicability issued thereunder;

(e)
the title of an officer, employee, or entity used in this Plan means the respective officer, employee, or entity of Eli Lilly and Company and means any successor title to such position as such title may be changed from time to time;

(f)
references to the Plan Administrator, or other named fiduciary, officer or employee of the Company, or other person or entity with responsibility or authority under the Plan shall include delegates (if any) of such entity or person, with respect to such entity's or person's delegated responsibilities; and

(g)
the captions and headings of each article, section, paragraph, and other provision of the Plan are for convenience and reference only and are not to be considered in interpreting the terms and conditions of the Plan.

Section 15.	Effective Date; Amendment and Termination
The Plan, as amended and restated, shall become effective for ~~the 2009~~ deferrals on and after January 1, 2017, and for each Plan Year ~~(except as to the share limit specified in Section 5(c), which shall become effective October 20, 2008) and for future Plan Years~~ thereafter until terminated by the Board, contingent upon receiving the approval of the Company’s shareholders at the Company’s 2017 annual meeting. The Board may amend or terminate the Plan at any time and in any manner; provided that no amendment or termination shall reduce the amount credited to a Participant’s Account at the time of any such amendment or termination, and no amendment shall be effective that shall cause the Plan to fail to meet the requirements of Section 409A. Upon termination of the Plan in accordance with the requirements of Section 409A, (i) all future deferrals of compensation will cease, (ii) all Plan Accounts will continue to receive interest credits (or be invested) as permitted under the Plan, and (iii) all Plan Accounts will be distributed in accordance with the Participant’s elections under the provisions of the Plan, unless the Company determines in its sole discretion that all such amounts shall be distributed upon termination in accordance with the requirements of Section 409A.

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APPENDIX A

GRANDFATHERED AMOUNTS

Distribution of amounts that were earned and vested (within the meaning of Section 409A) under the Plan prior to 2005 (and earnings thereon) and are exempt from the requirements of Section 409A shall be made in accordance with the Plan terms as in effect on January 1, 2004, as attached below.

THE LILLY DIRECTORS' DEFERRAL PLAN
(As amended and restated through January 1, 2004)

Section 1. Establishment of the Plan and Shares Available.

1.1. Establishment of Plan. This Plan was established effective January 1, 1996, to permit Directors of the Company who are not salaried employees of the Company to voluntarily defer receipt of some or all of their meeting fees and retainer and to share in the long-term growth of the Company by acquiring, on a deferred basis, an ownership interest in the Company. This amended and restated Plan is effective January 1, 2004.

1.2. Shares Available. Subject to adjustment as provided in Section 7.5, the aggregate number of shares of Eli Lilly and Company common stock that may be issued or transferred under this Plan after April 28, 2003, is 750,000. The shares may be authorized and unissued shares or treasury shares.

Section 2. Definitions.

The following terms shall have the definitions set forth in this Section 2:

2.1. Annual Allocation Date. The last Business Day in November of each calendar year, or such other annual date, not earlier than the third Monday in February, established by the Committee as the date as of which Shares are allocated to each Share Account in accordance with Section 6.

2.2. Beneficiary. The beneficiary or beneficiaries (including any contingent beneficiary or beneficiaries) designated pursuant to subsection 8.3 hereof.

2.3 Business Day. A day on which the Company’s corporate headquarters are open for regular business.

2.4. Board of Directors. The Board of Directors of the Company.

2.5. Committee. The Directors and Corporate Governance Committee of the Board of Directors, or any successor committee of the Board of Directors that is charged with matters relating to the compensation of non-employee directors.

2.6. Company. Eli Lilly and Company.

2.7. Company Credit. For any calendar year or part thereof, an amount computed, and credited annually to a Participant's Deferred Compensation Account at an annual rate that is equal to one hundred twenty percent (120%) of the applicable federal long-term rate, with compounding (as prescribed under Section 1274(d) of the Internal Revenue Code) that was in effect for the month of December immediately preceding the calendar year.

2.8. Deferred Amount. The amount of a Monthly Deferral Participant's Monthly Compensation that the Participant elects to defer in accordance with Section 4 hereof.

2.9. Deferred Stock Participant. A Director who is not, and for the preceding 12 months has not been, a salaried employee of the Company and who becomes a Participant in the Plan in accordance with Section 3 hereof.

2.10. Director. A member of the Board of Directors.

2.11. Dividend Payment Date. The date as of which the Company pays a cash dividend on Shares.

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2.12. Dividend Record Date. With respect to any Dividend Payment Date, the date established by the Board of Directors as the record date for determining shareholders entitled to the dividend.

2.13. Individual Accounts or Accounts. The separate accounts (the Deferred Compensation Account and the Share Account) described in Section 7 hereof. When used in the singular, the term shall refer to one of these two accounts, as the context requires.

2.14. Monthly Compensation. For any month, the monthly retainer and the aggregate of all meeting fees, committee fees and committee chairperson fees to which a Director is entitled for services rendered to the Company as a Director during the month, as established from time to time by resolution of the Board of Directors. For avoidance of doubt, Monthly Compensation does not include stock options granted to Directors or the Shares allocated pursuant to Section 6 of this Plan.

2.15. Monthly Deferral Participant. A Director who is not a salaried employee of the Company and who has elected to defer all or part of his or her Compensation pursuant to the Plan in accordance with Section 4 hereof.

2.16. Participant. A Director who is a Deferred Stock Participant, a Monthly Deferral Participant, or both.

2.17. Plan. The Lilly Directors' Deferral Plan, as set forth herein and as it may be amended from time to time.

2.18. Share. A share of common stock of the Company.

2.19. Valuation Date. For any month, the third Monday of the month, or if Shares are not traded on the New York Stock Exchange on such third Monday, the next day on which Shares are traded on the New York Stock Exchange.

Section 3. Deferred Stock Participants.

Each Director who participated in The Lilly Non-Employee Directors' Deferred Stock Plan immediately before the effective date of this Plan shall continue as a Deferred Stock Participant on such effective date, and all elections in effect under The Lilly Non-Employee Directors' Deferred Stock Plan shall remain in effect under this Plan, unless and until amended in accordance with this Plan. Thereafter, each person who becomes a Director, and who is not, and for the preceding 12 months has not been, a salaried employee of the Company, shall become a Deferred Stock Participant.

Section 4. Monthly Deferral Participants.

Each Director who participated in The Lilly Directors' Deferred Compensation Plan immediately before the effective date of the Plan shall continue as a Monthly Deferral Participant on such effective date, and all elections in effect under The Lilly Directors' Deferred Compensation Plan shall remain in effect under this Plan, unless and until amended in accordance with this Plan. Prior to the beginning of each calendar year, any Director who is not a salaried employee of the Company may defer the receipt of Monthly Compensation to be earned by the Director during such year by filing with the Company a written election that:

(i) defers payment of a designated amount (of one Thousand Dollars ($1,000) or more) or percentage of his or her Monthly Compensation for services attributable to the following calendar year or portion thereof (the "Deferred Amount");

(ii) specifies the payment option selected by the Participant pursuant to subsection 8.2 hereof for such Deferred Amount; and

(iii) specifies the option selected by the Participant pursuant to Section 5 hereof for such Deferred Amount.

The amount deferred may not exceed the Director's aggregate Monthly Compensation for the calendar year. Notwithstanding the foregoing, any individual who is newly elected or appointed to serve as a Director may, not later than thirty (30) days after his election or appointment becomes effective, elect in accordance with the preceding

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provisions of this Section 4, to defer the receipt of Monthly Compensation earned during the portion of the current calendar year that follows the filing of the election with the Company. Except as provided in subsections 8.2 and 8.4 hereof, any elections made pursuant to this Section 4 with respect to a calendar year shall be irrevocable when made. If a Participant fails to make an election under section 5 with respect to his or her Deferred Amount for a future calendar year, the Participant's previous election shall remain in effect, provided that the Participant may amend his or her election with regard to a future calendar year at any time.

Section 5. Form of Deferred Compensation Credits.

5.1. Deferred Compensation Account. Except with respect to Deferred Amounts which a Monthly Deferral Participant elects to have credited in Shares in accordance with subsection 5.2 hereof, the Deferred Amount shall be denominated in U.S. dollars and credited to the Participant's Deferred Compensation Account pursuant to subsection 7.1 hereof.

5.2. Shares. Prior to the beginning of each calendar year, a Monthly Deferral Participant may elect to have all or a percentage of the Deferred Amount for the following calendar year credited in Shares and allocated to the Participant's Share Account pursuant to subsection 7.2 hereof.

Section 6. Annual Allocations to Share Accounts.

6.1. Annual Allocation of Shares. As of the Annual Allocation Date of each calendar year, there shall be allocated to the Share Account (as described in Section 7.2 below) of each Deferred Stock Participant who is a Director on that date, as part of his or her compensation for service on the Board of Directors, seven hundred (700) Shares or such other number of Shares, not to exceed 3,000 shares, as may be specified from time to time by resolution of the Board of Directors.

Section 7. Individual Accounts.

The Company shall maintain Individual Accounts for Participants as follows:

7.1. Deferred Compensation Account. The Company shall maintain a Deferred Compensation Account in the name of each Monthly Deferral Participant who elects to defer the receipt of Monthly Compensation pursuant to Section 4 hereof for a calendar year and does not elect to have the Deferred Amount for such calendar year credited in Shares pursuant to subsection 5.2 hereof. The Deferred Compensation Account shall be denominated in U.S. dollars, rounded to the nearest whole cent. For each month, Deferred Amounts allocated to a Deferred Compensation Account pursuant to subsection 5.1 hereof shall be credited to the Deferred Compensation Account as of the last Business Day of the month.

7.2. Share Account. The Company shall maintain a Share Account for each Deferred Stock Participant and for each Monthly Deferral Participant who elects to have a Deferred Amount credited in Shares pursuant to subsection 5.2 hereof. The Share Account shall be denominated in Shares and maintained in fractions rounded to three (3) decimal places. Shares allocated to each Share Account shall be hypothetical and not issued or transferred by the Company until payment is made pursuant to Section 8 hereof.

For each month, Deferred Amounts allocated to a Share Account pursuant to subsection 5.2 hereof shall be credited to the Share Account as of the last Business Day of the month. Shares and, if necessary, fractional Shares, shall be credited based upon the average of the high and low price of Shares on the New York Stock Exchange on the Valuation Date for that month.

7.3. Accrual of Company Credit. The Treasurer of the Company shall determine the annual rate of Company Credit on or before December 31 of each calendar year. This rate shall be effective for the following calendar year. The Company Credit shall accrue monthly, at one-twelfth of the applicable annual rate, on all amounts credited to a Participant's Deferred Compensation Account, including the Company Credits for prior years. The Company Credit shall not accrue on any amount distributed to a Participant (or to the Participant's Beneficiary) during the month for which the accrual is determined, except where an amount is distributed to a Beneficiary in the month of the Participant's death. The Company Credit for each year shall be credited to each Deferred Compensation Account as of December 31 of that year and shall be compounded monthly.

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7.4. Cash Dividends. Cash dividends paid on Shares shall be deemed to have been paid on the Shares allocated to each Participant's Share Account as if the allocated Shares were actual Shares issued and outstanding on the Dividend Record Date. An amount equal to the amount of such dividends shall be credited in Shares to each Share Account as of the last Business Day of each month in which a Dividend Payment Date occurs, based upon the average of the high and low prices for Shares on the New York Stock Exchange on the Valuation Date for that month.

7.5. Capital Adjustments. The number of Shares referred to in Sections 1.2 and 6 hereof and the number of Shares allocated to each Share Account shall be adjusted by the Committee, as it deems appropriate in its discretion, in the event of any subdivision or combination of Shares or any stock dividend, stock split, reorganization, recapitalization, or consolidation or merger with Eli Lilly and Company as the surviving corporation, or if additional shares or new or different shares or other securities of the Company or any other issuer are distributed with respect to Shares through a spin-off or other extraordinary distribution.

7.6. Account Statements. Within a reasonable time following the end of each calendar year, the Company shall render an annual statement to each Participant. The annual statement shall report the number of Shares credited to the Participant's Share Account as of December 31 of that year and the dollar amount, if any, credited to the Participant's Deferred Compensation Account as of December 31 of that year.

Section 8. Payment Provisions.

8.l. Method of Payment. All payments to a Participant (or to a Participant's Beneficiary) with respect to the Participant's Deferred Compensation Account shall be paid in cash. Except as provided in Section 8.5, all payments to a Participant (or to a Participant's Beneficiary) with respect to the Participant's Share Account shall be paid in Shares, at which time the Shares shall be issued or transferred on the books of the Company. All Shares to be issued or transferred hereunder may be newly issued or treasury shares. Fractional Shares shall not be issued or transferred to a Participant, provided that in the case of a final payment under the Plan with respect to a Participant, any fraction remaining in the Participant's Share Account shall be rounded up to the next whole Share and that number of whole Shares shall be issued or transferred. If Shares are not traded on the New York Stock Exchange on any day on which a payment of Shares is to be made under the Plan, then that payment shall be made on the next day on which Shares are traded on the New York Stock Exchange.

8.2. Payment Options. Prior to each calendar year, or within 30 days after becoming a Participant, the Participant shall select a payment election with respect to the payment of one or both of the Participant's Individual Accounts from the following payment elections:

(i) a lump sum in January of the calendar year immediately following the calendar year in which the Participant ceases to be a Director;

(ii) a lump sum in January of the second calendar year following the calendar year in which the Participant ceases to be a Director;

(iii) annual (or, in the case of the Deferred Compensation Account only, monthly) installments over a period of two to ten years commencing in January of the calendar year following the calendar year during which the Participant ceases to be a Director; or

(iv) annual (or in the case of the Deferred Compensation Account only, monthly) installments over a period of two to ten years commencing in January of the second calendar year following the calendar year in which the Participant ceases to be a director.

If a payment option described in paragraphs (i) or (ii), above, has been elected, the amount of the lump sum with respect to the Participant's Deferred Compensation Account shall be equal to the amount credited to the Participant's Deferred Compensation Account as of the December 31 immediately preceding the date of the payment, and the amount of the lump sum with respect to the Participant's Share Account shall be equal to the number of Shares credited to the Share Account as of the December 31 immediately preceding the date of payment. If a payment option described in paragraphs (iii) or (iv), above, has been elected, the amount of each installment with respect to the Participant's Deferred Compensation Account shall be equal to the amount credited to the Participant's Deferred Compensation Account as of the last day of the month immediately preceding the date of a monthly installment payment, or the December 31 immediately preceding the date of an annual installment

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payment, divided by the number of installment payments that have not yet been made. The amount of each installment with respect to the Participant's Share Account shall be equal to the number of Shares credited to the Participant's Share Account as of the December 31 immediately preceding the date of an annual installment payment, divided by the number of installment payments that have not yet been made.

A Participant may elect that his or her final payment election may control over all prior payment elections. If the Participant fails to elect a payment option, the amount credited to the Participant's Individual Account shall be distributed in a lump sum in accordance with the payment option described in paragraph (i) above. At the time of any scheduled payment, if the amount credited to a Participant's Deferred Compensation Account or the value of Shares credited to a Participant's Share Account is less than $25,000, the Committee, in its sole discretion, may pay out the Account in a lump sum.

8.3. Payment Upon Death. Within a reasonable period of time following the death of a Participant, the amount credited to the Participant's Deferred Compensation Account and the Shares credited to the Participant's Share Account shall be paid by the Company in a lump sum to the Participant's Beneficiary. For purposes of this subsection 8.3, the amount credited to the Participant's Deferred Compensation Account and the number of Shares credited to the Participant's Share Account shall be determined as of the later of the date of death or the last Business Day of the month prior to the month in which the payment occurs.

A Participant may designate the Beneficiary, in writing, in a form acceptable to the Committee before the Participant's death. A Participant may revoke a prior designation of Beneficiary and may also designate a new Beneficiary without the consent of the previously designated Beneficiary, provided that such revocation and new designation (if any) are in writing, in a form acceptable to the Committee, and filed with the Committee before the Participant's death. If the Participant does not designate a Beneficiary, or if no designated Beneficiary survives the Participant, any amount not distributed to the Participant during the Participant's life shall be paid to the Participant's estate in a lump sum in accordance with this subsection 8.3.

8.4. Payment on Unforeseeable Emergency. The Committee may, in its sole discretion, direct payment to a Participant of all or of any portion of the Participant's Individual Account balance, notwithstanding an election under subsection 8.2 above, at any time that it determines that such Participant has an unforeseeable emergency, and then only to the extent reasonably necessary to meet the emergency. For purposes of this section, "unforeseeable emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is, or may be, relieved --

(i) through reimbursement or compensation by insurance or otherwise;

(ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(iii) by cessation of deferrals under the Plan.

Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home.

8.5. Payment of Cash in Lieu of Shares. If at any time the Committee shall determine that payment of Shares to a Participant (or a Participant’s Beneficiary) or the ownership or subsequent disposition of such Shares by such Participant or Beneficiary may violate or conflict with any applicable law or regulation, the Committee may, in its discretion, pay all or a portion of the Participant’s Share Account in cash. In this case, the amount of cash shall be determined with reference to the average of the high and low trading price for Shares on the December 31 next preceding the date of payment, or if Shares are not traded on that day, the next preceding trading day.

Section 9. Ownership of Shares.

A Participant shall have no rights as a shareholder of the Company with respect to any Shares until the Shares are issued or transferred to the Participant on the books of the Company.

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Section 10. Prohibition Against Transfer.

The right of a Participant to receive payments of Shares and cash under the Plan may not be transferred except by will or applicable laws of descent and distribution. A Participant may not assign, sell, pledge, or otherwise transfer Shares or cash to which he is entitled hereunder prior to transfer or payment thereof to the Participant, and any such attempted assignment, sale, pledge or transfer shall be void.

Section 11. General Provisions.

11.1. Director's Rights Unsecured. The Plan is unfunded. The right of any Participant to receive payments of cash or Shares under the provisions of the Plan shall be an unsecured claim against the general assets of the Company.

11.2. Administration. Except as otherwise provided in the Plan, the Plan shall be administered by the Committee, which shall have the final authority to adopt rules and regulations for carrying out the Plan, and to interpret, construe, and implement the provisions of the Plan.

11.3. Legal Opinions. The Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations and duties under the Plan, or with respect to any action, proceeding, or any questions of law, and shall not be liable with respect to any action taken, or omitted, by it in good faith pursuant to the advice of such counsel.

11.4. Liability. Any decision made or action taken by the Board of Directors, the Committee, or any employee of the Company or any of its subsidiaries, arising out of or in connection with the construction, administration, interpretation, or effect of the Plan, shall be absolutely discretionary, and shall be conclusive and binding on all parties. Neither the Committee nor a member of the Board of Directors and no employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, for anything done or omitted to be done.

11.5. Withholding. The Company shall have the right to deduct from all payments hereunder any taxes required by law to be withheld from such payments. The recipients of such payments shall bear all taxes on amounts paid under the Plan to the extent that no taxes are withheld thereon, irrespective of whether withholding is required.

11.6. Legal Holidays. If any day on which action under the Plan must be taken falls on a Saturday, Sunday, or legal holiday, such action may be taken on the next succeeding day that is not a Saturday, Sunday, or legal holiday; provided, that this subsection 11.8 shall not permit any action that must be taken in one calendar year to be taken in any subsequent calendar year.

11.7. Participant Who Becomes Employee. If a Participant becomes an employee of the Company but remains a Director, he or she will no longer be entitled to new deferrals under the Plan as a Deferred Stock Participant or Monthly Deferral Participant. However, the individual’s Account balances will continue to be administered under the Plan (including eligibility for the Company Credit and Cash Dividends under Sections 7.3 and 7.4) until they are paid out in accordance with Section 8.

Section 12. Term, Amendment, Suspension, and Termination.

The Plan shall remain in effect until terminated by the Board of Directors. The Board of Directors shall have the right at any time, and from time to time, to amend, suspend, or terminate the Plan, subject to the following:

(i) no amendment or termination shall reduce the number of Shares or the cash balance in an Individual Account;

(ii) the number of Shares allocated annually pursuant to Section 6 hereof may not be changed more frequently than every calendar year; and

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(iii) to the extent required by New York Stock Exchange listing rules or applicable law, material amendments shall be submitted to the Company’s shareholders for approval.

Section 13. Applicable Law.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Indiana, except to the extent that such laws are preempted by Federal law.

Section 14. Effective Date.

The effective date of this Plan is January 1, 1996. Nothing herein shall invalidate or adversely affect any previous election, designation, deferral, or accrual in accordance with the terms of The Lilly Directors' Deferred Compensation Plan or The Lilly Non-Employee Directors' Deferred Stock Plan that were in effect prior to the effective date of this Plan.

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Annual Meeting Admission Ticket

Eli Lilly and Company 2017 Annual Meeting of Shareholders
Monday, May 1, 2017
11:00 a.m. EDT
Lilly Center Auditorium
Lilly Corporate Center
Indianapolis, Indiana 46285
The top portion of this page will be required for admission to the meeting.
Please write your name and address in the space provided below and present this ticket when you enter the Lilly Center.
Doors open at 10:15 a.m.

Name

Address

City, State, and Zip Code

Parking Pass
Directions and Parking
From I-70 take Exit 79B; follow signs to McCarty Street. Turn right (east) on McCarty Street; go straight into Lilly Corporate Center. You will be directed to parking. Be sure to take the admission ticket (the top portion of this page) with you to the meeting and leave this parking pass on your dashboard.

P88

Take the top portion of this page with you to the meeting.

Detach here
Eli Lilly and Company
Annual Meeting of Shareholders
May 1, 2017

Please place this identifier on the dashboard of your car as you enter Lilly Corporate Center so it can be clearly seen by security and parking personnel.

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Important notice regarding the availability of proxy material for the shareholder meeting to be held May 1, 2017:
The Annual Report and Proxy Statement are available at https://www.lilly.com/annualreport2016.

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E15634-P84740

The undersigned hereby appoints Messrs. M.J. Harrington, D.W. Rice, and D.A. Ricks and each of them, as proxies, each with full power to act without the others and with full power of substitution, to vote as indicated on the reverse side of this card all the shares of common stock of ELI LILLY AND COMPANY in this account held in the name of the undersigned at the close of business on February 24, 2017, at the annual meeting of shareholders to be held on May 1, 2017, at 11:00 a.m. EDT, and at any adjournment thereof, with all the powers the undersigned would have if personally present.
If this card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder, the shares will be voted accordingly. If not otherwise specified, the shares represented by this card will be voted with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.
This proxy is solicited on behalf of the board of directors.

PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.

ELI LILLY AND COMPANY C/O IVS, P.O. BOX 17149 WILMINGTON, DE 19885-9801
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on Sunday, April 30, 2017. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE – (1-800-690-6903)
Transmit your voting instructions by telephone until 11:59 p.m. EDT on Sunday, April 30, 2017. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return to Eli Lilly and Company, c/o IVS Associates, Inc., P.O. Box 17149, Wilmington, DE 19885-9801.

Important notice regarding the availability of proxy material for the shareholder meeting to be held May 1, 2017: The annual report and proxy statement are available at https://www.lilly.com/annualreport2016.

THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E15633-P84740	KEEP THIS PORTION FOR YOUR RECORDS.
THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY.

ELI LILLY AND COMPANY
The board of directors recommends you vote FOR items 1-2 and 4-5 and for "1 Year" on Item 3:

1.	Election of directors, each for a three-year term.	For	Against	Abstain

	1a. M.L. Eskew	❑	❑	❑

	1b. W.G. Kaelin, Jr.	❑	❑	❑

	1c. J.C. Lechleiter	❑	❑	❑

	1d. D.A. Ricks	❑	❑	❑

	1e. M.S. Runge	❑	❑	❑

						For	Against	Abstain
2.	Advisory vote on compensation paid to the company’s named executive officers.					❑	❑	❑

					1 Year	2 Years	3 Years	Abstain

3.	Advisory vote regarding the frequency of advisory votes on compensation paid to the company's named executive officers.				❑	❑	❑	❑

						For	Against	Abstain
4.	Ratification of the appointment by the audit committee of the board of directors of Ernst & Young LLP as principal independent auditor for 2017.					❑	❑	❑

5.	Approve amendment to the Lilly Directors' Deferral Plan.					❑	❑	❑
The board of directors recommends you vote AGAINST shareholder proposal 6:

6.	Consideration of a shareholder proposal seeking a report regarding direct and indirect political contributions.	❑	❑	❑

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important notice regarding the availability of proxy material for the shareholder meeting to be held May 1, 2017:
The Annual Report and Proxy Statement are available at https://www.lilly.com/annualreport2016.

- - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - -  -  - -

ESOP	E15636-P84740
Lilly Employee 401(k) Plan
Confidential Voting Instructions
To Northern Trust, Trustee
By signing on the reverse side or by voting by phone or Internet, you direct the Trustee to vote (in person or in proxy) as indicated on the reverse side of this card, the number of shares of Eli Lilly and Company Common Stock credited to this account under The Lilly Employee 401(k) Plan or an affiliated plan at the close of business on February 24, 2017, at the Annual Meeting of Shareholders to be held on May 1, 2017, at 11:00 a.m. EDT, and at any adjournment thereof.
If this card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder, the shares will be voted accordingly. If not otherwise specified, the shares represented by this card will be voted with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.
Also, unless you decline by checking the box below, you direct the Trustee to apply this voting instruction pro rata (along with all other participants who provide voting instructions and do not decline as provided below) to all shares of Common Stock held in the plans for which the Trustee receives no voting instructions (the “undirected shares”), except that shares formerly held in The Lilly Employee Stock Ownership Plan (PAYSOP) may only be voted upon the express instruction of the participants to whose accounts the shares are credited. For more information on the voting of the undirected shares, see the Proxy Statement.

	Yes	No
Question 1: Check “no” only if you decline to have your vote applied pro rata to the undirected shares.	❑	❑
These confidential voting instructions will be seen only by authorized representatives of the Trustee.

PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.

NORTHERN TRUST, TRUSTEE C/O IVS, P.O. BOX 17149 WILMINGTON, DE 19885-9801
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on Tuesday, April 25, 2017. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE – (1-800-690-6903)
Transmit your voting instructions by telephone until 11:59 p.m. EDT on Tuesday, April 25, 2017. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date this card and return it in the postage-paid envelope we have provided or return to IVS Associates, Inc., P.O. Box 17149, Wilmington, DE 19885-9801. Card must be received by April 25, 2017.

Important notice regarding the availability of proxy material for the shareholder meeting to be held May 1, 2017: The annual report and proxy statement are available at https://www.lilly.com/annualreport2016.

THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E15635-P84740	KEEP THIS PORTION FOR YOUR RECORDS.
                         - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - -

ESOP	THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY.
ELI LILLY AND COMPANY
The board of directors recommends you vote FOR items 1-2 and 4-5 and for "1 Year" on Item 3:

1.	Election of directors, each for a three-year term.	For	Against	Abstain

	1a. M.L. Eskew	❑	❑	❑

	1b. W.G. Kaelin, Jr.	❑	❑	❑

	1c. J.C. Lechleiter	❑	❑	❑

	1d. D.A. Ricks	❑	❑	❑

	1e. M.S. Runge	❑	❑	❑

						For	Against	Abstain
2.	Advisory vote on compensation paid to the company’s named executive officers.					❑	❑	❑

					1 Year	2 Years	3 Years	Abstain

3.	Advisory vote regarding the frequency of advisory votes on compensation paid to the company's named executive officers.				❑	❑	❑	❑

						For	Against	Abstain
4.	Ratification of the appointment by the audit committee of the board of directors of Ernst & Young LLP as principal independent auditor for 2017.					❑	❑	❑

5.	Approve amendment to the Lilly Directors' Deferral Plan.					❑	❑	❑
The board of directors recommends you vote AGAINST shareholder proposal 6:

6.	Consideration of a shareholder proposal seeking a report regarding direct and indirect political contributions.	❑	❑	❑

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important notice regarding the availability of proxy material for the shareholder meeting to be held May 1, 2017:
The Annual Report and Proxy Statement are available at https://www.lilly.com/annualreport2016.

.

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PAYSOP	E15638-P84740
Lilly Employee 401(k) Plan
Confidential Voting Instructions
To Northern Trust, Trustee
By signing on the reverse side or by voting by phone or Internet, you direct the Trustee to vote (in person or in proxy) as indicated on the reverse side of this card, the number of shares of Eli Lilly and Company Common Stock credited to this account under The Lilly Employee 401(k) Plan or an affiliated plan at the close of business on February 24, 2017, at the Annual Meeting of Shareholders to be held on May 1, 2017, at 11:00 a.m. EDT, and at any adjournment thereof.
If this card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder, the shares will be voted accordingly. If not otherwise specified, the shares represented by this card will be voted with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.
Also, unless you decline by checking the box below, you direct the Trustee to apply this voting instruction pro rata (along with all other participants who provide voting instructions and do not decline as provided below) to all shares of Common Stock held in the plans for which the Trustee receives no voting instructions (the “undirected shares”), except that shares formerly held in The Lilly Employee Stock Ownership Plan (PAYSOP) may only be voted upon the express instruction of the participants to whose accounts the shares are credited. For more information on the voting of the undirected shares, see the Proxy Statement.

	Yes	No
Question 1: Check “no” only if you decline to have your vote applied pro rata to the undirected shares.	❑	❑
These confidential voting instructions will be seen only by authorized representatives of the Trustee.

PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.

NORTHERN TRUST, TRUSTEE C/O IVS, P.O. BOX 17149 WILMINGTON, DE 19885-9801
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on Tuesday, April 25, 2017. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE – (1-800-690-6903)
Transmit your voting instructions by telephone until 11:59 p.m. EDT on Tuesday, April 25, 2017. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date this card and return it in the postage-paid envelope we have provided or return to IVS Associates, Inc., P.O. Box 17149, Wilmington, DE 19885-9801. Card must be received by April 25, 2017.

Important notice regarding the availability of proxy material for the shareholder meeting to be held May 1, 2017: The annual report and proxy statement are available at https://www.lilly.com/annualreport2016.

THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E15637-P84740	KEEP THIS PORTION FOR YOUR RECORDS.
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PAYSOP	THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY.
ELI LILLY AND COMPANY

The board of directors recommends you vote FOR items 1-2 and 4-5 and for "1 Year" on Item 3:

1.	Election of directors, each for a three-year term.	For	Against	Abstain

	1a. M.L. Eskew	❑	❑	❑

	1b. W.G. Kaelin, Jr.	❑	❑	❑

	1c. J.C. Lechleiter	❑	❑	❑

	1d. D.A. Ricks	❑	❑	❑

	1e. M.S. Runge	❑	❑	❑

						For	Against	Abstain
2.	Advisory vote on compensation paid to the company’s named executive officers.					❑	❑	❑

					1 Year	2 Years	3 Years	Abstain

3.	Advisory vote regarding the frequency of advisory votes on compensation paid to the company's named executive officers.				❑	❑	❑	❑

						For	Against	Abstain
4.	Ratification of the appointment by the audit committee of the board of directors of Ernst & Young LLP as principal independent auditor for 2017.					❑	❑	❑

5.	Approve amendment to the Lilly Directors' Deferral Plan.					❑	❑	❑
The board of directors recommends you vote AGAINST shareholder proposal 6:

6.	Consideration of a shareholder proposal seeking a report regarding direct and indirect political contributions.	❑	❑	❑

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date